Exhibit 10.19
CERTAIN INFORMATION IDENTIFIED BY “[***]” HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

LEASE
BETWEEN
ORCHARD COMMONS, LLC
(LANDLORD)
AND
SI-BONE, INC.
(TENANT)
ORCHARD COMMONS
San Jose, California

Exhibit 10.19
CERTAIN INFORMATION IDENTIFIED BY “[***]” HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.
TABLE OF CONTENTS

PAGE
1.01    BASIC LEASE PROVISIONS    1
1.02    ENUMERATION OF EXHIBITS & RIDER(S)    2
1.03    DEFINITIONS    2
ARTICLE TWO - PREMISES, TERM, FAILURE TO GIVE POSSESSION, COMMON AREAS AND PARKING    6
2.01    LEASE OF PREMISES    6
2.02    TERM    6
2.03    FAILURE TO GIVE POSSESSION    6
2.04    AREA OF PREMISES    6
2.05    CONDITION OF PREMISES    6
2.06    COMMON AREAS & PARKING    6
ARTICLE THREE - RENT    7
ARTICLE FOUR - OPERATING EXPENSES RENT ADJUSTMENTS AND PAYMENTS    7
4.01    RENT ADJUSTMENTS    7
4.02    STATEMENT OF LANDLORD    7
4.03    BOOKS AND RECORDS    8
4.04    TENANT OR LEASE SPECIFIC TAXES    8
ARTICLE FIVE - SECURITY DEPOSIT    8
ARTICLE SIX -UTILITIES & SERVICES    9
6.01    LANDLORD'S GENERAL SERVICES    9
6.02    TENANT TO OBTAIN & PAY DIRECTLY    9
6.03    TELEPHONE SERVICES    9
6.04    FAILURE OR INTERRUPTION OF UTILITY OR SERVICE    10
6.05    SIGNAGE    10
ARTICLE SEVEN - POSSESSION, USE AND CONDITION OF PREMISES    10
7.01    POSSESSION AND USE OF PREMISES    10
7.02    HAZARDOUS MATERIAL    11
7.03    LANDLORD ACCESS TO PREMISES; APPROVALS    12
7.04    QUIET ENJOYMENT    12
ARTICLE EIGHT - MAINTENANCE    13
8.01    LANDLORD'S MAINTENANCE    13
8.02    TENANT'S MAINTENANCE    13
ARTICLE NINE - ALTERATIONS AND IMPROVEMENTS    14
9.01    TENANT ALTERATIONS    14
9.02    LIENS    15
ARTICLE TEN - ASSIGNMENT AND SUBLETTING    15
10.01    ASSIGNMENT AND SUBLETTING    15
10.02    RECAPTURE    16
10.03    EXCESS RENT    16
10.04    TENANT LIABILITY    17
10.05    ASSUMPTION AND ATTORNMENT    17
ARTICLE ELEVEN - DEFAULT AND REMEDIES    17
11.01    EVENTS OF DEFAULT    17
11.02    LANDLORD'S REMEDIES    17
11.03    ATTORNEY'S FEES    19
11.04    BANKRUPTCY    19
11.05    LANDLORD’S DEFAULT    19
ARTICLE TWELVE - SURRENDER OF PREMISES    20
ARTICLE THIRTEEN - HOLDING OVER    20
ARTICLE FOURTEEN - DAMAGE BY FIRE OR OTHER CASUALTY    20
14.01    SUBSTANTIAL UNTENANTABILITY    20
14.02    INSUBSTANTIAL UNTENANTABILITY    21
14.03    RENT ABATEMENT    21
14.04    WAIVER OF STATUTORY REMEDIES    21
ARTICLE FIFTEEN - EMINENT DOMAIN    21
    i

Exhibit 10.19
CERTAIN INFORMATION IDENTIFIED BY “[***]” HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.
15.01    TAKING OF WHOLE OR SUBSTANTIAL PART    21
15.02    TAKING OF PART    22
15.03    COMPENSATION    22
ARTICLE SIXTEEN - INSURANCE    22
16.01    TENANT'S INSURANCE    22
16.02    FORM OF POLICIES    22
16.03    LANDLORD'S INSURANCE    22
16.04    WAIVER OF SUBROGATION    22
16.05    NOTICE OF CASUALTY    23
ARTICLE SEVENTEEN - WAIVER OF CLAIMS AND INDEMNITY    23
17.01    WAIVER OF CLAIMS    23
17.02    INDEMNITY BY TENANT    23
17.03    WAIVER OF CONSEQUENTIAL DAMAGES    24
ARTICLE EIGHTEEN - RULES AND REGULATIONS    24
ARTICLE NINETEEN - LANDLORD'S RESERVED RIGHTS    24
ARTICLE TWENTY - ESTOPPEL CERTIFICATE    24
20.01    IN GENERAL    24
20.02    ENFORCEMENT    25
ARTICLE TWENTY-ONE – INTENTIONALLY OMITTED    25
ARTICLE TWENTY-TWO - REAL ESTATE BROKERS    25
ARTICLE TWENTY-THREE - MORTGAGEE PROTECTION    25
23.01    SUBORDINATION AND ATTORNMENT    25
23.02    MORTGAGEE PROTECTION    25
ARTICLE TWENTY-FOUR - NOTICES    25
ARTICLE TWENTY-FIVE – SANCTIONS LIST    26
ARTICLE TWENTY-SIX - MISCELLANEOUS    26
26.01    LATE CHARGES    26
26.02    NO JURY TRIAL; VENUE; JURISDICTION    27
26.03    DEFAULT UNDER OTHER LEASE    27
26.04    OPTION    27
26.05    TENANT AUTHORITY    27
26.06    ENTIRE AGREEMENT    27
26.07    MODIFICATION OF LEASE FOR BENEFIT OF MORTGAGEE    27
26.08    EXCULPATION    27
26.09    ACCORD AND SATISFACTION    27
26.10    LANDLORD'S OBLIGATIONS ON SALE OF BUILDING    27
26.11    BINDING EFFECT    28
26.12    CAPTIONS    28
26.13    TIME; APPLICABLE LAW; CONSTRUCTION    28
26.14    ABANDONMENT    28
26.15    LANDLORD'S RIGHT TO PERFORM TENANT'S DUTIES    28
26.16    SECURITY SYSTEM    28
26.17    NO LIGHT, AIR OR VIEW EASEMENTS    28
26.18    RECORDATION    28
26.19    SURVIVAL    29
26.20    RIDERS    29
26.21    DISCLOSURE REGARDING CERTIFIED ACCESS SPECIALIST    29
26.22    UTILITY USAGE INFORMATION    29
26.23    QUALIFIED COMMERCIAL TENANTS    29
26.24    COUNTERPARTS    29

    ii

Exhibit 10.19
CERTAIN INFORMATION IDENTIFIED BY “[***]” HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.
LEASE

ARTICLE ONE
BASIC LEASE PROVISIONS
1.01    BASIC LEASE PROVISIONS
In the event of any conflict between these Basic Lease Provisions and any other Lease provision, such other Lease provision shall control.
(1)    PROJECT, BUILDING AND ADDRESS:
Project:
Orchard Commons
2688, 2698, 2702, 2708 ,and 2728 Orchard Parkway and 2720 Orchard Parkway/88 West Plumeria
San Jose, California 95134
Building:
88 West Plumeria Drive
San Jose, California 95134
(2)    LANDLORD AND ADDRESS:
Orchard Commons, LLC,
a Florida limited liability company
Notices to Landlord shall be addressed:
Orchard Commons, LLC
c/o [***]
300 Santana Row, Fifth Floor
San Jose, CA  95128
Attention: Property Manager – Orchard Commons
with copies to the following:
Orchard Commons, LLC
c/o MetLife Real Estate
425 Market Street, Suite 1050
San Francisco, CA 94105
Attention: Director, Equity Group
and
Orchard Commons, LLC
c/o MetLife Real Estate
425 Market Street, Suite 1050
San Francisco, CA 94105
Attention: Associate General Counsel

(3)    TENANT AND CURRENT ADDRESS:

(a)    Name:                    SI-BONE, INC.
(b)    State of [formation and type of entity]:    a Delaware corporation
(c)    Federal Tax Identification Number:    [***]
Tenant shall promptly notify Landlord of any change in the foregoing items.
Notices to Tenant shall be addressed to Tenant at the Premises
(4)    DATE OF LEASE:  as of February 20, 2026
(5)    LEASE TERM: One hundred two (102) full calendar months
(6)    PROJECTED COMMENCEMENT DATE: October 1, 2026
(7)    PROJECTED EXPIRATION DATE:  March 31, 2035

Exhibit 10.19
CERTAIN INFORMATION IDENTIFIED BY “[***]” HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.
(8)    MONTHLY BASE RENT (initial monthly installment due upon Tenant’s execution):

Period from/to	Monthly
Month 1 – Month 12	$128,736.75*
Month 13 – Month 24	$132,607.27
Month 25 – Month 36	$136,604.00
Month 37 – Month 48	$140,684.87
Month 49 – Month 60	$144,891.95
Month 61 – Month 72	$149,225.25
Month 73 – Month 84	$153,684.75
Month 85 – Month 96	$158,312.55
Month 97 – Month 102	$163,066.55

*Notwithstanding anything in the foregoing to the contrary, provided that a Default (as defined in Section 11.01) by Tenant has not previously occurred, Landlord agrees to forbear in the collection of and abate the Monthly Base Rent due and payable for the first six (6) full calendar months of the Term totaling not more than Seven Hundred Seventy-Two Thousand Four Hundred Twenty and 50/100 Dollars ($772,420.50) in the aggregate (collectively, “Abated Rent”); provided, further, that in the event of a Default by Tenant at any time prior to the last day of the 102nd full calendar month following the Commencement Date (the "Outside Month") that results in termination of the Lease, a fraction of all previously Abated Rent, the numerator of which shall be the number of months remaining from and including the month in which such Default occurs until and including the Outside Month, and the denominator of which shall be the number of months from and including the month in which the Commencement Date occurs until and including the Outside Month, shall be immediately due and payable in full at that time without the necessity of further notice or action by Landlord..
(9)    RENT ADJUSTMENT DEPOSIT (initial monthly rate, until further notice): $34,329.80
                        (initial monthly installment due upon Tenant’s execution)
(10)    RENTABLE AREA OF THE PREMISES:    50,485 square feet
(11)    RENTABLE AREA OF THE PROJECT:    319,864 square feet
(12)    SECURITY:    The cash and/or Letter of Credit in the amount of $163,066.55 (and any proceeds of the Letter of Credit drawn and held by Landlord) as provided in Article Five.
(13)    SUITE NUMBER &/OR ADDRESS OF PREMISES: 88 West Plumeria Drive, San Jose, California
(14)    TENANT'S SHARE:    15.78%
(15)    TENANT'S USE OF PREMISES:        Office, assembly, research and development, medical device lab, light manufacturing, warehousing, distribution, machine shop, administration and shipping in connection with such medical device lab use.
(16)    PARKING SPACES:    176 unreserved parking spaces
(17)    BROKERS:
Landlord's Broker:    [***]
Tenant's Broker:        [***]
1.02    ENUMERATION OF EXHIBITS & RIDER(S)
The Exhibits and Rider(s) set forth below and attached to this Lease are incorporated in this Lease by this reference:
EXHIBIT A Plan of Premises
EXHIBIT B Workletter Agreement
EXHIBIT C Site Plan of Project
EXHIBIT D Permitted Hazardous Material
EXHIBIT E Fair Market Rental Rate
EXHIBIT F Form of Letter of Credit
RIDER 1 Commencement Date Agreement
RIDER 2 Additional Provisions
RIDER 3 Landlord’s Sustainability Policies
1.03    DEFINITIONS

Exhibit 10.19
CERTAIN INFORMATION IDENTIFIED BY “[***]” HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.
For purposes hereof, the following terms shall have the following meanings:
ADJUSTMENT YEAR: The applicable calendar year or any portion thereof after the Commencement Date of this Lease for which a Rent Adjustment computation is being made.
AFFILIATE: Any Person (as defined below) which is currently owned or controlled by, owns or controls, or is under common ownership or control with Tenant. For purposes of this definition, the word "control," as used above means, with respect to a Person that is a corporation, the right to exercise, directly or indirectly, more than fifty percent (50%) of the voting rights attributable to the shares of the controlled corporation and, with respect to a Person that is not a corporation, the possession, directly or indirectly, of the power at all times to direct or cause the direction of the management and policies of the controlled Person. The word Person means an individual, partnership, trust, corporation, firm or other entity.
BUILDING: Each building in which the Premises is located, as specified in Section 1.01.
COMMENCEMENT DATE: The date specified in Section 1.01 as the Projected Commencement Date, unless changed by operation of Article Two or Rider 2.
COMMON AREAS: All areas of the Project made available by Landlord from time to time for the general common use or benefit of the tenants of the Building or Project, and their employees and invitees, or the public, as such areas currently exist and as they may be changed from time to time.
DECORATION: Tenant Alterations which do not require a building permit and which do not affect the facade or roof of the Building, or involve any of the structural elements of the Building, or involve any of the Building's systems, including its electrical, mechanical, plumbing, security, heating, ventilating, air-conditioning, communication, and fire and life safety systems.
DEFAULT RATE: Two (2) percentage points above the rate then most recently announced by Bank of America N.T. & S.A. at its national headquarters as its corporate base lending rate, from time to time announced, but in no event higher than the maximum rate permitted by Law.
DELIVERY DATE: The date for Landlord’s delivery to Tenant of possession of the Premises, if different from the Commencement Date, as provided in Rider 2.
ENVIRONMENTAL LAWS: All Laws governing the use, storage, disposal or generation of any Hazardous Material or pertaining to environmental conditions on, under or about the Premises or any part of the Project, including the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.), and the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. Section 6901 et seq.).
EXPIRATION DATE: The date specified in Section 1.01 unless changed by operation of Article Two.
FORCE MAJEURE: Any accident, casualty, act of God, war or civil commotion, strike or labor troubles, or any cause whatsoever beyond the reasonable control of Landlord, including water shortages, energy shortages or governmental preemption in connection with an act of God, a national emergency, or by reason of Law, or by reason of the conditions of supply and demand which have been or are affected by act of God, war or other emergency.
HAZARDOUS MATERIAL: Such substances, material and wastes which are or become regulated under any Environmental Law; or which are classified as hazardous or toxic or medical waste or biohazardous waste under any Environmental Law; and explosives, firearm ammunition, flammable material, radioactive material, asbestos, polychlorinated biphenyls and petroleum and its byproducts. Hazardous Material shall include by way of illustration, and without limiting the generality of the foregoing, the following: (i) those substances included within the definitions of "hazardous substances," "hazardous materials," "toxic substances" or "solid waste" under all present and future federal, state and local laws (whether under common law, statute, rule, regulation or otherwise) relating to the protection of human health or the environment, including California Senate Bill 245 (Statutes of 1987, Chapter 1302), the Safe Drinking Water and Toxic Enforcement Act of 1986 (commonly known as Proposition 65) and the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901 et seq., and the Hazardous Materials Transportation Act, 49 U.S.C. Sections 1801, et seq., all as heretofore and hereafter amended, or in any regulations promulgated pursuant to said laws; (ii) those substances defined as "hazardous wastes" in Section 25117 of the California Health & Safety Code or as "hazardous substances" in Section 25316 of the California Health & Safety Code, or in any regulations promulgated pursuant to said laws; (iii) those substances listed in the United States Department of Transportation Table (49 CFR 172.101 and amendments thereto) or designated by the Environmental Protection Agency (or any successor agency) as hazardous substances (see, e.g., 40 CFR Part 302 and amendments thereto); (iv) such other substances, materials and wastes which are or become regulated under applicable local, state or federal law or by the United States government or which are or become classified as hazardous or toxic under federal, state or local laws or regulations, including California Health & Safety Code, Division 20, and Title 26 of the California Code of Regulations; and (v) any material, waste or substance which contains petroleum, asbestos or polychlorinated biphenyls, is designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act of 1977, 33 U.S.C. Sections 1251, et seq. (33 U.S.C. § 1321), is listed pursuant to Section 307 of the Clean Water Act of 1977 (33 U.S.C. § 1317), or contains any flammable, explosive or radioactive material.

Exhibit 10.19
CERTAIN INFORMATION IDENTIFIED BY “[***]” HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.
INDEMNITEES: Collectively, Landlord, any Mortgagee or ground lessor of the Property, the property manager and the leasing manager for the Property and their respective directors, officers, agents and employees.
LAND: The parcel(s) of real estate on which the Building and Project are located.
LANDLORD WORK: None.
LAWS OR LAW: All laws, ordinances, rules, regulations, other requirements, orders, rulings or decisions adopted or made by any governmental body, agency, department or judicial authority having jurisdiction over the Property, the Premises or Tenant's activities at the Premises and any covenants, conditions or restrictions of record which affect the Property.
LEASE: This instrument and all exhibits and riders attached hereto, as may be amended from time to time.
LEASE YEAR: The twelve month period beginning on the first day of the first month following the Commencement Date (unless the Commencement Date is the first day of a calendar month in which case beginning on the Commencement Date), and each subsequent twelve month, or shorter, period until the Expiration Date.
MONTHLY BASE RENT: The monthly rent specified in Section 1.01.
MORTGAGEE: Any holder of a mortgage, deed of trust or other security instrument encumbering the Property.
NATIONAL HOLIDAYS: New Year's Day, President’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day and other holidays recognized by the Landlord and any janitorial or other unions servicing the Building in accordance with their contracts.
OPERATING EXPENSES: All Taxes, costs, expenses and disbursements of every kind and nature which Landlord shall pay or become obligated to pay in connection with the ownership, management, operation, maintenance, repair and replacement of the Project, all buildings and parts thereof, as follows, with such adjustments and exclusions as follow:
(a)    Subject to the Exclusions specifically set forth in Subsection (c) below, Operating Expenses shall include the following, by way of illustration only and not limitation: (1) all commercially reasonable costs, expenses and disbursements, including all charges of independent contractors, for all operation, services, maintenance, repair and replacements (and if any replacements are classified as capital costs, they shall be amortized as described in item (a)(6) below) provided by Landlord pursuant to Section 6.01, Section 8.01 or any other provision of the Lease, including all inspection contracts for the roof and roof membrane, preventive maintenance contracts, maintenance contracts or service contracts with respect to any of the foregoing; (2) all insurance premiums and other costs (including deductibles), including the cost of rental insurance (“Insurance Expenses”); (3) all license, permit and inspection fees; (4) all costs of water, sewer, or other utility or service which Landlord provides (and which Tenant does not itself provide or directly contract for and which is not separately metered or sub-metered to Tenant); (5) all costs of changing power, telephone or utility providers for the Building or Project; (6) all costs of capital improvements made or capital assets acquired for the Building or Project that are intended to comply with Laws, reduce or control Operating Expenses or are reasonably necessary for the health or safety of the occupants of the Project or needed to operate and/or maintain or repair the Property, Building Common Area and/or the Site at substantially the same levels in quality as prior to such improvement, all of which capital costs, and all capital costs recoverable pursuant to item (a)(1) above, shall be amortized on a straight-line basis over the useful life of such improvements, together with interest at a rate of the lesser of eight percent (8%) per annum or the maximum rate permitted by law, on the unamortized balance; (7) all dues, assessments and other expenses pursuant to any covenants, conditions and restrictions, or any reciprocal easements, or any owner’s association now or hereafter affecting the Project; (8) all costs and expenses related to Landlord's retention of consultants in connection with the routine review, inspection, testing, monitoring, analysis and control of Hazardous Material, retention of consultants in connection with the clean-up of Hazardous Material, and all costs and expenses related to the implementation of recommendations made by such consultants concerning the use, generation, storage, manufacture, production, storage, release, discharge, disposal or clean-up of Hazardous Material on, under or about the Premises or the Project; (9) all costs and fees incurred by Landlord in connection with the management and operation of this Lease and the Project, including the cost of those services which are customarily performed by a property management services company provided, however, the management fee shall not exceed two and one-half percent (2.5%) of the gross revenues of the Project; (10) all wages, salaries, payroll taxes, fringe benefits and other labor costs, including the cost of workers' compensation and disability insurance in connection with any of the foregoing; (11) all supplies, materials, equipment and tools in connection with any of the foregoing; (12) all fees or other charges incurred in connection with membership in any energy conservation, air quality, environmental, traffic management or similar organization; (13) costs and expenses of repairs, resurfacing, repairing, maintenance, painting, lighting and similar items, including appropriate reserves; and (14) Taxes. If any Operating Expense, though paid in one year, relates to more than one calendar year, at the option of Landlord such expense may be proportionately allocated among such related calendar years.
(b)    Operating Expenses shall be adjusted as described in this Subsection. In the event the Project (or any building thereof) is less than 100% occupied during all of any Adjustment Year, or any tenant provides itself (or contracts directly for) a service of a type which Landlord would supply under the Lease and which costs would be included in Operating Expenses if paid or incurred by Landlord, or any such tenant is separately metered or sub-metered for such service, or any tenant pays directly to a third party or directly reimburses Landlord for an item of Operating Expenses (for example, paying Taxes directly to the taxing authority or reimbursing Landlord directly for Taxes), then Operating Expenses that vary with occupancy for such Adjustment Year shall be increased, employing

Exhibit 10.19
CERTAIN INFORMATION IDENTIFIED BY “[***]” HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.
sound management practices, to equal the amount of Operating Expenses that vary with occupancy that would have been paid or incurred by Landlord had the Project and buildings been 100% occupied, on the average, during the entire Adjustment Year and had such service been provided without separate metering or sub-metering or had such direct payment or reimbursement not been made, and the amount so determined shall be deemed to have been the amount of Operating Expenses for such Adjustment Year; provided, however, that such adjustment shall fairly allocate variable Operating Expenses so that Landlord does not, as a result of such adjustment, receive reimbursements from tenants in excess of its expenditures. If Tenant pays or directly reimburses Landlord for such category of Operating Expense, such category of Operating Expense shall be excluded from the determination of Operating Expenses for the purposes of this Lease.
(c)    Operating Expenses shall not include the following (“Exclusions”): (1) costs of alterations solely attributable to space to be occupied by Tenant or other new or existing tenants of the Project; (2) depreciation charges; (3) interest and principal payments on loans (except for interest on the unamortized balance of capital expenditures or improvements which Landlord is allowed to include in Operating Expenses as provided above); (4) ground rental payments; (5) real estate brokerage and leasing commissions; (6) advertising and marketing expenses; (7) repairs to the extent reimbursed by net proceeds of insurance or net payments by third parties; (8) expenses incurred in negotiating leases of other tenants in the Project or enforcing lease obligations of other tenants in the Project; (9) replacement of or structural repairs to: (a) the roof, (b) the exterior walls, (c) foundation or other structural elements (if any) of the Building; (10) Wages and benefits of employees who do not devote substantially all of their time to the Building unless such wages and benefits are prorated to reflect time spent on operating and managing the Building vis-a-vis time spent on matters unrelated to operating and managing the Building and employees above the level of manager of the Building; (11) reserves of any kind; (12) costs, fees and compensation (excluding, however, management fees) paid to Landlord or to subsidiaries or affiliates of Landlord for services in the Building to the extent the same exceed the charges for comparable services rendered by unaffiliated third parties of comparable stature and reputation; (13) costs to be made at Landlord’s sole cost elsewhere in this Lease; and (14) costs of earthquake insurance deductible allocable to the Building in excess of One Hundred Thousand ($100,000) per calendar year (the “Annual Limit”); provided however, to the extent that such costs in any calendar year exceed such amount, such excess costs may be amortized over the lesser or (i) the average useful life of the repaired or replaced item as reasonably determined by Landlord, or (ii) 10 years, in each case, together with interest thereon at the Reference Rate, and included in Operating Expenses allocable to the Building in subsequent years, but not in excess of such Annual Limit per calendar year.
PREMISES: The space located in the Building at the Suite Number listed in Section 1.01 and depicted on Exhibit A attached hereto.
PROJECT or PROPERTY: As of the date hereof, the Project is known as Orchard Commons and consists of (a) those buildings (including the Building) whose general location are shown on the Site Plan of the Project attached as Exhibit C, located in San Jose, California, (b) associated vehicular and parking areas, landscaping and improvements; (c) the Land on which the foregoing are located and any associated interests in real property; (d) the personal property, fixtures, machinery, equipment, systems and apparatus located in or used in conjunction with any of the foregoing. The Project may also be referred to as the Property. Landlord reserves the right from time to time to add or remove buildings, areas and improvements to or from the Project. In the event of any such addition or removal which affects Rentable Area of the Project, Landlord shall make a corresponding recalculation and adjustment of any affected Rentable Area and Tenant’s Share.
REAL PROPERTY: The Property excluding any personal property.
RENT: Collectively, Monthly Base Rent, Rent Adjustments and Rent Adjustment Deposits, and all other charges, payments, late fees or other amounts required to be paid by Tenant under this Lease.
RENT ADJUSTMENT: Any amounts owed by Tenant for payment of Operating Expenses. The Rent Adjustments shall be determined and paid as provided in Article Four.
RENT ADJUSTMENT DEPOSIT: An amount equal to Landlord's estimate of the Rent Adjustment attributable to each month of the applicable Adjustment Year. On or before the Commencement Date and beginning of each Adjustment Year or with Landlord's Statement (defined in Article Four), Landlord may estimate and notify Tenant in writing of its estimate of Operating Expenses. The Rent Adjustment Deposit is applicable at the beginning of the Term and until further notice shall be the amount, if any, specified in Section 1.01. Nothing contained herein shall be construed to limit the right of Landlord from time to time during any calendar year to revise its estimate of Operating Expenses and to notify Tenant in writing thereof and of revision by prospective adjustments in Tenant's Rent Adjustment Deposit payable over the remainder of such year. The last estimate by Landlord shall remain in effect as the applicable Rent Adjustment Deposit unless and until Landlord notifies Tenant in writing of a change.
RENTABLE AREA OF THE BUILDING: The amount of square footage set forth in Section 1.01, which represents the sum of the rentable area of all space intended for occupancy in the Building and which is subject to the provisions of Section 2.04.
RENTABLE AREA OF THE PREMISES: The amount of square footage set forth in Section 1.01, subject to the provisions of Section 2.04.
RENTABLE AREA OF THE PROJECT: The amount of square footage set forth in Section 1.01, which represents the sum of the rentable area of all space intended for occupancy in the Project.

Exhibit 10.19
CERTAIN INFORMATION IDENTIFIED BY “[***]” HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.
SECURITY: The cash and/or Letter of Credit, if any, specified in Section 1.01 as Security paid and/or delivered to Landlord as security for Tenant's performance of its obligations under this Lease, and any proceeds of the Letter of Credit drawn and held by Landlord, all as more particularly provided in Article Five.
SUBSTANTIALLY COMPLETE or SUBSTANTIAL COMPLETION: The completion of the Tenant Work, except for minor insubstantial details of construction, decoration or mechanical adjustments which remain to be done.
TAXES: All federal, state and local governmental taxes, assessments (including assessment bonds) and charges of every kind or nature, whether general, special, ordinary or extraordinary, which Landlord shall pay or become obligated to pay because of or in connection with the ownership, leasing, management, control or operation of the Property or any of its components (including any personal property used in connection therewith), which may also include any rental or similar taxes levied in lieu of or in addition to general real and/or personal property taxes. For purposes hereof, Taxes for any year shall be Taxes which are assessed for any period of such year, whether or not such Taxes are billed and payable in a subsequent calendar year. There shall be included in Taxes for any year the amount of all fees, costs and expenses (including reasonable attorneys' fees) paid by Landlord during such year in seeking or obtaining any refund or reduction of Taxes. Taxes for any year shall be reduced by the net amount of any tax refund received by Landlord attributable to such year. If a special assessment payable in installments is levied against any part of the Property, Taxes for any year shall include only the installment of such assessment and any interest payable or paid during such year. Taxes shall not include any federal or state inheritance, documentary transfer, franchise, general or net income, gift or estate taxes, except that if a change occurs in the method of taxation resulting in whole or in part in the substitution of any such taxes, or any other assessment, for any Taxes as above defined, such substituted taxes or assessments shall be included in the Taxes.
TENANT ADDITIONS: Collectively, Tenant Work and Tenant Alterations.
TENANT ALTERATIONS: Any alterations, improvements, additions, installations or construction in or to the Premises or any Real Property systems serving the Premises done or caused to be done by Tenant after the date hereof, whether prior to or after the Commencement Date (including Tenant Work).
TENANT PARTIES: As defined in Section 7.01.
TENANT WORK: All work installed or furnished to the Premises by Tenant in connection with Tenant’s initial occupancy pursuant to Rider 2.
TENANT'S SHARE: Shall mean the percentage specified in Section 1.01 which represents the ratio of the Rentable Area of the Premises to the Rentable Area of the Project, subject to the provisions of Section 2.04.
TERM: The term of this Lease commencing on the Commencement Date and expiring on the Expiration Date.
TERMINATION DATE: The Expiration Date or such earlier date as this Lease terminates or Tenant's right to possession of the Premises terminates.
WORKLETTER: The agreement regarding the manner of completion of Landlord Work, if any, and Tenant Work, if any, set forth on Exhibit B hereto.
ARTICLE TWO
PREMISES, TERM, FAILURE TO GIVE POSSESSION, COMMON AREAS AND PARKING
2.01    LEASE OF PREMISES
Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises for the Term and upon the terms, covenants and conditions provided in this Lease.
2.02    TERM
(a)    The Commencement Date shall be the earlier to occur of
(i) the Projected Commencement Date, or
(ii) the date of Tenant’s commencement of its business operations (and its machine shop and warehouse functions) in substantially all of the Premises, provided that Tenant’s change of address to the Premises shall not, by such action itself, be deemed commencement of its business operations.
    (b)    Within thirty (30) days after delivery to Tenant of the proposed Commencement Date Agreement in the         form attached as Rider 1 hereto, Landlord and Tenant shall enter into the Commencement Date             Agreement confirming the Commencement Date and the Expiration Date. If Tenant fails to enter into         such agreement, then the Commencement Date and the Expiration Date shall be the dates designated         by Landlord in such agreement.
2.03    FAILURE TO GIVE POSSESSION
See Rider 2.

Exhibit 10.19
CERTAIN INFORMATION IDENTIFIED BY “[***]” HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.
2.04    AREA OF PREMISES
Landlord and Tenant agree that for all purposes of this Lease the Rentable Area of the Premises, the Rentable Area of the Building and the Rentable Area of the Project as set forth in Article One are controlling, and are not subject to revision after the date of this Lease. Landlord shall not have any right to relocate the Premises during the Term.
2.05    CONDITION OF PREMISES
See Rider 2.
2.06    COMMON AREAS & PARKING
(a)    Right to Use Common Areas.  Tenant shall have the non-exclusive right, in common with others, to the use of any common entrances, ramps, drives and similar access and serviceways and other Common Areas in the Project. The rights of Tenant hereunder in and to the Common Areas shall at all times be subject to the rights of Landlord and other tenants and owners in the Project who use the same in common with Tenant, and it shall be the duty of Tenant to keep all the Common Areas free and clear of any obstructions created or permitted by Tenant or resulting from Tenant's operations. Tenant shall not use the Common Areas or common facilities of the Building or the Project, including the Building's electrical room, parking lot or trash enclosures, for storage purposes. Nothing herein shall affect the right of Landlord at any time to remove any persons not authorized to use the Common Areas or common facilities from such areas or facilities or to prevent their use by unauthorized persons.
(b)    Changes in Common Areas.  Landlord reserves the right, at any time and from time to time to (1) make alterations in or additions to the Common Areas or common facilities of the Project, including constructing new buildings or changing the location, size, shape or number of the driveways, entrances, parking spaces, parking areas, loading and unloading areas, landscape areas and walkways, (2) designate property to be included in or eliminate property from the Common Areas or common facilities of the Project, (3) close temporarily any of the Common Areas or common facilities of the Project for maintenance purposes, and (4) use the Common Areas and common facilities of the Project while engaged in making alterations in or additions and repairs to the Project; provided, however, that reasonable access to the Premises and parking at or near the Project remains available.
(c)    Parking.  During the Term, Tenant (and its employees) shall be permitted, without a parking charge except as provided below, to park up to the number of passenger vehicles set forth in (or determined in accordance with any formula, if any, set forth in) Section 1.01, on an unreserved basis, in the common parking areas as designated by Landlord from time to time for use by occupants of the Building. Tenant acknowledges and agrees that the parking spaces in the Project's parking facility may include a mixture of spaces for compact vehicles as well as full-size passenger automobiles, and that Tenant shall not use parking spaces for vehicles larger than the striped size of the parking spaces. Tenant agrees to comply with those parking regulations and rules which Landlord establishes from time to time (which may include Landlord’s designation of reserved spaces and the requirement that vehicles bear a permanently affixed sticker) and, in the event a surcharge or regulatory fee may be imposed by any governmental authority with reference to parking, Tenant shall pay, per vehicle, to Landlord in advance (monthly or on such other basis as may be imposed by the governmental authority) such surcharge or fee as additional rent under this Lease. Tenant agrees that no vehicles belonging to, or subject to the control of Tenant or its employees, shall be “stored” in the parking area or parked overnight. If any vehicle is using the parking or loading areas contrary to any provision of this Section, Landlord shall have the right, in addition to all other rights and remedies of Landlord under this Lease, to remove or tow away the vehicle without prior notice to Tenant, and the cost thereof shall be paid to Landlord within ten (10) days after notice from Landlord to Tenant.
ARTICLE THREE
RENT
Tenant agrees to pay to Landlord at the first office specified in Section 1.01, or to such other persons, or at such other places designated by Landlord, without any prior demand therefor in immediately available funds and without any deduction or offset whatsoever, Rent, including Monthly Base Rent and Rent Adjustments in accordance with Article Four, during the Term. Monthly Base Rent shall be paid monthly in advance on the first day of each month of the Term, except that the first installment of Monthly Base Rent shall be paid by Tenant to Landlord concurrently with execution of this Lease. Monthly Base Rent shall be prorated for partial months within the Term. Unpaid Rent shall bear interest at the Default Rate from the date due until paid. Tenant's covenant to pay Rent shall be independent of every other covenant in this Lease.
ARTICLE FOUR
OPERATING EXPENSES, RENT ADJUSTMENTS AND PAYMENTS
4.01    RENT ADJUSTMENTS
Tenant shall pay to Landlord Rent Adjustments, including Rent Adjustment Deposits, with respect to each Adjustment Year as follows:
(1)    The Rent Adjustment Deposit representing Tenant’s Share of Operating Expenses for the applicable Adjustment Year monthly in advance during the Term at the same time and manner as for payment of Monthly Base Rent, including advance payment of the first installment of the Rent Adjustment Deposit upon execution and delivery of this Lease; and

Exhibit 10.19
CERTAIN INFORMATION IDENTIFIED BY “[***]” HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.
(2)    Any Rent Adjustments due in excess of the Rent Adjustment Deposits in accordance with Section 4.02. Rent Adjustments due from Tenant to Landlord for any Adjustment Year shall be Tenant's Share of Operating Expenses for such year.
4.02    STATEMENT OF LANDLORD
Within one hundred twenty (120) days after the end of each Adjustment Year within the Term, or as soon thereafter as reasonably possible, Landlord will furnish Tenant a reasonably detailed statement ("Landlord's Statement") showing the following:
(1)    Operating Expenses for the last Adjustment Year;
(2)    The amount of Rent Adjustments due Landlord for the last Adjustment Year, less credit for Rent Adjustment Deposits paid, if any; and
(3)    Any change in the Rent Adjustment Deposit due monthly in the current Adjustment Year, including the amount or revised amount due for months preceding any such change pursuant to Landlord's Statement.
Tenant shall pay to Landlord within thirty (30) days after receipt of such statement any amounts for Rent Adjustments then due in accordance with Landlord's Statement. Any amounts due from Landlord to Tenant pursuant to this Section shall be credited to the Rent Adjustment Deposit next coming due, or refunded to Tenant if the Term has already expired provided Tenant is not in default hereunder. No interest or penalties shall accrue on any amounts which Landlord is obligated to credit or refund to Tenant by reason of this Section 4.02. Landlord's failure to deliver Landlord's Statement or to compute the amount of the Rent Adjustments shall not constitute a waiver by Landlord of its right to deliver such items nor constitute a waiver or release of Tenant's obligations to pay such amounts. The Rent Adjustment Deposit shall be credited against Rent Adjustments due for the applicable Adjustment Year. During the last complete calendar year or during any partial calendar year in which the Lease terminates, Landlord may include in the Rent Adjustment Deposit its estimate of Rent Adjustments which may not be finally determined until after the termination of this Lease. Tenant's obligation to pay Rent Adjustments survives the expiration or termination of the Lease. Notwithstanding the foregoing, in no event shall the sum of Monthly Base Rent and the Rent Adjustments be less than the Monthly Base Rent payable.
4.03    BOOKS AND RECORDS
Landlord shall maintain books and records showing Operating Expenses and Taxes in accordance with sound accounting and management practices, consistently applied. The Tenant or its representative (which representative shall be a certified public accountant licensed to do business in the state in which the Property is located and whose primary business is certified public accounting) shall have the right, for a period of sixty (60) days following the date upon which Landlord's Statement is delivered to Tenant, to examine the Landlord's books and records with respect to the items in the foregoing statement of Operating Expenses and Taxes during normal business hours, upon written notice, delivered at least three (3) business days in advance. If Tenant does not object in writing to Landlord's Statement within sixty (60) days of Tenant's receipt thereof, specifying the nature of the item in dispute and the reasons therefor, then Landlord's Statement shall be considered final and accepted by Tenant. Any amount due to the Landlord as shown on Landlord's Statement, whether or not disputed by Tenant as provided herein shall be paid by Tenant when due as provided above, without prejudice to any such written exception. If Tenant elects to have Landlord’s books and records examined, Tenant shall bear the cost of such examination, unless such examination discloses that Landlord has overstated the total costs payable by Tenant, and such overstatement is later confirmed by mutual agreement of the parties or by a court of competent jurisdiction, by more than five percent (5%) of the actual amount of such costs, in which event Landlord shall pay Tenant's reasonable and actual costs of such examination (not to exceed $3,000.00). Landlord shall promptly refund any overcharges to Tenant.
4.04    TENANT OR LEASE SPECIFIC TAXES
In addition to Monthly Base Rent, Rent Adjustments, Rent Adjustment Deposits and other charges to be paid by Tenant, Tenant shall pay to Landlord, upon demand, any and all taxes payable by Landlord (other than federal or state inheritance, general income, gift or estate taxes) whether or not now customary or within the contemplation of the parties hereto: (a) upon, allocable to, or measured by the Rent payable hereunder, including any gross receipts tax or excise tax levied by any governmental or taxing body with respect to the receipt of such rent; or (b) upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; or (c) upon the measured value of Tenant's personal property or trade fixtures located in the Premises or in any storeroom or any other place in the Premises or the Property, or the areas used in connection with the operation of the Property, it being the intention of Landlord and Tenant that, to the extent possible, Tenant shall cause such taxes on personal property or trade fixtures to be billed to and paid directly by Tenant; (d) resulting from Tenant Work or Tenant Alterations to the Premises, whether title thereto is in Landlord or Tenant; or (e) upon this transaction. Taxes paid by Tenant pursuant to this Section 4.04 shall not be included in any computation of Taxes as part of Operating Expenses.
ARTICLE FIVE
SECURITY DEPOSIT
(a)    Tenant, at Tenant’s sole cost and expense, shall provide Landlord, simultaneously with Tenant’s execution and delivery of this Lease to Landlord, with the “Letter of Credit” (defined below) as security (“Security”) for the full and faithful performance by Tenant of each and every term, provision, covenant, and condition of this Lease. If

Exhibit 10.19
CERTAIN INFORMATION IDENTIFIED BY “[***]” HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.
Tenant fails timely to perform any of the terms, provisions, covenants and conditions of this Lease or any other document executed by Tenant in connection with this Lease, including, but not limited to, the payment of Rent or the repair of damage to the Premises caused by Tenant (excluding normal wear and tear), then after the expiration of any applicable notice and cure period hereunder (or if Tenant has failed to pay any installment of Rent within five (5) business days after the same is due, then, without any obligation on the part of Landlord to provide Tenant written notice of such failure), Landlord may use, apply, or retain the whole or any part of the Security for the payment of any Rent not paid when due, for the cost of repairing such damage, for the cost of cleaning the Premises, for the payment of any other sum which Landlord may expend or may be required to expend by reason of Tenant's failure to perform, and otherwise for compensation of Landlord for any other loss or damage to Landlord occasioned by Tenant's failure to perform, including, but not limited to, any loss of future Rent and any damage or deficiency in the reletting of the Premises (whether such loss, damages or deficiency accrue before or after summary proceedings or other reentry by Landlord) and the amount of the unpaid past Rent, future Rent loss, and all other losses, costs and damages, that Landlord would be entitled to recover if Landlord were to pursue recovery under Section 11.02(b) or (c) of this Lease or California Civil Code Section 1951.2 or 1951.4 (and any supplements, amendments, replacements and substitutions thereof and therefor from time to time). If Landlord so uses, applies or retains all or part of the Security, Tenant shall within five (5) business days after demand pay or deliver to Landlord in immediately available funds the sum necessary to replace the amount used, applied or retained, except as specified in (d) below. If Tenant has fully and faithfully performed and observed all of Tenant's obligations under the terms, provisions, covenants and conditions of this Lease, the Security (except any amount retained for application by Landlord as provided herein) shall be returned or paid over to Tenant no later than forty-five (45) days after the latest of: (i) the Termination Date; or (ii) the removal of Tenant from the Premises; (iii) the surrender of the Premises by Tenant to Landlord in accordance with this Lease. Provided, however, in no event shall any such return be construed as an admission by Landlord that Tenant has performed all of its obligations hereunder.
(b)    The Security, whether in the form of cash, Letter of Credit and/or Letter of Credit Proceeds (defined below), shall not be deemed an advance rent deposit or an advance payment of any kind, or a measure of Landlord’s damages with respect to Tenant’s failure to perform, nor shall any action or inaction of Landlord with respect to it or its use or application be a waiver of, or bar or defense to, enforcement of any right or remedy of Landlord. Landlord shall not be required to keep the Security separate from its general funds and shall not have any fiduciary duties or other duties (except as set forth in this Section) concerning the Security. Tenant shall not be entitled to any interest on the Security. In the event of any sale, lease or transfer of Landlord's interest in the Building, Landlord shall have the right to transfer the Security, or balance thereof, to the vendee, transferee or lessee and any such transfer shall release Landlord from all liability for the return of the Security. Tenant thereafter shall look solely to such vendee, transferee or lessee for the return or payment of the Security. Tenant shall not assign or encumber or attempt to assign or encumber the Security or any interest in it and Landlord shall not be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance, and regardless of one or more assignments of this Lease, Landlord may return the Security to the original Tenant without liability to any assignee. Tenant hereby waives any and all rights of Tenant under the provisions of Section 1950.7 of the California Civil Code, and any and all rights of Tenant under all provisions of law, now or hereafter enacted, regarding security deposits.
(c)    Notwithstanding anything to the contrary contained in this Lease, Tenant shall have the right initially or at any time during the Term to substitute a letter of credit in the amount of the Security Deposit specified in this Lease (the “Letter of Credit”) for a cash security deposit as the Security under this Lease. Such Letter of Credit shall conform to the requirements set forth in Section 7 of Rider 2. Within fifteen (15) business days of the date Tenant delivers a conforming Letter of Credit to Landlord, Landlord shall return the Security Deposit to Tenant, and Landlord shall have no further obligation to return or account for the Security Deposit. After Tenant’s delivery of a conforming Letter of Credit and Landlord’s return of the Security Deposit to Tenant, references to the “Security” in this Lease shall refer to the Letter of Credit.
(d)    If Tenant fails timely to perform any obligation under this Article Five, such breach shall constitute a Default by Tenant under this Lease without any right to or requirement of any further notice or cure period under any other Article of this Lease, except such notice and cure period expressly provided under this Article Five.
ARTICLE SIX
UTILITIES & SERVICES
6.01    LANDLORD'S GENERAL SERVICES
(a)    Landlord shall provide services and maintenance only as expressly provided in this Section 6.01 and Article Eight below.
(b)    Landlord shall provide water through Landlord’s existing water pipes and permit Tenant to connect to Landlord’s existing water and sewer pipes as provided in Section 6.02(b) below for the purpose of providing such utilities to the Premises. Landlord shall not be obligated to provide any chilled water, tempered water or water heater, nor shall Landlord be obligated to provide any restroom facility or plumbing above the slab.
(c)    Landlord shall provide electricity to Landlord’s existing main electrical panel and permit Tenant to connect to such panel for the purpose of providing such utility to the Premises as provided in Section 6.02(b) below.
(d)    Landlord shall permit Tenant to connect to Landlord’s existing main telephone panel for the purpose of providing such utility to the Premises as provided in Sections 6.02(b) and 6.03 below.

Exhibit 10.19
CERTAIN INFORMATION IDENTIFIED BY “[***]” HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.
6.02    TENANT TO OBTAIN & PAY DIRECTLY
(a)    Tenant shall be responsible for and shall pay promptly all charges for janitorial service and all utilities (except as provided in Sections 6.02(b) and (c)), materials and services furnished directly to or used by Tenant in, on or about the Premises, together with all taxes thereon. Tenant shall contract directly with the providing companies for such utilities and services, subject to all other provisions of this Lease. If a particular utility is provided only to a master meter for the Building and Tenant cannot obtain and pay for such utility directly with the utility, then such utility shall be separately metered or submetered to the Premises by Landlord at Landlord’s sole cost.
(b)    All connections to Landlord’s existing electrical, water, sewer and telephone systems contemplated by Section 6.01 shall be subject to all other provisions of this Lease, including Landlord’s prior written approval, in Landlord’s reasonable discretion, of all relevant factors, including allocation of available capacity of each system, the extent to which the system is safely capable for the desired connection, and other provisions of Article Nine. Tenant shall make, operate, maintain and repair, at its sole cost and expense, all connections, to or of any electrical panel, breaker, feeder, wiring, conduits, transformer, plumbing and any additional equipment necessary to connect Tenant’s facilities to any Building Systems. Tenant's use of electric current shall at no time exceed the capacity of the wiring, feeders and risers providing electric current to the Premises or the Building. The consent of Landlord to the installation of electric equipment shall not relieve Tenant from the obligation to limit usage of electricity to no more than such capacity.
(c)    Without limiting the generality of the foregoing, Tenant, at Tenant’s sole cost and expense, shall provide, install, operate, maintain, repair and replace meters (or if direct connection to the utility for the Premises exclusively is not available, then separate submeter(s)) for Tenant’s consumption of electricity (and upon Landlord’s request, for water and any other utility which Landlord permits Tenant to use). For any utility provided to the Premises through a master meter to the Building and separately submetered to Tenant, Tenant shall pay Landlord within thirty (30) days after receipt of a statement for all costs of such electricity (and water or other utility which is separately submetered) used by or furnished to Tenant, as shown by such submeter(s). For any billing period which will not be completed and billed before the Lease terminates, Landlord may bill Tenant in advance on an estimated basis, subject to subsequent adjustment for any further amount due from Tenant or credit/refund due from Landlord when the final submeter readings are done. Tenant’s obligation to pay such amounts survives the expiration or termination of this Lease. Tenant shall cause all submeters installed by Tenant for any purpose, whether for electricity, water or other utility to be tested and certified prior to Tenant’s occupancy of the Premises and thereafter at least annually by a State of California certified testing company, at Tenant’s sole cost and expense.
6.03    TELEPHONE SERVICES
All telephone and communication connections which Tenant may desire outside the Premises and the contractors performing work in connection therewith shall be subject to Landlord's prior written approval, in Landlord's sole discretion. As to any such connections or work outside the Premises requiring Landlord’s approval, Landlord reserves the right to designate and control the entity or entities providing telephone or other communication cable installation, removal, repair and maintenance outside the Premises and to restrict and control access to telephone cabinets or panels. Tenant shall be responsible for and shall pay all costs incurred in connection with the installation and maintenance of telephone and communication wiring in the Premises, including any hook-up, access and maintenance fees related to the installation of such in the Premises; and there shall be included in Operating Expenses for the Building all installation, removal, hook-up or maintenance costs incurred by Landlord in connection with telephone and communication wiring serving the Building which are not allocable to any individual users of such service but are allocable to the Building generally. If Tenant fails to maintain all telephone and communication wiring in the Premises and such failure affects or interferes with the operation or maintenance of any other telephone communication wiring serving the Building, Landlord or any vendor hired by Landlord may enter into and upon the Premises forthwith and perform such work as Landlord deems necessary in order to eliminate any such interference (and Landlord may recover from Tenant all of Landlord's costs in connection therewith). No later than the Termination Date, Tenant agrees to remove all telephone communication wiring installed by Tenant for and during Tenant's occupancy that Landlord requests Tenant to remove.
6.04    FAILURE OR INTERRUPTION OF UTILITY OR SERVICE
To the extent that any equipment or machinery furnished or maintained by Landlord is used in the delivery of utilities to Tenant pursuant to Sections 6.01 or 6.02 and breaks down or ceases to function properly, Landlord shall use commercially reasonable diligence to repair same promptly. In the event of any failure, stoppage or interruption of, or change in, any utilities or services supplied by Landlord which are not directly obtained by Tenant, Landlord shall use commercially reasonable diligence to have service promptly resumed. In either event covered by the preceding two sentences, if the cause of any such failure, stoppage or interruption of, or change in, utilities or services is within the control of a public utility, other public or quasi-public entity, or utility provider, notification to such utility or entity of such failure, stoppage or interruption and request to remedy the same shall constitute "reasonable diligence" by Landlord to have service promptly resumed. Notwithstanding any other provision of this Section to the contrary, in the event of any failure, stoppage or interruption of, or change in, any utility or other service furnished to the Premises or the Project resulting from any cause, including changes in service provider or Landlord's compliance with any voluntary or similar governmental or business guidelines now or hereafter published or any requirements now or hereafter established by any governmental agency, board or bureau having jurisdiction over the operation of the Project: (a) Landlord shall not be liable for, and Tenant shall not be entitled to, any abatement or reduction of Rent; (b) no such failure, stoppage, or interruption of any such utility or service shall constitute an eviction of Tenant or relieve Tenant of the obligation to perform any covenant or agreement of this Lease to be performed by Tenant; and (c) Landlord shall not be in breach of this Lease nor be liable to Tenant for damages or otherwise.

Exhibit 10.19
CERTAIN INFORMATION IDENTIFIED BY “[***]” HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.
6.05    SIGNAGE
Except as provided in Rider 2, Tenant shall not install any signage within the Project, the Building or the Premises (if visible from the exterior of the Premises) without obtaining the prior written approval of Landlord (which shall not be unreasonably withheld, conditioned or delayed), and Tenant shall be responsible for procurement, installation, maintenance and removal of any such signage installed by Tenant, and all costs in connection therewith. Tenant, at its sole cost and expense, shall be responsible for obtaining all necessary approvals and/or permits with respect to all of its signage, and for causing any such signage to at all times comply with Landlord's current Project signage criteria, with any master associations, declaration or covenants, conditions and restrictions which apply to the Project and with all Laws.
ARTICLE SEVEN
POSSESSION, USE AND CONDITION OF PREMISES
7.01    POSSESSION AND USE OF PREMISES
(a)    Tenant shall occupy and use the Premises only for the uses specified in Section 1.01 to conduct Tenant's business. Tenant shall not occupy or use the Premises (or permit the use or occupancy of the Premises) for any purpose or in any manner which: (1) is unlawful or in violation of any Law or Environmental Law; (2) may be dangerous to persons or property or which may increase the cost of, or invalidate, any policy of insurance carried on the Building or covering its operations; (3) is contrary to or prohibited by the terms and conditions of this Lease or the rules and regulations as provided in Article Eighteen; (4) contrary to or prohibited by the articles, bylaws or rules of any owner’s association affecting the Project; (5) would unreasonably interfere with the rights of other tenants or would tend to create or continue a nuisance; (6) would constitute any waste in or upon the Premises or Project; or (7) includes maintaining, servicing, repairing, fueling or refueling any truck or vehicle of any kind on the Premises or the Project, except as may be required to replace propane tanks mounted on any propane-powered forklifts. Without limiting the generality of the foregoing, Tenant shall not bring upon the Premises or any portion of the Project or use the Premises or permit the Premises or any portion thereof to be used for the growing, manufacturing, administration, distribution (including without limitation, any retail sales), possession, use or consumption of any cannabis, marijuana or cannabinoid product or compound, regardless of the legality or illegality of the same.
(b)    Landlord and Tenant acknowledge that the Americans With Disabilities Act of 1990 (42 U.S.C. §12101 et seq.) and regulations and guidelines promulgated thereunder, as all of the same may be amended and supplemented from time to time (collectively referred to herein as the "ADA") establish requirements for business operations, accessibility and barrier removal, and that such requirements may or may not apply to the Premises, the Building and the Project depending on, among other things: (1) whether Tenant's business is deemed a "public accommodation" or "commercial facility", (2) whether such requirements are "readily achievable", and (3) whether a given alteration affects a "primary function area" or triggers "path of travel" requirements. The parties hereby agree that: (a) Landlord shall be responsible for ADA Title III compliance in the Common Areas, except as provided below, (b) Tenant shall be responsible for ADA Title III compliance in the Premises, including any leasehold improvements or other work to be performed in the Premises under or in connection with this Lease, (c) Landlord may perform, or require that Tenant perform, and Tenant shall be responsible for the cost of, ADA Title III "path of travel" requirements triggered by Tenant Additions in the Premises, and (d) Landlord may perform, or require Tenant to perform, and Tenant shall be responsible for the cost of, ADA Title III compliance in the Common Areas necessitated by the Building being deemed to be a "public accommodation" instead of a "commercial facility" as a result of Tenant's specific use of the Premises. Tenant shall be solely responsible for requirements under Title I of the ADA relating to Tenant's employees.
(c)    Landlord and Tenant agree to cooperate and use commercially reasonable efforts to participate in traffic management programs generally applicable to businesses located in or about the area and Tenant shall encourage and support van and car pooling by, and staggered and flexible working hours for, its office workers and service employees to the extent reasonably permitted by the requirements of Tenant's business. Neither this Section or any other provision of this Lease is intended to or shall create any rights or benefits in any other person, firm, company, governmental entity or the public.
(d)    Tenant agrees to reasonably cooperate with Landlord and to comply with any and all guidelines or controls concerning energy management imposed upon Landlord by federal or state governmental organizations or by any energy conservation association to which Landlord is a party or which is applicable to the Building.
7.02    HAZARDOUS MATERIAL
(a)    Tenant shall not use, generate, manufacture, produce, store, handle, release, discharge, or dispose of, on, under or about the Premises or any part of the Project, or transport to or from the Premises or any part of the Project, any Hazardous Material, or allow any “Tenant Parties” (as defined below) to do so except to the extent expressly provided below. For purposes of this Lease, “Tenant Parties” shall mean all occupants or users of the Premises permitted or suffered by Tenant, or the employees, servants, agents, contractors, customers or invitees of Tenant or of any such occupants or users. Provided that the Premises are used only for the uses specified in Section 1.01 above, Tenant shall be permitted to use and store in, and transport to and from, the Premises Hazardous Material identified on Exhibit D hereto and by this reference incorporated herein ("Permitted Hazardous Material") so long as: (i) each item of the Permitted Hazardous Material is used or stored in, or transported to and from, the Premises only to the extent necessary for Tenant's operation of its business at the Premises; (ii) at no time shall any Permitted Hazardous Material be in use or storage at the Premises in excess of the quantity specified therefor in Exhibit D; (iii) Tenant shall not install any underground tanks of any type; and (iv) the conditions and provisions set forth in this Section 7.02 are complied with. Tenant shall comply with and shall cause all Tenant Parties to comply with all

Exhibit 10.19
CERTAIN INFORMATION IDENTIFIED BY “[***]” HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.
Environmental Laws and other Laws pertaining to Tenant's occupancy and use of the Premises and concerning the proper use, generation, manufacture, production, storage, handling, release, discharge, removal and disposal of any Hazardous Material introduced to the Premises, the Building or the Property by Tenant or any of the Tenant Parties. Without limiting the generality of the foregoing:
(1)Tenant shall provide Landlord promptly with copies of: (x) all permits, licenses and other governmental and regulatory approvals with respect to the use, generation, manufacture, production, storage, handling, release, discharge, removal and disposal by Tenant or Any of the Tenant Parties of Hazardous Material at the Project; and (y) each hazardous material management plan or similar document (“Plan(s)”) with respect to use, generation, manufacture, production, storage, handling, release, discharge, removal or disposal of Hazardous Material by Tenant or any of the Tenant Parties necessary to comply with Environmental Laws or other Laws prepared by or on behalf of Tenant or any of the Tenant Parties (whether or not required to be submitted to a governmental agency).
(2)If Tenant is notified of any investigation or violation of any Environmental Laws or other Laws arising from any activity of Tenant or any of the Tenant Parties at the Property, or if Tenant knows, or has reasonable cause to believe, that a Hazardous Material has come to be located in, on, under or about the Premises or the Project, other than as previously consented to by Landlord, Tenant shall immediately give written notice of such fact to Landlord, and provide Landlord with a copy of all reports, notices, claims or other documentation which it has concerning the presence of such Hazardous Material. In such event or in the event Landlord reasonably believes that there exists a violation of this Lease or Environmental Law or other Laws by Tenant or any of the Tenant Parties, Landlord may conduct, at Tenant’s reasonable expense, such tests and studies as Landlord deems desirable relating to compliance by Tenant or any of the Tenant Parties with this Lease, Environmental Laws, other Laws, or relating to the alleged presence of Hazardous Material introduced to the Premises, the Building or the Property by Tenant or any of the Tenant Parties.
(3)Neither Tenant nor any of the Tenant Parties shall cause or permit any Hazardous Material to be released, discharged or disposed of in, on, under, or about the Premises or the Project (including through the plumbing or sanitary sewer system) and shall promptly, at Tenant’s expense, take all investigatory and/or remedial action reasonably recommended, whether or not formally ordered or required, for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of the Premises, the Project or neighboring properties, that was caused or materially contributed to by Tenant, or pertaining to or involving any Hazardous Material brought onto the Premises or the Project by Tenant or any of the Tenant Parties.
(4)Tenant shall, no later than the Termination Date, surrender the Premises to Landlord free of Hazardous Material introduced by Tenant and with all remedial and/or closure plans completed (and deliver evidence thereof to Landlord).
(b)    To the extent permitted by law, Tenant hereby indemnifies and agrees to protect, defend and hold the Indemnitees harmless against all actions, claims, demands, liability, costs and expenses, including attorneys' fees and expenses for the defense thereof, arising from the use, generation, manufacture, production, storage, handling, release, threatened release, discharge, disposal, transportation to or from, or presence of any Hazardous Material on, under or about the Premises or any part of the Project caused by Tenant or by any of the Tenant Parties, whether before, during or after the Term. Tenant's obligations under this Section 7.02 shall survive the expiration or earlier termination of this Lease. In case of any action or proceeding brought against the Indemnitees by reason of any such claim, upon notice from Landlord, Tenant covenants to defend such action or proceeding by counsel approved by Landlord, in Landlord's reasonable discretion. Landlord reserves the right to settle, compromise or dispose of any and all actions, claims and demands related to the foregoing indemnity.
(c)    The right to use and store in, and transport to and from, the Premises the Permitted Hazardous Material may not be assigned or otherwise transferred by such original Tenant without the prior written consent of Landlord, which consent may be withheld in Landlord's reasonable discretion. Any consent by Landlord pursuant to Article Ten to an assignment, transfer, subletting, mortgage, pledge, hypothecation or encumbrance of this Lease, and any interest therein or right or privilege appurtenant thereto, shall not constitute consent by Landlord to the use or storage at, or transportation to, the Premises of any Hazardous Material (including a Permitted Hazardous Material) by any such assignee, sublessee or transferee unless Landlord expressly agrees otherwise in writing. Any consent by Landlord to the use or storage at, or transportation to or from the Premises, of any Hazardous Material (including a Permitted Hazardous Material) by an assignee, sublessee or transferee of Tenant shall not constitute a waiver of Landlord's right to refuse such consent as to any subsequent assignee or transferee.
(d)    Tenant acknowledges that the sewer piping at the Project is made of ABS plastic. Accordingly, without Landlord's prior written consent, which may be given or withheld in Landlord's sole discretion, only ordinary domestic sewage is permitted to be put into the drains at the Premises. UNDER NO CIRCUMSTANCES SHALL Tenant EVER DEPOSIT ANY ESTERS OR KETONES (USUALLY FOUND IN SOLVENTS TO CLEAN UP PETROLEUM PRODUCTS) IN THE DRAINS AT THE PREMISES. If Tenant desires to put any substances other than ordinary domestic sewage into the drains, it shall first submit to Landlord a complete description of each such substance, including its chemical composition, and a sample of such substance suitable for laboratory testing. Landlord shall promptly determine whether or not the substance can be deposited into the drains and its determination shall be absolutely binding on Tenant. Upon demand, Tenant shall reimburse Landlord for expenses incurred by Landlord in making such determination. If any substances not so approved hereunder are deposited in the drains in Tenant's Premises, Tenant shall be liable to Landlord for all damages resulting therefrom, including but not limited to all costs and expenses incurred by Landlord in repairing or replacing the piping so damaged.

Exhibit 10.19
CERTAIN INFORMATION IDENTIFIED BY “[***]” HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.
(e)    Upon any violation of any of the foregoing covenants, in addition to all remedies available to a landlord against the defaulting tenant, including but not limited to those set forth in Article Eleven of this Lease, Tenant expressly agrees that upon any such violation Landlord may, at its option (i) immediately terminate this Lease by giving written notice to Tenant of such termination, or (ii) continue this Lease in effect until compliance by Tenant with its clean-up and removal covenant (notwithstanding the expiration of the Term). No action by Landlord hereunder shall impair the obligations of Tenant pursuant to this Section 7.02.
7.03    LANDLORD ACCESS TO PREMISES; APPROVALS
(a)    Tenant shall permit Landlord to erect, use and maintain pipes, ducts, wiring and conduits in and through the Premises, so long as Tenant's use, layout or design of the Premises is not materially affected or altered. Landlord or Landlord's agents shall have the right to enter upon the Premises in the event of an emergency by giving Tenant such notice as is reasonable under the circumstances, which may be oral, or upon reasonable prior written notice to Tenant, to inspect the Premises, to perform janitorial and other services (if any), to conduct safety and other testing in the Premises and to make such repairs, alterations, improvements or additions to the Premises or the Building or other parts of the Property as Landlord may deem necessary or desirable (including all alterations, improvements and additions in connection with a change in service provider or providers). Janitorial and cleaning services (if any) shall be performed after normal business hours. Any entry or work by Landlord may be during normal business hours and Landlord shall use reasonable efforts to minimize interference with Tenant’s occupancy of the Premises; provided, however, that in the case of non-emergency entries at any time that are likely to materially interfere with Tenant’s occupancy of the Premises, Landlord shall provide Tenant with reasonable prior written notice.
(b)    If Tenant shall not be personally present to permit an entry into the Premises when for any reason an entry therein shall be necessary or permissible, Landlord (or Landlord's agents), after attempting to notify Tenant (unless Landlord believes an emergency situation exists), may enter the Premises without rendering Landlord or its agents liable therefor, and without relieving Tenant of any obligations under this Lease.
(c)    Landlord may enter the Premises for the purpose of conducting such inspections, tests and studies as Landlord may deem desirable or necessary to confirm Tenant's compliance with all Laws and Environmental Laws or for other purposes necessary in Landlord's reasonable judgment to ensure the sound condition of the Property and the systems serving the Property. Landlord's rights under this Section 7.03 (c) are for Landlord's own protection only, and Landlord has not, and shall not be deemed to have assumed, any responsibility to Tenant or any other party as a result of the exercise or non-exercise of such rights, for compliance with Laws or Environmental Laws or for the accuracy or sufficiency of any item or the quality or suitability of any item for its intended use.
(d)    Landlord may do any of the foregoing, or undertake any of the inspection or work described in the preceding paragraphs without such action constituting an actual or constructive eviction of Tenant, in whole or in part, or giving rise to an abatement of Rent by reason of loss or interruption of business of the Tenant, or otherwise.
(e)    The review, approval or consent of Landlord with respect to any item required or permitted under this Lease is for Landlord's own protection only, and Landlord has not, and shall not be deemed to have assumed, any responsibility to Tenant or any other party, as a result of the exercise or non-exercise of such rights, for compliance with Laws or Environmental Laws or for the accuracy or sufficiency of any item or the quality or suitability of any item for its intended use.
7.04    QUIET ENJOYMENT
Landlord covenants, in lieu of any implied covenant of quiet possession or quiet enjoyment, that so long as Tenant is in compliance with the covenants and conditions set forth in this Lease, Tenant shall have the right to quiet enjoyment of the Premises without hindrance or interference from Landlord or those claiming through Landlord, and subject to the covenants and conditions set forth in the Lease and to the rights of any Mortgagee or ground lessor.
ARTICLE EIGHT
MAINTENANCE
8.01    LANDLORD'S MAINTENANCE
(a)    Subject to Article Fourteen and Section 8.02, Landlord shall maintain in good condition the following: (1) structural portions of the Building; (2) roof (including skylights and membrane and flashing); (3) bearing and exterior walls (excluding interior side of walls, all glass and exterior doors which face or open into any space occupied by Tenant or other tenants); (4) foundation; (5) under-slab standard sewer and plumbing system of the Building; (6) standard feeder lines for electricity and other utilities to the main panels to which Tenant may connect (as described in Article Six), except for any parts of such lines and facilities which are owned and/or maintained by the respective utility; (7) fire sprinkler system and any fire detection/warning; and (8) the Building's standard heating, ventilating and air conditioning system. Landlord reserves the right to perform or to enter into contracts (“Service Contracts”) for regularly scheduled inspections, maintenance and service for the following: (i) pest control and/or extermination; and (ii) for equipment and improvements, whether serving any Common Areas or serving or located in the Premises (except for any special, non-standard equipment installed at Tenant’s sole cost and which Tenant has the right to remove upon expiration of the Term): heating, ventilating and air conditioning systems and equipment; roof and roof membrane; sprinkler system and any fire detection/warning system; and other systems, equipment or improvements. Landlord shall not be required to make any repair under this Section 8.01 to the Premises or Project (either as initially delivered by Landlord or thereafter) resulting from (a) any Tenant Additions performed by, for or because of Tenant or to special equipment or systems installed by, for or because of Tenant, (b) Tenant’s failure to observe any condition or perform

Exhibit 10.19
CERTAIN INFORMATION IDENTIFIED BY “[***]” HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.
any obligation of Tenant under this Lease, (c) any misuse or neglect of Tenant, its employees, servants, agents, contractors, invitees or customers, (d) fire and other casualty, except as provided by Article Fourteen, or (e) condemnation, except as provided by Article Fifteen.
(b)    Subject to Article Fourteen and Section 8.02, Landlord shall also (i) operate and maintain in good condition the Common Areas of the Project, including the landscaping and irrigation therefor, common drives, ramps, access and serviceways (including sweeping, striping and slurry coating), outdoor lighting of the Common Areas, and (ii) operate, manage and maintain in good condition any Project signage, except any specific identification of Tenant or other tenants on any monument(s) or multi-tenant sign platform(s), if any.
(c)    Except as provided in Article Fourteen and Article Fifteen, there shall be no abatement of rent, no allowance to Tenant for diminution of rental value and no liability of Landlord by reason of inconvenience, annoyance or any injury to or interference with Tenant's business arising from the making of or the failure to provide or perform any service, maintenance or repairs in or to any portion of the Project or in or to any fixtures, appurtenances or equipment therein. Tenant waives the right to make repairs at Landlord's expense under any Law now or hereafter in effect.
8.02    TENANT'S MAINTENANCE
Subject to the provisions of Article Fourteen, Tenant shall, at Tenant's sole cost and expense, maintain in good and clean condition, and make all repairs (except for any maintenance and repair which Landlord is expressly required to make pursuant to Section 8.01) to the following: (a) the Premises and fixtures therein, including the interior walls, interior side of exterior walls, glass and windows of the Premises, all doors to the Premises and all doors within the Premises; (b) slab within the Premises, and without limiting the generality of the foregoing, Tenant shall also cause any racking system to be designed by an engineer who has been reasonably approved in writing by Landlord, and any such system and its use shall be appropriate for, and shall not cause any damage to, the slab; (c) the electrical, lighting, plumbing and heating, ventilating and air conditioning systems or other utilities to the extent located within or exclusively serving the Premises (including both standard and non-standard equipment); (d) the area immediately surrounding the Premises (including all service-ways, loading docks and dock areas adjacent to the Premises, and garbage enclosures serving the Premises); and (e) Tenant's signage. Tenant shall deliver to Landlord a copy of any maintenance contract entered into by Tenant with respect to the Premises with respect to any equipment or improvement for which Landlord does not carry a maintenance or service contract pursuant to Section 8.01(a) above. Notwithstanding anything contained in Section 8.01, but subject to the waivers set forth in Section 16.04, Tenant shall pay for any repairs to the Building or the Project which are caused by the negligence or carelessness or intentional misconduct of Tenant or its assignees, subtenants or employees, or of the respective agents of any of the foregoing persons, or of any other persons permitted in the Building or elsewhere in the Project by Tenant or any of them.
During the initial Term only, Tenant’s obligation with respect to the costs and expenses associated with Tenant’s repair and maintenance of any HVAC unit serving the Premises (“Premises HVAC Unit(s)”) (but expressly excluding replacement of the Premises HVAC Units) shall not exceed a total cumulative amount equal to $3,000 per Premises HVAC Unit in any twelve (12) month period of the initial Term (the “HVAC Cap”). The HVAC Cap shall not apply to any repair and maintenance obligations which are covered by Tenant’s preventative maintenance/service contract or would have been covered if Tenant had procured and maintained a preventative maintenance/service contract as required above or to any repair and/or above-normal maintenance caused by Tenant or any Tenant Party or any of Tenant’s transferees, contractors or licensees. Prior to performing any such repair or maintenance to any of the Premises HVAC Units, Tenant shall notify Landlord in writing (Tenant’s “HVAC Repair Notice”) of the necessity of such repairs or maintenance and Tenant’s estimated cost thereof. Landlord, at its sole option, may investigate the type and necessity of any such contemplated repair or maintenance item, and procure a cost estimate of repairs or maintenance necessary to enable the Premises HVAC Units to operate in a good, safe and satisfactory condition. Landlord may elect to perform any such repair or maintenance of the Premises HVAC Units by providing written notice of such election within five (5) days of receiving notice from Tenant’s HVAC Repair Notice. In the event Landlord elects to perform or have its contractors perform any such repair or maintenance of the Premises HVAC Units, Tenant shall reimburse Landlord its costs and expenses incurred in performing such repair and maintenance of the applicable Premises HVAC Unit up to an amount equal to the HVAC Cap. The Premises HVAC Cap shall only apply to the repair and maintenance of the Premises HVAC Units and shall not apply to any required replacement of any Premises HVAC Units. Notwithstanding the terms of this Section 8.02, and except to the extent caused by the negligence or willful misconduct of Tenant or any Tenant Parties, and so long as Tenant strictly complies with the requirements of this Section 8.02, to the extent Landlord is made aware and Landlord determines in its reasonable discretion that expenditures of a capital nature for the replacement of any heating, ventilation and air conditioning system (which is otherwise Tenant’s obligation to repair and maintain pursuant to the terms of this Lease) are necessary or are otherwise prudent to perform, Landlord shall cause such work to be completed and Tenant shall pay the amortized portion of such expenditure in the same manner as set forth in Section 1.03 of this Lease (i.e., amortized over the average useful life of the repaired or replaced item as reasonably determined by Landlord, together with interest thereon at the Reference Rate).  Tenant shall be responsible for paying amortized amounts due during the Term and any extension thereof.
ARTICLE NINE
ALTERATIONS AND IMPROVEMENTS
9.01    TENANT ALTERATIONS
(a)    The following provisions shall apply to the completion of any Tenant Alterations:

Exhibit 10.19
CERTAIN INFORMATION IDENTIFIED BY “[***]” HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.
(1)    Tenant shall not, except as provided herein, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, make or cause to be made any Tenant Alterations in or to the Premises or any Property systems serving the Premises. Tenant shall not, except as provided herein, without the prior written consent of Landlord, in Landlord’s sole discretion, make or cause to be made any Tenant Alterations which affect any structural elements of the Building, its foundation, its roof, its exterior, or any areas outside the Building. Prior to making any Tenant Alterations, Tenant shall give Landlord ten (10) days prior written notice (or such earlier notice as would be necessary pursuant to applicable Law) to permit Landlord sufficient time to post appropriate notices of non-responsibility. Subject to all other requirements of this Article Nine, Tenant may undertake Decoration work without Landlord's prior written consent. Tenant shall furnish Landlord with the names and addresses of all contractors and subcontractors and copies of all contracts. All Tenant Alterations shall be completed at such time and in such manner as Landlord may from time to time designate, and only by contractors or mechanics approved by Landlord, which approval shall not be unreasonably withheld, provided, however, that Landlord may, in its sole discretion, specify the engineers and contractors to perform all work relating to the Building's systems (including the mechanical, heating, plumbing, security, ventilating, air-conditioning, electrical, communication and the fire and life safety systems in the Building). The contractors, mechanics and engineers who may be used are further limited to those whose work will not cause or threaten to cause disharmony or interference with Landlord or other tenants in the Building and their respective agents and contractors performing work in or about the Building. Landlord may further condition its consent upon Tenant furnishing to Landlord and Landlord approving prior to the commencement of any work or delivery of materials to the Premises related to the Tenant Alterations such of the following as specified by Landlord: architectural plans and specifications, opinions from Landlord's engineers stating that the Tenant Alterations will not in any way adversely affect the Building's systems, necessary permits and licenses, certificates of insurance, and such other documents in such form reasonably requested by Landlord. In connection with any Tenant Alteration (but not the Tenant Work) that is estimated to cost in excess of $150,000.00, Landlord may, in the exercise of reasonable judgment, request that Tenant provide Landlord with appropriate evidence of Tenant's ability to complete and pay for the completion of the Tenant Alterations such as a performance bond or letter of credit. Upon completion of the Tenant Alterations, Tenant shall deliver to Landlord an as-built mylar and digitized (if available) set of plans and specifications for the Tenant Alterations.
(2)    Tenant shall pay the cost of all Tenant Alterations and the cost of decorating the Premises and any work to the Property occasioned thereby. In connection with completion of any Tenant Alterations (other than Decoration work), Tenant shall pay Landlord a construction fee of two percent (2%) of the hard costs thereof, and all elevator and hoisting charges (if any) at Landlord's then standard rate. Upon completion of Tenant Alterations, Tenant shall furnish Landlord with contractors' affidavits and full and final waivers of lien and receipted bills covering all labor and materials expended and used in connection therewith and such other documentation reasonably requested by Landlord or Mortgagee.
(3)    Tenant agrees to complete all Tenant Alterations (i) in accordance with all Laws, Environmental Laws, all requirements of applicable insurance companies and in accordance with Landlord's reasonable construction rules and regulations, and (ii) in a good and workmanlike manner with the use of good grades of materials. Tenant shall notify Landlord immediately if Tenant receives any notice of violation of any Law in connection with completion of any Tenant Alterations and shall immediately take such steps as are necessary to remedy such violation. In no event shall such supervision or right to supervise by Landlord nor shall any approvals given by Landlord under this Lease constitute any warranty by Landlord to Tenant of the adequacy of the design, workmanship or quality of such work or materials for Tenant's intended use or of compliance with the requirements of Section 9.01(a)(3)(i) and (ii) above or impose any liability upon Landlord in connection with the performance of such work.
(b)    All Tenant Additions to the Premises whether installed by Landlord or Tenant, shall without compensation or credit to Tenant, become part of the Premises and the property of Landlord at the time of their installation and shall remain in the Premises, unless pursuant to Article Twelve, Tenant may remove them or is required to remove them at Landlord's request.
(c)    To the extent that any work in connection with Tenant’s connections to Landlord’s existing electrical, water, sewer and telephone systems pursuant to Section 6.02, or performance of Tenant’s obligations pursuant to Section 8.02, or performance of any Tenant Alterations permitted above, would require access by Tenant to or through space of another lessee or occupant of the Building (“Occupied Space”), any such access shall be further subject to the following conditions: (i) Tenant’s reasonable prior written request to Landlord, so that Landlord may in turn give or make reasonable advance written notice and/or request to such lessee or occupant; (ii) coordination by Tenant so that the time of such entries shall be at mutually convenient dates and times for the lessee or occupant, Landlord and Tenant, provided however, Tenant agrees that Landlord or such lessee or occupant may require that such entry or entries be outside of normal business hours; (iii) Tenant shall use commercially reasonable efforts to avoid interference, and to minimize unavoidable interference, from any such access with the occupancy of such lessee or occupant; (iv) during all times of all such access, Tenant, and/or those entering on its behalf, must be accompanied by a security escort and Tenant shall pay for such escort(s) and representative(s); and (v) in connection with any such access, Tenant shall promptly pay for all damage caused by Tenant and/or those entering at its direction or on its behalf, and at the option of Landlord, Tenant shall perform any such repairs and restoration.
9.02    LIENS
Tenant shall not permit any lien or claim for lien of any mechanic, laborer or supplier or any other lien to be filed against the Building, the Land, the Premises, or any other part of the Property arising out of work performed, or alleged to have

Exhibit 10.19
CERTAIN INFORMATION IDENTIFIED BY “[***]” HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.
been performed by, or at the direction of, or on behalf of Tenant. If any such lien or claim for lien is filed, Tenant shall within ten (10) days of receiving notice of such lien or claim (a) have such lien or claim for lien released of record or (b) deliver to Landlord a bond in form, content, amount, and issued by surety, satisfactory to Landlord, indemnifying, protecting, defending and holding harmless the Indemnitees against all costs and liabilities resulting from such lien or claim for lien and the foreclosure or attempted foreclosure thereof. If Tenant fails to take any of the above actions, Landlord, in addition to its rights and remedies under Article Eleven, without investigating the validity of such lien or claim for lien, may pay or discharge the same and Tenant shall, as payment of additional Rent hereunder, reimburse Landlord upon demand for the amount so paid by Landlord, including Landlord's expenses and attorneys' fees.
ARTICLE TEN
ASSIGNMENT AND SUBLETTING
10.01    ASSIGNMENT AND SUBLETTING
(a)    Without the prior written consent of Landlord, which may be withheld in Landlord's sole discretion, Tenant may not sublease, assign, mortgage, pledge, hypothecate or otherwise transfer or permit the transfer of this Lease or the encumbering of Tenant's interest therein in whole or in part, by operation of Law or otherwise or permit the use or occupancy of the Premises, or any part thereof, by anyone other than Tenant, provided, however, if Landlord chooses not to recapture the space proposed to be subleased or assigned as provided in Section 10.02, Landlord shall not unreasonably withhold its consent to a subletting or assignment under this Section 10.01. Tenant agrees that the provisions governing sublease and assignment set forth in this Article Ten shall be deemed to be reasonable. If Tenant desires to enter into any sublease of the Premises or assignment of this Lease, Tenant shall deliver written notice thereof to Landlord ("Tenant's Notice"), together with the identity of the proposed subtenant or assignee and the proposed principal terms thereof and financial and other information sufficient for Landlord to make an informed judgment with respect to such proposed subtenant or assignee at least thirty (30) days prior to the commencement date of the term of the proposed sublease or assignment. If Tenant proposes to sublease less than all of the Rentable Area of the Premises, the space proposed to be sublet and the space retained by Tenant must each be a marketable unit and otherwise in compliance with all Laws. Landlord shall notify Tenant in writing of its approval or disapproval of the proposed sublease or assignment or its decision to exercise its rights under Section 10.02 within twenty (20) days after receipt of Tenant's Notice (and all required information). In no event may Tenant sublease any portion of the Premises or assign the Lease to any other tenant of the Project if Landlord has space available for lease in the Project that is comparable to the space Tenant desires to sublet or assign. Landlord shall be deemed to have comparable space if it has, or will have, space available in the Project that is approximately the same size as the space Tenant desires to sublet or assign within six (6) months of the proposed commencement of the proposed sublease or assignment. Tenant shall deliver to Landlord any advertising which Tenant or its agents intend to use with respect to the space proposed to be sublet.
(b)    With respect to Landlord's consent to an assignment or sublease, Landlord may take into consideration any factors which are permitted by law, and the reasons for which Landlord's denial shall be deemed to be reasonable shall include, without limitation, the following:
(i)    the business reputation or creditworthiness of any proposed subtenant or assignee is not reasonably acceptable to Landlord; or
(ii)    in Landlord's reasonable judgment the proposed assignee or subtenant would diminish the value or reputation of the Building or Landlord; or
(iii)    any proposed assignee's or subtenant's use of the Premises would violate Section 7.01 of the Lease or would violate the provisions of any other leases of tenants in the Project;
(iv)    the proposed assignee or subtenant is either a governmental agency, a school or similar operation, or a medical related practice; or
(v)    the proposed subtenant or assignee is a bona fide prospective tenant of Landlord in the Project as demonstrated by a written proposal dated within ninety (90) days prior to the date of Tenant's request. Notwithstanding the above, Landlord will not withhold its consent solely because the proposed subtenant or assignee is a prospective tenant of the Project if Landlord does not have space available for lease in the Project that is comparable to the space Tenant desires to sublet or assign. Landlord shall be deemed to have comparable space if it has, or will have, space available in the Project that is approximately the same size as the space Tenant desires to sublet or assign within six (6)months of the proposed commencement of the proposed sublease or assignment; or
(vi)    the proposed subtenant or assignee would materially increase the estimated pedestrian and vehicular traffic to and from the Premises and the Building.
In no event shall Landlord be obligated to consider a consent to any proposed assignment of the Lease which would assign less than the entire Premises. In the event Landlord wrongfully withholds its consent to any proposed sublease of the Premises or assignment of the Lease, Tenant's sole and exclusive remedy therefor shall be to seek specific performance of Landlord's obligations to consent to such sublease or assignment or to seek injunctive or declaratory relief.
(c)    Any sublease or assignment shall be expressly subject to the terms and conditions of this Lease. Any subtenant or assignee shall execute such documents as Landlord may reasonably require to evidence such subtenant

Exhibit 10.19
CERTAIN INFORMATION IDENTIFIED BY “[***]” HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.
or assignee's assumption of the obligations and liabilities of Tenant under this Lease. Tenant shall deliver to Landlord a copy of all agreements executed by Tenant and the proposed subtenant and assignee with respect to the Premises. Landlord's approval of a sublease, assignment, hypothecation, transfer or third party use or occupancy shall not constitute a waiver of Tenant’s obligation to obtain Landlord’s consent to further assignments or subleases, hypothecations, transfers or third party use or occupancy.
(d)    For purposes of this Article Ten, an assignment shall be deemed to include a change in the majority control of Tenant, resulting from any transfer, sale or assignment of shares of stock of Tenant occurring by operation of Law or otherwise if Tenant is a corporation whose shares of stock are not traded publicly. If Tenant is a partnership, any change in the partners of Tenant shall be deemed to be an assignment.
(e)    For purposes of this Lease, a “Permitted Transferee” shall mean any Person which: (i) is an Affiliate; or (ii) is the corporation or other entity resulting from a merger, consolidation or non-bankruptcy reorganization with Tenant; or (iii) is otherwise a deemed assignee due to a change of control under section 10.01(d) above; or (iv) purchases substantially all the assets of Tenant as a going concern. Notwithstanding anything to the contrary in Sections 10.01(a) and (b), 10.02 and 10.03, provided there is no uncured Default under this Lease, Tenant shall have the right, without the prior written consent of Landlord, to assign this Lease to a Permitted Transferee or to sublease the Premises or any part thereof to a Permitted Transferee provided that: (1) Landlord receives thirty (30) days prior written notice of an assignment or sublease (including a proposed transaction described in subparts (i), (ii), (iii) or (iv) of this Section 10.01(e)); provided that Tenant may give notice in less than thirty (30) days in connection with a pending transaction described in subparts (ii) and (iv) of this Section 10.01(e) to the extent that Tenant is precluded, by the terms of the transaction or, if Tenant’s stock is publicly traded, by applicable securities’ laws, from making disclosure of the transaction itself; (2) with respect to an assignment of this Lease or a sublease of more than half the Premises, the Permitted Transferee’s net worth is not less than Tenant’s net worth immediately prior to such assignment or subletting; (3) the Permitted Transferee expressly assumes in writing satisfactory to Landlord all of the obligations of Tenant under this Lease and delivers such assumption to Landlord no later than fifteen (15) days (or such lesser time as is appropriate in connection with a pending transaction described in subparts (ii) and (iv) of this Section 10.01(e) to the extent that Tenant is precluded, by the terms of the transaction or, if Tenant’s stock is publicly traded, by applicable securities laws, from making disclosure of the transaction itself) prior to the effective date of the assignment; (4) Landlord receives no later than five (5) days before the effective date a fully executed copy of the applicable assignment or sublease agreement between Tenant and the Permitted Transferee; and (5) promptly after Landlord's written request, Tenant and the Permitted Transferee provide such reasonable documents and information which Landlord reasonably requests for the purpose of substantiating whether or not the assignment or sublease is to a Permitted Transferee. All determinations of net worth for purposes of this Subsection shall exclude any value attributable to goodwill or going concern value. With respect to any proposed assignment under subparts (ii) or (iv) of this Section 10.01(e)), Tenant shall pay Landlord, no later than thirty (30) days prior to the effective date of such proposed assignment, a processing fee of Five Thousand Dollars ($5,000.00), which shall be Landlord’s earned fee whether or not the proposed assignment is completed by Tenant.
(f)    With respect to any sublease to a Permitted Transferee pursuant to Subsection (e) above, Tenant hereby irrevocably assigns to Landlord, effective upon any such sublease, all rent and other payments due from subtenant under the sublease, provided however, that Tenant shall have a license to collect such rent and other payments until the occurrence of a default by Tenant under any of the provisions of the Lease, and notice to Tenant of such Default shall not be a prerequisite to Landlord’s right to collect subrent. At any time at Landlord’s option, Landlord shall have the right to give notice to the subtenant of such assignment. Landlord shall credit Tenant with any rent received by Landlord under such assignment but the acceptance of any payment on account of rent from the subtenant as the result of any such default shall in no manner whatsoever serve to release Tenant from any liability under the terms, covenants, conditions, provisions or agreement under the Lease. No such payment of rent or any other payment by the subtenant directly to Landlord and/or acceptance of such payment(s) by Landlord, regardless of the circumstances or reasons therefor, shall in any manner whatsoever be deemed an attornment by the subtenant to Landlord in the absence of a specific written agreement signed by Landlord to such an effect. For purposes of this Subsection, any use or occupancy by a Permitted Transferee (unless it is an assignee) without a formal sublease shall for the purposes of this Subsection be deemed to be a sublease at the same rental rate as provided in the Lease.
10.02    RECAPTURE
In the event that Tenant desires to assign the Lease or sublease more than 75% of the Premises for more than 75% of the then remaining Term, Landlord shall have the option to exclude from the Premises covered by this Lease ("recapture"), the space proposed to be sublet or subject to the assignment, effective as of the proposed commencement date of such sublease or assignment. If Landlord elects to recapture, which election shall be made by notice to Tenant within twenty (20) days after Tenant’s request for sublease or assignment, Tenant shall surrender possession of the space proposed to be subleased or subject to the assignment to Landlord on the effective date of recapture of such space from the Premises, such date being the Termination Date for such space. Effective as of the date of recapture of any portion of the Premises pursuant to this section, the Monthly Base Rent, Rentable Area of the Premises and Tenant's Share shall be adjusted accordingly. This Section 10.02 shall not apply to transfers to Permitted Transferees.
10.03    EXCESS RENT
Tenant shall pay Landlord on the first day of each month during the term of the sublease or assignment, fifty percent (50%) of the amount by which the sum of all rent and other consideration (direct or indirect) due from the subtenant or assignee for such month exceeds: (i) that portion of the Monthly Base Rent and Rent Adjustments due under this Lease for said month which is allocable to the space sublet or assigned; and (ii) the following costs and expenses for

Exhibit 10.19
CERTAIN INFORMATION IDENTIFIED BY “[***]” HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.
the subletting or assignment of such space: (1) brokerage commissions and attorneys' fees and expenses, (2) the actual costs paid in making any improvements or substitutions in the Premises required by any sublease or assignment; and (3) "free rent" periods, costs of any inducements or concessions given to subtenant or assignee, moving costs, and other amounts in respect of such subtenant's or assignee's other leases or occupancy arrangements. All such costs and expenses shall be amortized over the term of the sublease or assignment pursuant to sound accounting principles.
10.04    TENANT LIABILITY
In the event of any sublease or assignment, whether or not with Landlord’s consent, Tenant shall not be released or discharged from any liability, whether past, present or future, under this Lease, including any liability arising from the exercise of any renewal or expansion option, to the extent such exercise is expressly permitted by Landlord. Tenant's liability shall remain primary, and in the event of default by any subtenant, assignee or successor of Tenant in performance or observance of any of the covenants or conditions of this Lease, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against said subtenant, assignee or successor. After any assignment, Landlord may consent to subsequent assignments or subletting of this Lease, or amendments or modifications of this Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto, and such action shall not relieve Tenant or any successor of Tenant of liability under this Lease. If Landlord grants consent to such sublease or assignment, Tenant shall pay all reasonable attorneys' fees and expenses incurred by Landlord with respect to such assignment or sublease. In addition, if Tenant has any options to extend the term of this Lease or to add other space to the Premises, such options shall not be available to any subtenant or assignee (other than a Permitted Transferee which is an assignee of the Lease and which has satisfied the requirements of Sections 10.01 and 10.05 of this Lease), directly or indirectly without Landlord's express written consent, which may be withheld in Landlord's sole discretion.
10.05    ASSUMPTION AND ATTORNMENT
If Tenant shall assign this Lease as permitted herein, the assignee shall expressly assume all of the obligations of Tenant hereunder in a written instrument satisfactory to Landlord and furnished to Landlord not later than fifteen (15) days prior to the effective date of the assignment. If Tenant shall sublease the Premises as permitted herein, Tenant shall, at Landlord's option, within fifteen (15) days following any request by Landlord, obtain and furnish to Landlord the written agreement of such subtenant to the effect that the subtenant will attorn to Landlord and will pay all subrent directly to Landlord if Tenant is in default beyond any notice and cure period.
ARTICLE ELEVEN
DEFAULT AND REMEDIES
11.01    EVENTS OF DEFAULT
The occurrence or existence of any one or more of the following shall constitute a "Default" by Tenant under this Lease:
(i)Tenant fails to pay any installment or other payment of Rent including Rent Adjustment Deposits or Rent Adjustments within three (3) business days after the date when due;
(ii)Tenant fails to observe or perform any of the other covenants, conditions or provisions of this Lease or the Workletter and fails to cure such default within thirty (30) days after written notice thereof to Tenant (except in connection with a failure to perform under Section 20.01 such thirty (30) day period shall not apply and the period shall be only five (5) days), unless the default involves a hazardous condition, which shall be cured forthwith or unless the failure to perform is a Default for which this Lease specifies there is no cure or grace period, provided that, if Tenant has exercised reasonable diligence to cure such failure and such failure cannot reasonably be cured within such thirty (30) day period, then such cure period shall be extended, but not in excess of an additional ninety (90) days, so long as Tenant diligently and continuously prosecutes the cure to completion;
(iii)the interest of Tenant in this Lease is levied upon under execution or other legal process;
(iv)a petition is filed by or against Tenant to declare Tenant bankrupt or seeking a plan of reorganization or arrangement under any Chapter of the Bankruptcy Act, or any amendment, replacement or substitution therefor, or to delay payment of, reduce or modify Tenant's debts, which in the case of an involuntary action is not discharged within thirty (30) days;
(v)Tenant is declared insolvent by Law or any assignment of Tenant's property is made for the benefit of creditors;
(vi)a receiver is appointed for Tenant or Tenant's property, which appointment is not discharged within thirty (30) days;
(vii)any action taken by or against Tenant to reorganize or modify Tenant's capital structure in a materially adverse way which in the case of an involuntary action is not discharged within thirty (30) days;
(viii)upon the dissolution of Tenant; or

Exhibit 10.19
CERTAIN INFORMATION IDENTIFIED BY “[***]” HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.
(ix)upon the third occurrence within any Lease Year that Tenant fails to pay Rent when due or has breached a particular covenant of this Lease (whether or not such failure or breach is thereafter cured within any stated cure or grace period or statutory period).
11.02    LANDLORD'S REMEDIES
(a)    A Default shall constitute a breach of the Lease for which Landlord shall have the rights and remedies set forth in this Section 11.02 and all other rights and remedies set forth in this Lease or now or hereafter allowed by Law, whether legal or equitable, and all rights and remedies of Landlord shall be cumulative and none shall exclude any other right or remedy.
(b)    With respect to a Default, at any time Landlord may terminate Tenant's right to possession by written notice to Tenant stating such election. Upon the termination of Tenant’s right to possession pursuant to this Section 11.02, Tenant's right to possession shall terminate and this Lease shall terminate, and Tenant shall remain liable as hereinafter provided. Upon such termination, Landlord shall have the right, subject to applicable Law, to re-enter the Premises and dispossess Tenant and the legal representatives of Tenant and all other occupants of the Premises by unlawful detainer or other summary proceedings, or otherwise as permitted by Law, regain possession of the Premises and remove their property (including their trade fixtures, personal property and those Tenant Additions which Tenant is required or permitted to remove under Article Twelve), but Landlord shall not be obligated to effect such removal, and such property may, at Landlord's option, be stored elsewhere, sold or otherwise dealt with as permitted by Law, at the risk of, expense of and for the account of Tenant, and the proceeds of any sale shall be applied pursuant to Law. Landlord shall in no event be responsible for the value, preservation or safekeeping of any such property. Tenant hereby waives all claims for damages that may be caused by Landlord's removing or storing Tenant's personal property pursuant to this Section or Section 12.01, and Tenant hereby indemnifies, and agrees to defend, protect and hold harmless, the Indemnitees from any and all loss, claims, demands, actions, expenses, liability and cost (including attorneys' fees and expenses) arising out of or in any way related to such removal or storage. Upon such written termination of Tenant's right to possession and this Lease, Landlord shall have the right to recover damages for Tenant's Default as provided herein or by Law, including the following damages provided by California Civil Code Section 1951.2:
(1)the worth at the time of award of the unpaid Rent which had been earned at the time of termination;
(2)the worth at the time of award of the amount by which the unpaid Rent which would have been earned after termination until the time of award exceeds the amount of such Rent loss that Tenant proves could reasonably have been avoided;
(3)the worth at the time of award of the amount by which the unpaid Rent for the balance of the term of this Lease after the time of award exceeds the amount of such Rent loss that Tenant proves could be reasonably avoided; and
(4)any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom. The word "rent" as used in this Section 11.02 shall have the same meaning as the defined term Rent in this Lease. The "worth at the time of award" of the amount referred to in clauses (1) and (2) above is computed by allowing interest at the Default Rate. The worth at the time of award of the amount referred to in clause (3) above is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). For the purpose of determining unpaid Rent under clause (3) above, the monthly Rent reserved in this Lease shall be deemed to be the sum of the Monthly Base Rent, and monthly Storage Space Rent, if any, and the amounts last payable by Tenant as Rent Adjustments for the calendar year in which Landlord terminated this Lease as provided hereinabove.
(c)    Even if Tenant is in Default and/or has abandoned the Premises, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession by written notice as provided in Section 11.02(b) above, and Landlord may enforce all its rights and remedies under this Lease, including the right to recover Rent as it becomes due under this Lease. In such event, Landlord shall have all of the rights and remedies of a landlord under California Civil Code Section 1951.4 (lessor may continue Lease in effect after Tenant's Default and abandonment and recover Rent as it becomes due, if Tenant has the right to sublet or assign, subject only to reasonable limitations), or any successor statute. During such time as Tenant is in Default, if Landlord has not terminated this Lease by written notice and if Tenant requests Landlord's consent to an assignment of this Lease or a sublease of the Premises, subject to Landlord's option to recapture pursuant to Section 10.02, Landlord shall not unreasonably withhold its consent to such assignment or sublease. Tenant acknowledges and agrees that the provisions of Article Ten shall be deemed to constitute reasonable limitations of Tenant's right to assign or sublet. Tenant acknowledges and agrees that in the absence of written notice pursuant to Section 11.02(b) above terminating Tenant's right to possession, no other act of Landlord shall constitute a termination of Tenant's right to possession or an acceptance of Tenant's surrender of the Premises, including acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of Landlord to protect Landlord's interest under this Lease or the withholding of consent to a subletting or assignment, or terminating a subletting or assignment, if in accordance with other provisions of this Lease.
(d)    In the event that Landlord seeks an injunction with respect to a breach or threatened breach by Tenant of any of the covenants, conditions or provisions of this Lease, Tenant agrees to pay the premium for any bond required in connection with such injunction.

Exhibit 10.19
CERTAIN INFORMATION IDENTIFIED BY “[***]” HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.
(e)    Tenant hereby waives any and all rights to relief from forfeiture, redemption or reinstatement granted by Law (including California Civil Code of Procedure Sections 1174 and 1179) in the event of Tenant being evicted or dispossessed for any cause or in the event of Landlord obtaining possession of the Premises by reason of Tenant's Default or otherwise;
(f)    When this Lease requires giving or service of a notice of Default or of a failure of Tenant to observe or perform any covenant, condition or provision of this Lease which will constitute a Default unless Tenant so observes or performs within any applicable cure period, and so long as the notice given or served provides Tenant the longer of any applicable cure period required by this Lease or by statute, then the giving of any equivalent or similar statutory notice, including any equivalent or similar notices required by California Code of Civil Procedure Section 1161 or any similar or successor statute, shall replace and suffice as any notice required under this Lease. When a statute requires service of a notice in a particular manner, service of that notice (or a similar notice required by this Lease) pursuant to the statutory service of notice procedures shall be sufficient in lieu of, and shall satisfy, any requirements to give notice to the addresses and in the manner required by Article Twenty-four, and without limiting the foregoing, any notice of unlawful detainer required by California Code of Civil Procedure Section 1161 or any similar or successor statute with respect to termination of possession, recovery of possession, eviction, termination of the Lease or similar action or proceeding shall not be required to be given pursuant to Article Twenty-four or to the notice addresses for Tenant set forth in this Lease, but instead may be served as required by Code of Civil Procedure Section 1162 or any similar or successor statute, and for purposes of Code of Civil Procedure Section 1162 or any similar or successor statute, Tenant's "place of residence" and "usual place of business" shall mean the address of the Premises.
(g)    The voluntary or other surrender or termination of this Lease, or a mutual termination or cancellation thereof, shall not work a merger and shall terminate all or any existing assignments, subleases, subtenancies or occupancies permitted by Tenant, except if and as otherwise specified in writing by Landlord.
(h)    No delay or omission in the exercise of any right or remedy of Landlord upon any default by Tenant, and no exercise by Landlord of its rights pursuant to Section 26.15 to perform any duty which Tenant fails timely to perform, shall impair any right or remedy or be construed as a waiver. No provision of this Lease shall be deemed waived by Landlord unless such waiver is in a writing signed by Landlord. The waiver by Landlord of any breach of any provision of this Lease shall not be deemed a waiver of any subsequent breach of the same or any other provision of this Lease.
11.03    ATTORNEY'S FEES
Tenant shall be liable for, and shall pay upon demand, all costs and expenses, including reasonable attorneys’ fees, incurred by Landlord in enforcing Tenant’s performance of its obligations under this Lease, or resulting from Tenant’s Default (regardless of whether suit is initiated), or incurred by Landlord in any litigation, negotiation or transaction in which Tenant causes Landlord, without Landlord’s fault, to become involved or concerned.
11.04    BANKRUPTCY
The following provisions shall apply in the event of the bankruptcy or insolvency of Tenant:
(a)    In connection with any proceeding under Chapter 7 of the Bankruptcy Code where the trustee of Tenant elects to assume this Lease for the purposes of assigning it, such election or assignment, may only be made upon compliance with the provisions of (b) and (c) below, which conditions Landlord and Tenant acknowledge to be commercially reasonable. In the event the trustee elects to reject this Lease then Landlord shall immediately be entitled to possession of the Premises without further obligation to Tenant or the trustee.
(b)    Any election to assume this Lease under Chapter 11 or 13 of the Bankruptcy Code by Tenant as debtor-in-possession or by Tenant's trustee (the "Electing Party") must provide for:
The Electing Party to cure or provide to Landlord adequate assurance that it will cure all monetary defaults under this Lease within fifteen (15) days from the date of assumption and it will cure all nonmonetary defaults under this Lease within thirty (30) days from the date of assumption. Landlord and Tenant acknowledge such condition to be commercially reasonable.
(c)    If the Electing Party has assumed this Lease or elects to assign Tenant's interest under this Lease to any other person, such interest may be assigned only if the intended assignee has provided adequate assurance of future performance (as herein defined), of all of the obligations imposed on Tenant under this Lease.
For the purposes hereof, "adequate assurance of future performance" means that Landlord has ascertained that each of the following conditions has been satisfied:
(i)The assignee has submitted a current financial statement, certified by its chief financial officer, which shows a net worth and working capital in amounts sufficient to assure the future performance by the assignee of Tenant's obligations under this Lease; and
(ii)Landlord has obtained consents or waivers from any third parties which may be required under a lease, mortgage, financing arrangement, or other agreement by which Landlord is bound, to enable Landlord to permit such assignment.

Exhibit 10.19
CERTAIN INFORMATION IDENTIFIED BY “[***]” HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.
(d)    Landlord's acceptance of rent or any other payment from any trustee, receiver, assignee, person, or other entity will not be deemed to have waived, or waive, the requirement of Landlord's consent, Landlord's right to terminate this Lease for any transfer of Tenant's interest under this Lease without such consent, or Landlord's claim for any amount of Rent due from Tenant.
11.05    LANDLORD’S DEFAULT
Landlord shall be in default hereunder in the event Landlord has not begun and pursued with reasonable diligence the cure of any failure of Landlord to meet its obligations hereunder within thirty (30) days after the receipt by Landlord of written notice from Tenant of the alleged failure to perform. In no event shall Tenant have the right to terminate or rescind this Lease as a result of Landlord's default as to any covenant or agreement contained in this Lease. Tenant hereby waives such remedies of termination and rescission and hereby agrees that Tenant's remedies for default hereunder and for breach of any promise or inducement shall be limited to a suit for damages and/or injunction. In addition, Tenant hereby covenants that, prior to the exercise of any such remedies, it will give Mortgagee notice and a reasonable time to cure any default by Landlord.
ARTICLE TWELVE
SURRENDER OF PREMISES
Upon the Termination Date, Tenant shall surrender and vacate the Premises immediately and deliver possession thereof to Landlord in a clean, good and tenantable condition, ordinary wear and tear, damage by casualty (subject to the terms of Article 14) and damage caused by Landlord, and Landlord’s obligations excepted. Tenant shall deliver to Landlord all keys to the Premises. Tenant shall remove from the Premises all movable personal property of Tenant and Tenant's trade fixtures, including, subject to Section 6.03, cabling for any of the foregoing. Tenant shall be entitled to remove such Tenant Additions which at the time of their installation Landlord and Tenant agreed may be removed by Tenant. Tenant shall also remove such other Tenant Additions as required by Landlord, including any Tenant Additions containing Hazardous Material. Tenant immediately shall repair all damage resulting from removal of any of Tenant's property, furnishings, Tenant’s Personal Property or Tenant Additions, shall close all floor, ceiling and roof openings and shall restore the Premises to a tenantable condition as reasonably determined by Landlord. If any of the Tenant Additions which were installed by Tenant involved the lowering of ceilings, raising of floors or the installation of specialized wall or floor coverings or lights, then Tenant shall also be obligated to return such surfaces to their condition prior to the commencement of this Lease. If any of the Tenant Additions which were installed by Tenant involved constructing staircases or other openings between floors, Tenant shall also be required to close such staircases or other openings between floors. Notwithstanding any of the foregoing to the contrary, if so requested by Tenant in writing (and prominently in all capital and bold lettering which also states that such request is pursuant to Section 12.01 of the Lease) at the time Tenant requests approval of any Tenant Work or subsequent Tenant Alterations, Landlord shall advise Tenant at the time of Landlord’s approval of such Tenant Work or Tenant Alterations as to whether Landlord will require that such Tenant Work or Tenant Alterations be removed by Tenant from the Premises; provided, however, regardless of the foregoing, in any event, Landlord may require removal of any Tenant Additions containing Hazardous Material and all Tenant’s trade fixtures, and, subject to Section 6.03, cabling and wiring installed for Tenant’s personal property or trade fixtures. In the event possession of the Premises is not delivered to Landlord when required hereunder, or if Tenant shall fail to remove those items described above, Landlord may (but shall not be obligated to), at Tenant's expense, remove any of such property and store, sell or otherwise deal with such property as provided in Section 11.02(b), including the waiver and indemnity obligations provided in that Section, and undertake, at Tenant's expense, such restoration work as Landlord deems necessary or advisable.
Notwithstanding any of the foregoing to the contrary, if so requested by Tenant in writing (and prominently in all capital and bold lettering which also states that such request is pursuant to Section 12.01 of the Lease) Landlord shall advise Tenant at the time of Landlord’s approval of the Final Space Plan (as defined in Exhibit B attached hereto) as to whether the improvements constructed in accordance with such Final Space Plan can remain in the Premises following the expiration or earlier termination of this Lease; provided, however, regardless of the foregoing, in any event, Landlord may require removal of any Tenant Additions containing Hazardous Materials and all Tenant’s trade fixtures, and, subject to Section 6.03, cabling and wiring installed for Tenant’s personal property or trade fixtures. However, Landlord approves the preliminary Space Plan attached hereto as Schedule B-1, and except as shown on Schedule B-1, Tenant shall not be required to restore any improvements shown or specified on such Space Plan.
ARTICLE THIRTEEN
HOLDING OVER
Tenant shall pay Landlord (i) for the first ninety (90) days of any holdover, one hundred twenty-five percent (125%) of the monthly Base Rent payable for the month immediately preceding the holding over (plus Rent Adjustments which Landlord may reasonably estimate), and (ii) following the expiration of such ninety (90) day period, one hundred fifty percent (150%) of the monthly Base Rent payable for the month immediately preceding the holding over (plus increases for Rent Adjustments which Landlord may reasonably estimate), for each month or portion thereof that Tenant retains possession of the Premises, or any portion thereof, after the Termination Date (without reduction for any partial month that Tenant retains possession). Tenant shall also pay all damages sustained by Landlord by reason of such retention of possession. The provisions of this Article shall not constitute a waiver by Landlord of any re-entry rights of Landlord and Tenant's continued occupancy of the Premises shall be as a tenancy in sufferance.

Exhibit 10.19
CERTAIN INFORMATION IDENTIFIED BY “[***]” HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.
ARTICLE FOURTEEN
DAMAGE BY FIRE OR OTHER CASUALTY
14.01    SUBSTANTIAL UNTENANTABILITY
(a)    If any fire or other casualty (whether insured or uninsured) renders all or a substantial portion of the Premises or the Building untenantable, Landlord shall, with reasonable promptness after the occurrence of such damage, estimate the length of time that will be required to substantially complete the repair and restoration and shall by notice advise Tenant of such estimate ("Landlord's Notice"). If Landlord estimates that the amount of time required to substantially complete such repair and restoration will exceed one hundred eighty (180) days from the date such damage occurred, then Landlord, or Tenant if all or a substantial portion of the Premises is rendered untenantable, shall have the right to terminate this Lease as of the date of such damage upon giving written notice to the other at any time within twenty (20) days after delivery of Landlord's Notice, provided that if Landlord so chooses, Landlord's Notice may also constitute such notice of termination.
(b)    In the event that the Building is damaged or destroyed to the extent of more than twenty-five percent (25%) of its replacement cost or to any extent if no insurance proceeds or insufficient insurance proceeds are receivable by Landlord, or if the buildings at the Project shall be damaged to the extent of fifty percent (50%) or more of the replacement value or to any extent if no insurance proceeds or insufficient insurance proceeds are receivable by Landlord, and regardless of whether or not the Premises be damaged, Landlord may elect by written notice to Tenant given within thirty (30) days after the occurrence of the casualty to terminate this Lease in lieu of so restoring the Premises, in which event this Lease shall terminate as of the date specified in Landlord's notice, which date shall be no later than sixty (60) days following the date of Landlord's notice.
(c)    Unless this Lease is terminated as provided in the preceding Subsections 14.01 (a) and (b), Landlord shall proceed with reasonable promptness to repair and restore the Premises to its condition as existed prior to such casualty, subject to reasonable delays for insurance adjustments and Force Majeure delays, and also subject to zoning Laws and building codes then in effect. Landlord shall have no liability to Tenant, and Tenant shall not be entitled to terminate this Lease if such repairs and restoration are not in fact completed within the time period estimated by Landlord so long as Landlord shall proceed with reasonable diligence to complete such repairs and restoration.
(d)    Tenant acknowledges that Landlord shall be entitled to the full proceeds of any insurance coverage, whether carried by Landlord or Tenant, for damages to the Premises, except for those proceeds of Tenant's insurance of its own personal property and equipment which would be removable by Tenant at the Termination Date. All such insurance proceeds shall be payable to Landlord whether or not the Premises are to be repaired and restored, provided, however, if this Lease is not terminated and the parties proceed to repair and restore Tenant Additions at Tenant's cost, to the extent Landlord received proceeds of Tenant's insurance covering Tenant Additions, such proceeds shall be applied to reimburse Tenant for its cost of repairing and restoring Tenant Additions.
(e)    Notwithstanding anything in this Article Fourteen to the contrary: (i) Landlord shall have no duty pursuant to this Section to repair or restore any portion of any Tenant Additions or to expend for any repair or restoration of the Premises or Building amounts in excess of insurance proceeds paid to Landlord and available for repair or restoration; and (ii) Tenant shall not have the right to terminate this Lease pursuant to this Section if any damage or destruction was caused by the willful misconduct or neglect of Tenant, its agent or employees. Whether or not the Lease is terminated pursuant to this Article Fourteen, in no event shall Tenant be entitled to any compensation or damages for loss of the use of the whole or any part of the Premises or for any inconvenience or annoyance occasioned by any such damage, destruction, rebuilding or restoration of the Premises or the Building or access thereto subject to Section 14.03.
(f)    Any repair or restoration of the Premises performed by Tenant shall be in accordance with the provisions of Article Nine hereof.
14.02    INSUBSTANTIAL UNTENANTABILITY
Unless this Lease is terminated as provided in the preceding Subsections 14.01 (a) and (b), then Landlord shall proceed to repair and restore the Building or the Premises other than Tenant Additions, with reasonable promptness, unless such damage is to the Premises and occurs during the last six (6) months of the Term, in which event either Tenant or Landlord shall have the right to terminate this Lease as of the date of such casualty by giving written notice thereof to the other within twenty (20) days after the date of such casualty. Notwithstanding the foregoing, Landlord’s obligation to repair shall be limited in accordance with the provisions of Section 14.01 above.
14.03    RENT ABATEMENT
Except for the negligence or willful misconduct of Tenant or its agents, employees, contractors or invitees, if all or any part of the Premises are rendered untenantable by fire or other casualty and this Lease is not terminated, Monthly Base Rent and Rent Adjustments shall abate for that part of the Premises which is untenantable on a per diem basis from the date of the casualty until Landlord has Substantially Completed the repair and restoration work in the Premises which it is required to perform, provided, that as a result of such casualty, Tenant does not occupy the portion of the Premises which is untenantable during such period.

Exhibit 10.19
CERTAIN INFORMATION IDENTIFIED BY “[***]” HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.
14.04    WAIVER OF STATUTORY REMEDIES
The provisions of this Lease, including this Article Fourteen, constitute an express agreement between Landlord and Tenant with respect to any and all damage to, or destruction of, the Premises or the Property or any part of either, and any Law, including Sections 1932(2), 1933(4), 1941 and 1942 of the California Civil Code, with respect to any rights or obligations concerning damage or destruction shall have no application to this Lease or to any damage to or destruction of all or any part of the Premises or the Property or any part of either, and are hereby waived.
ARTICLE FIFTEEN
EMINENT DOMAIN
15.01    TAKING OF WHOLE OR SUBSTANTIAL PART
In the event the whole or any substantial part of the Building or of the Premises is taken or condemned by any competent authority for any public use or purpose (including a deed given in lieu of condemnation) and is thereby rendered untenantable, this Lease shall terminate as of the date title vests in such authority or any earlier date on which possession is required to be surrendered to such authority, and Monthly Base Rent and Rent Adjustments shall be apportioned as of the Termination Date. Further, if at least twenty-five percent (25%) of the rentable area of the Project is taken or condemned by any competent authority for any public use or purpose (including a deed given in lieu of condemnation), and regardless of whether or not the Premises be so taken or condemned, Landlord may elect by written notice to Tenant to terminate this Lease as of the date title vests in such authority or any earlier date on which possession is required to be surrendered to such authority, and Monthly Base Rent and Rent Adjustments shall be apportioned as of the Termination Date. Landlord may, without any obligation to Tenant, agree to sell or convey to the taking authority the Premises, the Building, the Project or any portion thereof sought by the taking authority, free from this Lease and the right of Tenant hereunder, without first requiring that any action or proceeding be instituted or, if instituted, pursued to a judgment. Notwithstanding anything to the contrary herein set forth, in the event the taking of the Building or Premises is temporary (for less than the remaining term of the Lease), Landlord may elect either (i) to terminate this Lease or (ii) permit Tenant to receive the entire award attributable to the Premises in which case Tenant shall continue to pay Rent and this Lease shall not terminate.
15.02    TAKING OF PART
In the event a part of the Building or the Premises is taken or condemned by any competent authority (or a deed is delivered in lieu of condemnation) and this Lease is not terminated, the Lease shall be amended to reduce or increase, as the case may be, the Monthly Base Rent and Tenant's Share to reflect the Rentable Area of the Premises or Building, as the case may be, remaining after any such taking or condemnation. Landlord, upon receipt and to the extent of the award in condemnation (or proceeds of sale) shall make necessary repairs and restorations to the Premises (exclusive of Tenant Additions) and to the Building to the extent necessary to constitute the portion of the Building not so taken or condemned as a complete architectural and economically efficient unit. Notwithstanding the foregoing, if as a result of any taking, or a governmental order that the grade of any street or alley adjacent to the Building is to be changed and such taking or change of grade makes it necessary or desirable to substantially remodel or restore the Building or prevents the economical operation of the Building, Landlord shall have the right to terminate this Lease upon ninety (90) days prior written notice to Tenant.
15.03    COMPENSATION
Landlord shall be entitled to receive the entire award (or sale proceeds) from any such taking, condemnation or sale without any payment to Tenant, and Tenant hereby assigns to Landlord Tenant's interest, if any, in such award; provided, however, Tenant shall have the right separately to pursue against the condemning authority a separate award in respect of the loss, if any, to Tenant Additions paid for by Tenant without any credit or allowance from Landlord, for fixtures or personal property of Tenant, or for relocation or business interruption expenses, so long as there is no diminution of Landlord's award as a result.
ARTICLE SIXTEEN
INSURANCE
16.01    TENANT'S INSURANCE
Tenant, at Tenant's expense, agrees to maintain in force, with a company or companies acceptable to Landlord, during the Term: (a) Commercial General Liability Insurance on a primary basis and without any right of contribution from any insurance carried by Landlord covering the Premises on an occurrence basis against all claims for personal injury, bodily injury, death and property damage, including contractual liability covering the indemnification provisions in this Lease. Such insurance shall be for such limits that are reasonably required by Landlord from time to time but not less than a combined single limit of Five Million and No/100 Dollars ($5,000,000.00); (b) Workers' Compensation and Employers' Liability Insurance to the extent required by and in accordance with the Laws of the State of California; (c) "All Risks" or “special cause of loss” property insurance in an amount adequate to cover the full replacement cost of all Tenant Additions to the Premises, equipment, installations, fixtures and contents of the Premises in the event of loss; and (d) In the event a motor vehicle is to be used by Tenant in connection with its business operation from the Premises, Comprehensive Automobile Liability Insurance coverage with limits of not less than One Million and No/100 Dollars ($1,000,000.00) combined single limit coverage against bodily injury liability and property damage liability arising out of the use by or on behalf of Tenant, its agents and employees in connection with this Lease, of any owned, non-owned or hired motor vehicles; and (e) such other insurance or coverages as Landlord reasonably requires.

Exhibit 10.19
CERTAIN INFORMATION IDENTIFIED BY “[***]” HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.
16.02    FORM OF POLICIES
Each policy referred to in 16.01 shall satisfy the following requirements. Each policy shall (i) name Landlord and the Indemnitees as additional insureds (except Workers’ Compensation and Employers’ Liability Insurance), (ii) be issued by one or more responsible insurance companies licensed to do business in the State of California reasonably satisfactory to Landlord, (iii) where applicable, provide for deductible amounts satisfactory to Landlord and not permit co-insurance, (iv) shall provide that such insurance may not be canceled or amended without thirty (30) days' prior written notice to the Landlord, and (v) each policy of "All-Risks" property insurance shall provide that the policy shall not be invalidated should the insured waive in writing prior to a loss, any or all rights of recovery against any other party for losses covered by such policies. Tenant shall deliver to Landlord, certificates of insurance and at Landlord's request, copies of all policies and renewals thereof to be maintained by Tenant hereunder, not less than ten (10) days prior to the Commencement Date and not less than ten (10) days prior to the expiration date of each policy.
16.03    LANDLORD'S INSURANCE
Landlord agrees to purchase and keep in full force and effect during the Term hereof, including any extensions or renewals thereof, insurance under policies issued by insurers of recognized responsibility, qualified to do business in the State of California on the Building in amounts not less than the greater of eighty (80%) percent of the then full replacement cost (without depreciation) of the Building (above foundations and excluding Tenant Additions to the Premises) or an amount sufficient to prevent Landlord from becoming a co-insurer under the terms of the applicable policies, against fire and such other risks as may be included in standard forms of all risk coverage insurance reasonably available from time to time. Landlord agrees to maintain in force during the Term, Commercial General Liability Insurance covering the Building on an occurrence basis against all claims for personal injury, bodily injury, death and property damage. Such insurance shall be for a combined single limit of Five Million and No/100 Dollars ($5,000,000.00). Neither Landlord's obligation to carry such insurance nor the carrying of such insurance shall be deemed to be an indemnity by Landlord with respect to any claim, liability, loss, cost or expense due, in whole or in part, to Tenant's negligent acts or omissions or willful misconduct. Without obligation to do so, Landlord may, in its sole discretion from time to time, carry insurance in amounts greater and/or for coverage additional to the coverage and amounts set forth above.
16.04    WAIVER OF SUBROGATION
(a)    Landlord agrees that it will include in its "All Risks" policies appropriate clauses pursuant to which the insurance companies (i) waive all right of subrogation against Tenant with respect to losses payable under such policies and/or (ii) agree that such policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policies.
(b)    Tenant agrees to include, so long as the same is permitted under the laws of the State of California, in its "All Risks" insurance policy or policies on Tenant Additions to the Premises, whether or not removable, and on Tenant's furniture, furnishings, fixtures and other property removable by Tenant under the provisions of this Lease appropriate clauses pursuant to which the insurance company or companies (i) waive the right of subrogation against Landlord and/or any tenant of space in the Building with respect to losses payable under such policy or policies and/or (ii) agree that such policy or policies shall not be invalidated should the insured waive in writing prior to a loss any or all right of recovery against any party for losses covered by such policy or policies. If Tenant is unable to obtain in such policy or policies either of the clauses described in the preceding sentence, Tenant shall, if legally possible and without necessitating a change in insurance carriers, have Landlord named in such policy or policies as an additional insured. If Landlord shall be named as an additional insured in accordance with the foregoing, Landlord agrees to endorse promptly to the order of Tenant, without recourse, any check, draft, or order for the payment of money representing the proceeds of any such policy or representing any other payment growing out of or connected with said policies, and Landlord does hereby irrevocably waive any and all rights in and to such proceeds and payments.
(c)    Landlord hereby waives any and all right of recovery which it might otherwise have against Tenant, its servants, agents and employees, for loss or damage occurring to the Real Property and the fixtures, appurtenances and equipment therein, except Tenant Additions, to the extent the same is covered by Landlord's insurance or would be covered had Landlord maintained insurance required hereunder, notwithstanding that such loss or damage may result from the negligence or fault of Tenant, its servants, agents or employees. Tenant hereby waives any and all right of recovery which it might otherwise have against Landlord, its servants, and employees and against every other tenant in the Real Property who shall have executed a similar waiver as set forth in this Section 16.04 (c) for loss or damage to Tenant Additions, whether or not removable, and to Tenant's furniture, furnishings, fixtures and other property removable by Tenant under the provisions hereof to the extent the same is covered or coverable by Tenant's insurance required under this Lease, notwithstanding that such loss or damage may result from the negligence or fault of Landlord, its servants, agents or employees, or such other tenant and the servants, agents or employees thereof.
(d)    Landlord and Tenant hereby agree to advise the other promptly if the clauses to be included in their respective insurance policies pursuant to subparagraphs (a) and (b) above cannot be obtained on the terms hereinbefore provided and thereafter to furnish the other with a certificate of insurance or copy of such policies showing the naming of the other as an additional insured, as aforesaid. Landlord and Tenant hereby also agree to notify the other promptly of any cancellation or change of the terms of any such policy which would affect such clauses or naming. All such policies which name both Landlord and Tenant as additional insureds shall, to the extent obtainable, contain agreements by the insurers to the effect that no act or omission of any additional insured will invalidate the policy as to the other additional insureds.

Exhibit 10.19
CERTAIN INFORMATION IDENTIFIED BY “[***]” HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.
16.05    NOTICE OF CASUALTY
Tenant shall give Landlord notice in case of a fire or accident in the Premises promptly after Tenant is aware of such event.
ARTICLE SEVENTEEN
WAIVER OF CLAIMS AND INDEMNITY
17.01    WAIVER OF CLAIMS
To the extent permitted by Law, Tenant releases the Indemnitees from, and waives all claims for, damage to person or property sustained by the Tenant or any occupant of the Premises or the Property resulting directly or indirectly from any existing or future condition, defect, matter or thing in and about the Premises or the Property, or any part of either, or any equipment or appurtenance therein, or resulting from any accident in or about the Premises or the Property, or resulting directly or indirectly from any act or neglect of any tenant or occupant of the Property or of any other person, including Landlord's agents and servants, except to the extent caused by the willful and wrongful act of any of the Indemnitees. If any such damage, whether to the Premises or the Property or any part of either, or whether to Landlord or to other tenants in the Property, results from any act or neglect of Tenant, its employees, servants, agents, contractors, invitees or customers, Tenant shall be liable therefor and Landlord may, at Landlord's option, repair such damage and Tenant shall, upon demand by Landlord, as payment of additional Rent hereunder, reimburse Landlord within ten (10) days of demand for the total cost of such repairs, in excess of amounts, if any, paid to Landlord under insurance covering such damages. Tenant shall not be liable for any such damage caused by its acts or neglect if Landlord or a tenant has recovered the full amount of the damage from proceeds of insurance policies and the insurance company has waived its right of subrogation against Tenant.
17.02    INDEMNITY BY TENANT
To the extent permitted by Law, Tenant hereby indemnifies, and agrees to protect, defend and hold the Indemnitees harmless, against any and all actions, claims, demands, liability, costs and expenses, including attorneys' fees and expenses for the defense thereof, arising from Tenant's occupancy of the Premises, from the undertaking of any Tenant Additions or repairs to the Premises, from the conduct of Tenant's business on the Premises, or from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease, or from any willful act or negligence of Tenant, its agents, contractors, servants, employees, customers or invitees, in or about the Premises or the Property or any part of either. In case of any action or proceeding brought against the Indemnitees by reason of any such claim, upon notice from Landlord, Tenant covenants to defend such action or proceeding by counsel approved by Landlord, in Landlord's reasonable discretion. Landlord or Tenant may settle, compromise or dispose of any and all actions, claims and demands related to the foregoing indemnity, subject to the prior written approval of the other, which approval shall not be unreasonably withheld. The foregoing indemnity shall not operate to apply or relieve an Indemnitee of liability to the extent such liability is caused by the gross negligence or willful and wrongful act of such Indemnitee. Further, the foregoing indemnity is subject to and shall not diminish any waivers in effect in accordance with Section 16.04 by Landlord or its insurers to the extent of amounts, if any, paid to Landlord under its "All-Risks" property insurance.
17.03    WAIVER OF CONSEQUENTIAL DAMAGES
To the extent permitted by law, Tenant hereby waives and releases Indemnitees from any consequential damages, including loss of business or profits as a result of any injury or damage, whether or not caused by the negligence, or by the willful and wrongful act, of any of the Indemnitees. To the extent permitted by law, but except for damages recoverable pursuant to Section 7.02, Sections 11.02(b) and (c), Article Thirteen, and Section 20.02, Landlord hereby waives and releases Tenant from any consequential damages, including loss of business or profits as a result of any injury or damage, whether or not caused by the negligence, or by the willful and wrongful act, of Tenant.
ARTICLE EIGHTEEN
RULES AND REGULATIONS
Tenant agrees for itself and for its subtenants, employees, agents, and invitees to comply with all reasonable rules and regulations for use of the Premises, the Building, the Phase and the Project imposed by Landlord, as the same may be revised from time to time, including the following: (a) Tenant shall comply with all of the requirements of Landlord's emergency response plan, as the same may be amended from time to time; and (b) Tenant shall not place any furniture, furnishings, fixtures or equipment in the Premises in a manner so as to obstruct the windows of the Premises to cause the Building, in Landlord's good faith determination, to appear unsightly from the exterior. Such rules and regulations are and shall be imposed for the cleanliness, good appearance, proper maintenance, good order and reasonable use of the Premises, the Building, the Phase and the Project and as may be necessary for the enjoyment of the Building and the Project by all tenants and their clients, customers, and employees. Nothing in this Lease shall be construed to impose upon the Landlord any duty or obligation to enforce the rules and regulations as set forth above or as hereafter adopted, or the terms, covenants or conditions of any other lease as against any other tenant, and the Landlord shall not be liable to the Tenant for violation of the same by any other tenant, its servants, employees, agents, visitors or licensees. If there is a conflict between this Lease and any rules and regulations enacted after the date of this Lease, the terms of this Lease shall control. Landlord shall not be liable to Tenant for or in connection with the failure of any other tenant of the Project to comply with any rules and regulations applicable to such other tenant under its lease; provided, however, Landlord shall use reasonable efforts to enforce the rules and regulations consistently and uniformly with respect to other tenants as applicable to such other tenants under their respective leases and shall not systematically discriminate against Tenant in the enforcement of the rules and regulations.

Exhibit 10.19
CERTAIN INFORMATION IDENTIFIED BY “[***]” HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.
ARTICLE NINETEEN
LANDLORD'S RESERVED RIGHTS
Landlord shall have the following rights exercisable without notice to Tenant and without liability to Tenant for damage or injury to persons, property or business and without being deemed an eviction or disturbance of Tenant's use or possession of the Premises or giving rise to any claim for offset or abatement of Rent: (1) to change the Building's name or street address upon thirty (30) days' prior written notice to Tenant; (2) to install, affix and maintain all signs on the exterior and/or interior of the Building; (3) to designate and/or approve prior to installation, all types of signs, window shades, blinds, drapes, awnings or other similar items, and all internal lighting that may be visible from the exterior of the Premises; (4) upon at least twenty-four (24) hours’ prior notice to Tenant, to display the Premises to prospective purchasers at reasonable hours at any time during the Term and to prospective tenants at reasonable hours during the last twelve (12) months of the Term; (5) to grant to any party the exclusive right to conduct any business or render any service in or to the Building, provided such exclusive right shall not operate to prohibit Tenant from using the Premises for the purpose permitted hereunder; (6) to change the arrangement and/or location of entrances or passageways, doors and doorways, corridors, elevators, stairs, washrooms or public portions of the Building, and to close entrances, doors, corridors, elevators or other facilities, provided that such action shall not materially and adversely interfere with Tenant's access to the Premises or the Building; (7) to have access for Landlord and other tenants of the Building to any mail chutes and boxes located in or on the Premises as required by any applicable rules of the United States Post Office; and (8) to close the Building after normal business hours, except that Tenant and its employees and invitees shall be entitled to admission at all times, under such regulations as Landlord prescribes for security purposes.
ARTICLE TWENTY
ESTOPPEL CERTIFICATE
20.01    IN GENERAL
Within fifteen (15) days after request therefor by Landlord, Mortgagee or any prospective mortgagee or owner, Tenant agrees as directed in such request to execute an Estoppel Certificate in recordable form, binding upon Tenant, certifying (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, a description of such modifications and that this Lease as modified is in full force and effect); (ii) the dates to which Rent has been paid; (iii) that Tenant is in the possession of the Premises if that is the case; (iv) that to Tenant’s knowledge, Landlord is not in default under this Lease, or, if Tenant believes Landlord is in default, the nature thereof in detail; (v) that Tenant has no offsets or defenses to the performance of its obligations under this Lease (or if Tenant believes there are any offsets or defenses, a full and complete explanation thereof); (vi) that the Premises have been completed in accordance with the terms and provisions hereof, that Tenant has accepted the Premises and the condition thereof and of all improvements thereto and has no claims against Landlord or any other party with respect thereto; (vii) that if an assignment of rents or leases has been served upon the Tenant by a Mortgagee, Tenant will acknowledge receipt thereof and agree to be bound by the provisions thereof; (viii) that Tenant will give to the Mortgagee copies of all notices required or permitted to be given by Tenant to Landlord; and (ix) to any other information reasonably requested.
20.02    ENFORCEMENT
In the event that Tenant fails to deliver an Estoppel Certificate, then such failure shall be a Default for which there shall be no cure or grace period. In addition to any other remedy available to Landlord, Landlord may impose a charge equal to $500.00 for each day that Tenant fails to deliver an Estoppel Certificate and Tenant shall be deemed to have irrevocably appointed Landlord as Tenant's attorney-in-fact to execute and deliver such Estoppel Certificate.
ARTICLE TWENTY-ONE
INTENTIONALLY OMITTED
ARTICLE TWENTY-TWO
REAL ESTATE BROKERS
Tenant represents that, except for the broker(s) listed in Section 1.01, Tenant has not dealt with any real estate broker, sales person, or finder in connection with this Lease, and no such person initiated or participated in the negotiation of this Lease, or showed the Premises to Tenant. Tenant hereby agrees to indemnify, protect, defend and hold Landlord and the Indemnitees, harmless from and against any and all liabilities and claims for commissions and fees arising out of a breach of the foregoing representation. Landlord agrees to pay any commission to which Landlord's Broker listed in Section 1.01 is entitled in connection with this Lease pursuant to Landlord's written agreement with such broker. Landlord and Tenant agree that any commission payable to Tenant's Broker shall be paid by Landlord to the extent Tenant's Broker and Landlord's Broker have entered into a separate agreement between themselves to share the commission paid to Landlord's Broker by Landlord.
ARTICLE TWENTY-THREE
MORTGAGEE PROTECTION
23.01    SUBORDINATION AND ATTORNMENT
This Lease is and shall be expressly subject and subordinate at all times to (i) any ground or underlying lease of the Real Property, now or, provided the applicable ground lessor tenders a commercially reasonable non-disturbance agreement to Tenant, hereafter existing, and all amendments, extensions, renewals and modifications to any such

Exhibit 10.19
CERTAIN INFORMATION IDENTIFIED BY “[***]” HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.
lease, and (ii) the lien of any mortgage or trust deed now or, provided the Mortgagee tenders a commercially reasonable non-disturbance agreement to Tenant, hereafter encumbering fee title to the Real Property and/or the leasehold estate under any such lease, and all amendments, extensions, renewals, replacements and modifications of such mortgage or trust deed and/or the obligation secured thereby, unless such ground lease or ground lessor, or mortgage, trust deed or Mortgagee, expressly provides or elects that the Lease shall be superior to such lease or mortgage or trust deed. If any such mortgage or trust deed is foreclosed (including any sale of the Real Property pursuant to a power of sale), or if any such lease is terminated, upon request of the Mortgagee or ground lessor, as the case may be, Tenant shall attorn to the purchaser at the foreclosure sale or to the ground lessor under such lease, as the case may be, provided, however, that such purchaser or ground lessor shall not be (i) bound by any payment of Rent for more than one month in advance except payments in the nature of security for the performance by Tenant of its obligations under this Lease; (ii) subject to any offset, defense or damages arising out of a default of any obligations of any preceding Landlord; or (iii) bound by any amendment or modification of this Lease made without the written consent of the Mortgagee or ground lessor; or (iv) liable for any security deposits not actually received in cash by such purchaser or ground lessor. This subordination shall be self-operative and no further certificate or instrument of subordination need be required by any such Mortgagee or ground lessor. In confirmation of such subordination, however, Tenant shall execute promptly any reasonable certificate or instrument that Landlord, Mortgagee or ground lessor may request. Tenant hereby constitutes Landlord as Tenant's attorney-in-fact to execute such certificate or instrument for and on behalf of Tenant upon Tenant's failure to do so within fifteen (15) days of a request to do so. Upon request by such successor in interest, Tenant shall execute and deliver reasonable instruments confirming the attornment provided for herein.
23.02    MORTGAGEE PROTECTION
Tenant agrees to give any Mortgagee or ground lessor, by registered or certified mail, a copy of any notice of default served upon the Landlord by Tenant, provided that prior to such notice Tenant has received notice (by way of service on Tenant of a copy of an assignment of rents and leases, or otherwise) of the address of such Mortgagee or ground lessor. Tenant further agrees that if Landlord shall have failed to cure such default within the time provided for in this Lease, then the Mortgagee or ground lessor shall have an additional thirty (30) days after receipt of notice thereof within which to cure such default or if such default cannot be cured within that time, then such additional notice time as may be necessary, if, within such thirty (30) days, any Mortgagee or ground lessor has commenced and is diligently pursuing the remedies necessary to cure such default (including commencement of foreclosure proceedings or other proceedings to acquire possession of the Real Property, if necessary to effect such cure). Such period of time shall be extended by any period within which such Mortgagee or ground lessor is prevented from commencing or pursuing such foreclosure proceedings or other proceedings to acquire possession of the Real Property by reason of Landlord's bankruptcy. Until the time allowed as aforesaid for Mortgagee or ground lessor to cure such defaults has expired without cure, Tenant shall have no right to, and shall not, terminate this Lease on account of default. This Lease may not be modified or amended so as to reduce the Rent or shorten the Term, or so as to adversely affect in any other respect to any material extent the rights of the Landlord, nor shall this Lease be canceled or surrendered, without the prior written consent, in each instance, of the ground lessor or the Mortgagee.
ARTICLE TWENTY-FOUR
NOTICES
(a)    All notices, demands or requests provided for or permitted to be given pursuant to this Lease must be in writing and shall be personally delivered, sent by Federal Express or other reputable overnight courier service, or mailed by first class, registered or certified United States mail, return receipt requested, postage prepaid.
(b)    All notices, demands or requests to be sent pursuant to this Lease shall be deemed to have been properly given or served by delivering or sending the same in accordance with this Section, addressed to the parties hereto at their respective addresses listed in Sections 1.01.
(c)    Notices, demands or requests sent by mail or overnight courier service as described above shall be effective upon deposit in the mail or with such courier service. However, the time period in which a response to any such notice, demand or request must be given shall commence to run from (i) in the case of delivery by mail, the date of receipt on the return receipt of the notice, demand or request by the addressee thereof, or (ii) in the case of delivery by Federal Express or other overnight courier service, the date of acceptance of delivery by an employee, officer, director or partner of Landlord or Tenant. Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given, as indicated by advice from Federal Express or other overnight courier service or by mail return receipt, shall be deemed to be receipt of notice, demand or request sent. Notices may also be served by personal service upon any officer, director or partner of Landlord or Tenant, and shall be effective upon such service.
(d)    By giving to the other party at least thirty (30) days written notice thereof, either party shall have the right from time to time during the term of this Lease to change their respective addresses for notices, statements, demands and requests, provided such new address shall be within the United States of America.
ARTICLE TWENTY-FIVE
SANCTIONS LIST
(a)    Tenant hereby represents, warrants and covenants to Landlord that either:
(i)    Tenant is Regulated Entity (as defined below), or

Exhibit 10.19
CERTAIN INFORMATION IDENTIFIED BY “[***]” HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.
(ii)    neither Tenant nor any person or entity that directly or indirectly has an ownership interest in Tenant of twenty-five percent (25%) or more, is or will be (A)(1) subject to a U.S. comprehensive sanctions program administered by the U.S. Department of Treasury, Office of Foreign Assets Control (“OFAC”), (2) named on OFAC’s U.S. Specially Designated Nationals list, or (3) named on OFAC’s Sectoral Sanctions Identifications list ((1), (2) and (3) collectively the “OFAC Sanctions Lists”), (B) named on any other locally required sanctions lists (“Country Lists”), or (C) named on the United Nations Security Council’s sanctions list (the “U.N. List” and together with the OFAC Sanctions Lists and the Country Lists, the “Sanctions Lists”).
(b)    If, in connection with this Lease, there is one or more Guarantors of Tenant’s obligations under this Lease, then Tenant further represents, warrants and covenants that either:
(i)    any such Guarantor is a Regulated Entity, or
(ii)    neither Guarantor nor any person or entity that directly or indirectly has an ownership interest in such Guarantor of twenty-five percent (25%) or more, is or will be on the Sanctions Lists.
For purposes of this Section, a “Regulated Entity” shall mean a U.S. public company (including their documented wholly-owned subsidiaries) or any other entity, including a bank, that is regulated by the SEC, FINRA, or Federal Reserve.
ARTICLE TWENTY-SIX
MISCELLANEOUS
26.01    LATE CHARGES
(a)    The Monthly Base Rent, Rent Adjustments and Rent Adjustment Deposits shall be due when and as specifically provided above. Except for such payments and late charges described below, which late charge shall be due when provided below (without notice or demand), all other payments required hereunder to Landlord shall be paid within ten (10) business days after Landlord's demand therefor. All Rent and charges, except late charges, not paid when due shall bear interest from the date due until the date paid at the Default Rate in effect on the date such payment was due.
(b)    In the event Tenant is more than five (5) days late in paying any installment of Rent due under this Lease, Tenant shall pay Landlord a late charge equal to five percent (5%) of the delinquent installment of Rent. The parties agree that (i) such delinquency will cause Landlord to incur costs and expenses not contemplated herein, the exact amount of which will be difficult to calculate, including the cost and expense that will be incurred by Landlord in processing each delinquent payment of rent by Tenant, and (ii) the amount of such late charge represents a reasonable estimate of such costs and expenses and that such late charge shall be paid to Landlord for each delinquent payment in addition to all Rent otherwise due hereunder. Notwithstanding the foregoing with respect only to one (1) occasion of late payment within the preceding twelve (12) months, the late charge shall be payable only if the payment in question is received more than three (3) days after written notice from Landlord of such late payment. The parties further agree that the payment of late charges and the payment of interest provided for in subparagraph (a) above are distinct and separate from one another in that the payment of interest is to compensate Landlord for its inability to use the money improperly withheld by Tenant, while the payment of late charges is to compensate Landlord for its additional administrative expenses in handling and processing delinquent payments.
(c)    Payment of interest at the Default Rate and/or of late charges shall not excuse or cure any default by Tenant under this Lease, nor shall the foregoing provisions of this Article or any such payments prevent Landlord from exercising any right or remedy available to Landlord upon Tenant's failure to pay Rent when due, including the right to terminate this Lease.
26.02    NO JURY TRIAL; VENUE; JURISDICTION
Each party hereto (which includes any assignee, successor, heir or personal representative of a party) shall not seek a jury trial, hereby waives trial by jury, and hereby further waives any objection to venue in the County in which the Project is located, and agrees and consents to personal jurisdiction of the courts of the State of California, in any action or proceeding or counterclaim brought by any party hereto against the other on any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises, or any claim of injury or damage, or the enforcement of any remedy under any statute, emergency or otherwise, whether any of the foregoing is based on this Lease or on tort law. No party will seek to consolidate any such action in which a jury has been waived with any other action in which a jury trial cannot or has not been waived. It is the intention of the parties that these provisions shall be subject to no exceptions. By execution of this Lease the parties agree that this provision may be filed by any party hereto with the clerk or judge before whom any action is instituted, which filing shall constitute the written consent to a waiver of jury trial pursuant to and in accordance with Section 631 of the California Code of Civil Procedure. No party has in any way agreed with or represented to any other party that the provisions of this Section will not be fully enforced in all instances. The provisions of this Section shall survive the expiration or earlier termination of this Lease.
26.03    DEFAULT UNDER OTHER LEASE
It shall be a Default under this Lease if Tenant or any Affiliate holding any other lease with Landlord for premises in the Project defaults under such lease and as a result thereof such lease is terminated or terminable.

Exhibit 10.19
CERTAIN INFORMATION IDENTIFIED BY “[***]” HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.
26.04    OPTION
This Lease shall not become effective as a lease or otherwise until executed and delivered by both Landlord and Tenant. The submission of the Lease to Tenant does not constitute a reservation of or option for the Premises, and this Lease shall not be binding on either party until executed and delivered by both parties.
26.05    TENANT AUTHORITY
Tenant represents and warrants to Landlord that it has full authority and power to enter into and perform its obligations under this Lease, that the person executing this Lease is fully empowered to do so, and that no consent or authorization is necessary from any third party. Landlord may request that Tenant provide Landlord evidence of Tenant's authority.
26.06    ENTIRE AGREEMENT
This Lease, the Exhibits and Riders attached hereto contain the entire agreement between Landlord and Tenant concerning the Premises and there are no other agreements, either oral or written, and no other representations or statements, either oral or written, on which Tenant has relied. This Lease shall not be modified except by a writing executed by Landlord and Tenant.
26.07    MODIFICATION OF LEASE FOR BENEFIT OF MORTGAGEE
If Mortgagee of Landlord requires a modification of this Lease which shall not result in any increased cost or expense to Tenant or in any other substantial and adverse change in the rights and obligations of Tenant hereunder, then Tenant agrees that the Lease may be so modified.
26.08    EXCULPATION
Tenant agrees, on its behalf and on behalf of its successors and assigns, that any liability or obligation of Landlord in connection with this Lease shall only be enforced against Landlord's equity interest in the Property up to a maximum of Five Million Dollars ($5,000,000.00) and in no event against any other assets of the Landlord, or Landlord's officers or directors or partners, and that any liability of Landlord with respect to this Lease shall be so limited and Tenant shall not be entitled to any judgment in excess of such amount.
26.09    ACCORD AND SATISFACTION
No payment by Tenant or receipt by Landlord of a lesser amount than any installment or payment of Rent due shall be deemed to be other than on account of the amount due, and no endorsement or statement on any check or any letter accompanying any check or payment of Rent shall be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or payment of Rent or pursue any other remedies available to Landlord. No receipt of money by Landlord from Tenant after the termination of this Lease or Tenant's right of possession of the Premises shall reinstate, continue or extend the Term. Receipt or acceptance of payment from anyone other than Tenant, including an assignee of Tenant, is not a waiver of any breach of Article Ten, and Landlord may accept such payment on account of the amount due without prejudice to Landlord's right to pursue any remedies available to Landlord.
26.10    LANDLORD'S OBLIGATIONS ON SALE OF BUILDING
In the event of any sale or other transfer of the Building, Landlord shall be entirely freed and relieved of all agreements and obligations of Landlord hereunder accruing or to be performed after the date of such sale or transfer, and any remaining liability of Landlord with respect to this Lease shall be limited to Five Million Dollars ($5,000,000.00) and Tenant shall not be entitled to any judgment in excess of such amount.
26.11    BINDING EFFECT
Subject to the provisions of Article Ten, this Lease shall be binding upon and inure to the benefit of Landlord and Tenant and their respective heirs, legal representatives, successors and permitted assigns.
26.12    CAPTIONS
The Article and Section captions in this Lease are inserted only as a matter of convenience and in no way define, limit, construe, or describe the scope or intent of such Articles and Sections.
26.13    TIME; APPLICABLE LAW; CONSTRUCTION
Time is of the essence of this Lease and each and all of its provisions. This Lease shall be construed in accordance with the Laws of the State of California. If more than one person signs this Lease as Tenant, the obligations hereunder imposed shall be joint and several. If any term, covenant or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each item, covenant or condition of this Lease shall be valid and be enforced to the fullest extent permitted by Law. Wherever the term "including" or "includes" is used in this Lease, it

Exhibit 10.19
CERTAIN INFORMATION IDENTIFIED BY “[***]” HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.
shall have the same meaning as if followed by the phrase "but not limited to". The language in all parts of this Lease shall be construed according to its normal and usual meaning and not strictly for or against either Landlord or Tenant.
26.14    ABANDONMENT
In the event Tenant abandons the Premises but is otherwise in compliance with all the terms, covenants and conditions of this Lease, Landlord shall (i) have the right to enter into the Premises in order to show the space to prospective tenants, (ii) have the right to reduce the services provided to Tenant pursuant to the terms of this Lease to such levels as Landlord reasonably determines to be adequate services for an unoccupied premises and (iii) during the last six (6) months of the Term, have the right to prepare the Premises for occupancy by another tenant upon the end of the Term. Tenant expressly acknowledges that in the absence of written notice pursuant to Section 11.02(b) or pursuant to California Civil Code Section 1951.3 terminating Tenant's right to possession, none of the foregoing acts of Landlord or any other act of Landlord shall constitute a termination of Tenant's right to possession or an acceptance of Tenant's surrender of the Premises, and the Lease shall continue in effect.
26.15    LANDLORD'S RIGHT TO PERFORM TENANT'S DUTIES
If Tenant fails timely to perform any of its duties under this Lease beyond any applicable notice and cure period, Landlord shall have the right (but not the obligation), to perform such duty on behalf and at the expense of Tenant without prior notice to Tenant, and all sums expended or expenses incurred by Landlord in performing such duty shall be deemed to be additional Rent under this Lease and shall be due and payable upon demand by Landlord.
26.16    SECURITY SYSTEM
    (a)    Landlord shall not be obligated to provide or maintain any security patrol or security system. Landlord shall not be responsible for the quality of any such patrol or system which may be provided hereunder or for damage or injury to Tenant, its employees, invitees or others due to the failure, action or inaction of such patrol or system.
    (b)    Tenant, at Tenant’s sole cost and expense, shall have the right to install and maintain a security system in the Premises and at the entrance to the Premises, subject to the following conditions: (i) Landlord’s prior written approval of Tenant’s plans and specifications for the proposed security system, which approval will not be unreasonably withheld; (ii) that such system is compatible with any security and other systems existing in the Premises and the Building; (iii) that such system is installed and used in compliance with all other provisions of this Lease; (iv) that Landlord is provided with keys and means of immediate access to fully exercise all of its entry rights under the Lease with respect to the Premises, including access for cleaning and maintenance personnel to perform their functions; (v) Tenant shall keep such system in good operating condition and repair; and (vi) such system shall not make noise or visual alerts or alarms which unreasonably disturb other occupants or which result in alarms or false alarms to which Landlord or its manager are called to respond. Upon the expiration or earlier termination of this Lease, Tenant shall remove the security system. All costs and expenses associated with the removal of Tenant’s security system and the repair of any damage to the Premises and the Building resulting from the installation and/or removal of same shall be borne solely by Tenant.
26.17    NO LIGHT, AIR OR VIEW EASEMENTS
Any diminution or shutting off of light, air or view by any structure which may be erected on lands of or adjacent to the Project shall in no way affect this Lease or impose any liability on Landlord.
26.18    RECORDATION
Neither this Lease, nor any notice nor memorandum regarding the terms hereof, shall be recorded by Tenant. Any such unauthorized recording shall be a Default for which there shall be no cure or grace period. Tenant agrees to execute and acknowledge, at the request of Landlord, a memorandum of this Lease, in recordable form.
26.19    SURVIVAL
The waivers of the right of jury trial, the other waivers of claims or rights, the releases and the obligations of Tenant under this Lease to indemnify, protect, defend and hold harmless Landlord and/or Indemnitees shall survive the expiration or termination of this Lease, and so shall all other obligations or agreements which by their terms survive expiration or termination of the Lease.
26.20    RIDERS
All Riders attached hereto and executed both by Landlord and Tenant shall be deemed to be a part hereof and hereby incorporated herein.
26.21    DISCLOSURE REGARDING CERTIFIED ACCESS SPECIALIST
Pursuant to California Civil Code Section 1938, Landlord hereby notifies Tenant that as of the date of this Lease, the Premises has not undergone inspection by a “Certified Access Specialist” (“CASp”) to determine whether the Premises meet all applicable construction-related accessibility standards under California Civil Code Section 55.53. Landlord hereby discloses pursuant to California Civil Code Section 1938 as follows: “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of

Exhibit 10.19
CERTAIN INFORMATION IDENTIFIED BY “[***]” HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.
the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.” Landlord and Tenant hereby acknowledge and agree that in the event that Tenant elects to perform a CASp inspection of the Premises hereunder (the “Inspection”), such Inspection shall be (a) performed at Tenant’s sole cost and expense, (b) limited to the Premises and (c) performed by a CASp who has been approved or designated by Landlord prior to the Inspection. Any Inspection must be performed in a manner which minimizes the disruption of business activities in the Building, and at a time reasonably approved by Landlord. Landlord reserves the right to be present during the Inspection. Tenant agrees to: (i) promptly provide to Landlord a copy of the report or certification prepared by the CASp inspector upon request (the “Report”), and (ii) keep the information contained in the Report confidential, except to the extent required by Law, or to the extent disclosure is needed in order to complete any necessary modifications or improvements required to comply with all applicable accessibility standards under state or federal Law, as well as any other repairs, upgrades, improvements, modifications or alterations required by the Report or that may be otherwise required to comply with applicable Laws or accessibility requirements (the “Access Improvements”). Tenant shall be solely responsible for the cost of Access Improvements to the Premises or the Building necessary to correct any such violations of construction-related accessibility standards identified by such Inspection as required by Law, which Access Improvements may, at Landlord’s option, be performed in whole or in part by Landlord at Tenant’s expense, payable as additional rent within ten (10) days following Landlord’s demand.
26.22    UTILITY USAGE INFORMATION
If Tenant is billed directly by a public utility with respect to Tenant’s electrical usage at the Premises, then, upon request, Tenant shall provide monthly electrical utility usage for the Premises to Landlord for the period of time requested by Landlord (in electronic or paper format) or, at Landlord’s option, provide any written authorization or other documentation required for Landlord to request information regarding Tenant's electricity usage with respect to the Premises directly from the applicable utility company.
26.23    QUALIFIED COMMERCIAL TENANTS
Under California Civil Code Section 827, a “qualified commercial tenant” is defined as: “a tenant of commercial real property that meets both of the following requirements:
(i)The tenant is a microenterprise, a restaurant with fewer than 10 employees, or a nonprofit organization with fewer than 20 employees.

(ii)(I) Subject to subclause (II), the tenant has provided the landlord, within the previous 12 months, a written notice that the tenant is a qualified commercial tenant and a self-attestation regarding the number of employees, at such time the protections under this subdivision come into place. (II) Unless the tenancy is from week to week, month to month, or other period less than a month, the tenant provided the notice and self-attestation described in subclause (I) before or upon execution of the lease, and annually thereafter, at such time the protections under this subdivision come into place.”

Tenant hereby represents and warrants that, as of the date of this Lease, it is not a “qualified commercial tenant” as defined in California Civil Code Section 827.   Tenant shall provide Landlord with written notice if at any time during the Term, as the same may be extended, Tenant is deemed a “qualified commercial tenant” as defined in California Civil Code Section 827.
Pursuant to California Civil Code Section 1632, a qualified commercial tenant who negotiates primarily in Spanish, Chinese, Tagalog, Vietnamese, or Korean, orally or in writing, in the course of entering into a commercial lease, is entitled to a translation of the contract or agreement in the language in which the contract or agreement was negotiated before the execution thereof. Tenant hereby represents and warrants that this Lease was negotiated in the English language, and no translation is required.
26.24    COUNTERPARTS
This Lease may be executed in duplicates or counterparts, or both, and such duplicates or counterparts together shall constitute but one original of the Lease. Each duplicate and counterpart shall be equally admissible in evidence, and each original shall fully bind each party who has executed it. In addition, the parties agree that this Lease may be signed using electronic signature technology (e.g., via DocuSign or similar electronic signature technology), and that such signed electronic record shall be valid and as effective to bind the party so signing as a paper copy bearing such party’s hand-written signature. The parties further consent and agree that (1) to the extent a party signs this document using electronic signature technology, by clicking “sign”, such party is signing this Lease electronically, and (2) the electronic signatures appearing on this Lease shall be treated, for purposes of validity, enforceability and admissibility, the same as hand written signatures.

[SIGNATURE PAGE FOLLOWS]

Exhibit 10.19
CERTAIN INFORMATION IDENTIFIED BY “[***]” HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

IN WITNESS WHEREOF, this Lease has been executed as of the date set forth in Section 1.01 hereof.

TENANT:                        LANDLORD:

SI-BONE, INC.,
a Delaware corporation

By: /s/ Michael Pisetsky
Name: Michael Pisetsky
Its Chief Business & Legal Affairs Officer
(Chairman of Board, President or Vice President)

By: /s/Anshul Maheshwari
Name: Anshul Maheshwari
Its Chief Financial Officer
(Secretary, Assistant Secretary, CFO or Assistant Treasurer)

ORCHARD COMMONS, LLC,
a Florida limited liability company

By:     MLIA SBAF Manager LLC,
    a Delaware limited liability company,
    its manager

By: MetLife Investment Management, LLC,
       a Delaware limited liability company,
       its sole member

By: /s/ Michael Pace
       Name: Michael Pace
       Title: Authorized Signatory and Managing Director

Exhibit 10.19
CERTAIN INFORMATION IDENTIFIED BY “[***]” HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.
EXHIBIT A
PLAN OF PREMISES

88 W. PLUMERIA DRIVE - ±50,485 SF MARKET READY FLOOR PLAN

Grade Level Door
Dock Platform
OPEN OFFICE
CONF
CONF
OFF
OFF
OFF
OFF
OFF
OFF
OFFICE/ LAB
WAREHOUSE
STOR
TRAINING ROOM
CONF
PHONE RM
FUTURE LAB AREA
STOR
WOMEN
MEN
JAN
WELL-NESS ROOM
MDF
LOBBY
CONF
OFF
CONF
OFF
OFF
OFF
OFF
OFF
OFF
OPEN OFFICE
OPEN OFFICE
BOARD ROOM
CONFERENCE
CONF
OFF
OFF
COPY
PANTRY
ELEC
BREAK ROOM
Glass roll-up door to private outdoor patio

ORCHARD COMMONS

[2041-03185/4938-4757-9781.6]     Exhibit A - Page 1
ACTIVE\316412\774361\81728160.v10-2/20/26

Exhibit 10.19
CERTAIN INFORMATION IDENTIFIED BY “[***]” HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.
EXHIBIT B
WORKLETTER AGREEMENT
(TENANT BUILD)
    This Workletter Agreement ("Workletter") is attached to and a part of a certain Lease by and between ORCHARD COMMONS, LLC, a Florida limited liability company, as Landlord, and SI-BONE, INC., a Delaware corporation, as Tenant, for the Premises (the "Lease"). Terms used herein and not defined herein shall have the meaning of such terms as defined elsewhere in the Lease. For purposes of this Workletter, references to “State” and “City” shall mean “California” and “San Jose” respectively.
    1.    AS IS Condition; Delivery.
    Landlord shall deliver the Premises broom clean in its current “as built” configuration with existing build-out of the tenant space, with the Premises and the Building (including the “Base Building”, as defined below) in their AS IS condition, without any express or implied representations or warranties of any kind by Landlord, its brokers, manager or agents, or the employees of any of them; and Landlord shall not have any obligation to construct or install any tenant improvements or alterations or to pay for any such construction or installation except to the extent expressly provided in this Workletter. For purposes hereof, the “Base Building” (sometimes also referred to as the “Base Building Work”) shall mean the improvements made and work performed during the Building's initial course of construction and modifications thereto, excluding all original and modified build-outs of any tenant spaces.
    2.    Landlord Work.
There is no Landlord Work.
    3.    Tenant's Plans.
    3.1.    Description. At its expense, Tenant shall employ:

    (i) one or more architects reasonably satisfactory to Landlord and licensed by the State ("Tenant's Architect") to prepare architectural drawings and specifications for all layout and Premises improvements not included in, or requiring any change or addition to, the AS IS condition or Landlord Work (if any), [***], if used by Tenant as Tenant's Architect, is consented to by Landlord);

    (ii) one or more engineers reasonably satisfactory to Landlord and licensed by the State ("Tenant's Engineers") to prepare mechanical and electrical working drawings and specifications for all Premises improvements not included in, or requiring any change or addition to, the AS IS condition or Landlord Work (if any);

    (iii) the structural engineer designated by Landlord and licensed by the State to prepare structural working drawings and specifications for all Premises improvements not included in, or requiring any change or addition to the AS IS condition or Landlord Work (hereafter “Landlord’s Structural Engineer”); and

    (iv) the fire and life-safety engineer designated by Landlord and licensed by the State to prepare structural working drawings and specifications for all Premises improvements not included in, or requiring any change or addition to the AS IS condition or Landlord Work (if any) ([***], as fire and life-safety engineer, is hereby approved by Landlord, hereafter “Landlord’s Life-safety Engineer”).

All such drawings and specifications are referred to herein as "Tenant's Plans". Tenant's Plans shall be in form and detail sufficient to secure all applicable governmental approvals. Tenant's Architect shall be responsible for coordination of all engineering work for Tenant's Plans and shall coordinate with any consultants of Tenant (the use of which is subject to Landlord’s consent), and Landlord's space planner or architect to assure the consistency of Tenant's Plans with the Base Building Work and Landlord Work (if any).

Tenant shall pay Landlord, within twenty (20) days of receipt of each invoice from Landlord, the reasonable cost incurred by Landlord for Landlord's architects and engineers to review Tenant's Plans for consistency of same with the Base Building Work and Landlord Work (if any); provided, however, there shall be no review cost for Tenant’s Plans with respect to the mechanical and electrical working drawings if Tenant employs Landlord’s Mechanical Engineer and Landlord’s Electrical Engineer for such services. Tenant's Plans shall also include the following:

        (a)    Final Space Plan: The "Final Space Plan" for the Premises shall include a full and accurate description of room titles, floor loads, alterations to the Base Building or Landlord Work (if any) or requiring any change or addition to the AS IS condition, and the dimensions and location of all partitions, doors, aisles, plumbing (and furniture and equipment to the extent same affect floor loading). The Final Space Plan shall (i) be compatible with the design, construction, systems and equipment of the Base Building and Landlord Work, if any; (ii) comply with all the requirements set forth in the "Building Standards Manual”, if any is made available by Landlord
[2041-03185/4938-4757-9781.6]     Exhibit B-1 - Page 1

Exhibit 10.19
CERTAIN INFORMATION IDENTIFIED BY “[***]” HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.
(collectively, (i) and (ii) may be referred to as "Building Standards"), (iii) comply with Laws, (iv) be capable of logical measurement and construction, and (v) contain all such information as may be required for the preparation of the Mechanical and Electrical Working Drawings and Specifications (including, without limitation, a capacity and usage report, from Landlord's engineers pursuant to Section 3.1(b). below, for all mechanical and electrical systems in the Premises). Prior to submission to Landlord, the Final Space Plan shall have been reviewed and approved by the City Building and Fire Departments, and shall be on file with the Building Department, registered with a preliminary plan check number.
        (b)    Mechanical and Electrical Working Drawings and Specifications: Tenant shall employ engineers approved by Landlord to prepare Mechanical and Electrical Working Drawings and Specifications showing complete plans for electrical, fire and life-safety, automation, plumbing, water, and air cooling, ventilating, heating and temperature control and shall employ Landlord’s Mechanical Engineer and Landlord’s Electrical Engineer to prepare a capacity and usage report ("Capacity Report") for all mechanical and electrical systems in the Premises. Notwithstanding any of the foregoing to the contrary, Tenant shall use Landlord’s Structural Engineer and Landlord’s life-safety subcontractor (set forth in Section 8.8 below) for all plans and specifications with respect to structural systems and fire and life-safety systems.
        (c)    Issued for Construction Documents: The "Issued for Construction Documents" shall consist of all drawings (1/8" scale) and specifications necessary to construct all Premises improvements including, without limitation, architectural and structural working drawings and specifications and Mechanical and Electrical Working Drawings and Specifications and all applicable governmental authorities plan check corrections.
    3.2.    Approval by Landlord. Tenant's Plans and any revisions thereof shall be subject to Landlord's approval, which approval or disapproval:
    (i) shall not be unreasonably withheld, provided however, that Landlord may disapprove Tenant’s Plans in its sole and absolute discretion if they (a) adversely affect the structural integrity of the Building, (b) adversely affect any of the Building Systems (as defined below), the Common Areas or any other tenant space (whether or not currently occupied), (c) fail to fully comply with Laws, (d) affect the exterior appearance of the Building, or (e) provide for improvements which do not meet or exceed the Building Standards. Building Systems collectively shall mean the structural, electrical, mechanical (including, without limitation, heating, ventilating and air conditioning), plumbing, fire and life-safety (including, without limitation, fire protection system and any fire alarm), communication, utility, gas (if any), security (if any), and elevator (if any) systems in the Building.
    (ii) shall not be delayed beyond ten (10) business days with respect to initial submissions and major change orders (those which impact Building Systems or any other item listed in subpart (i) of Section 3.2 above) and beyond five (5) business days with respect to required revisions and any other change orders.
If Landlord disapproves of any of Tenant's Plans, Landlord shall advise Tenant of what Landlord disapproves in reasonable detail. After being so advised by Landlord, Tenant shall submit a redesign, incorporating the revisions required by Landlord, for Landlord's approval. The approval procedure shall be repeated as necessary until Tenant's Plans are ultimately approved. Approval by Landlord shall not be deemed to be a representation or warranty by Landlord with respect to the safety, adequacy, correctness, efficiency or compliance with Laws of Tenant's Plans. Tenant shall be fully and solely responsible for the safety, adequacy, correctness and efficiency of Tenant's Plans and for the compliance of Tenant's Plans with any and all Laws.
    3.3.    Landlord Cooperation. Landlord shall cooperate with Tenant and make good faith efforts to coordinate Landlord's construction review procedures to expedite the planning, commencement, progress and completion of Tenant Work. Landlord shall complete its review of each stage of Tenant's Plans and any revisions thereof and communicate the results of such review within the time periods set forth in Section 3.2 above.
    3.4.    City Requirements. Any changes in Tenant's Plans which are made in response to requirements of the applicable governmental authorities and/or changes which affect the Base Building Work shall be immediately submitted to Landlord for Landlord's review and approval.
    3.5.    "As-Built" Drawings and Specifications. A CADD-DXF diskette file and a set of mylar reproducibles of all "as-built" drawings and specifications of the Premises (reflecting all field changes and including, without limitation, architectural, structural, mechanical and electrical drawings and specifications) prepared by Tenant's Architect and Engineers or by Contractors (defined below) shall be delivered by Tenant at Tenant's expense to the Landlord within thirty (30) days after completion of the Tenant Work. If Landlord has not received such drawings and diskette(s) within thirty (30) days, Landlord may give Tenant written notice of such failure. If Tenant does not produce the drawings and diskette(s) within ten (10) days after Landlord’s written notice, Landlord may, at Tenant’s sole cost which may be deducted from the Allowance, produce the drawings and diskette(s) using Landlord’s personnel,
[2041-03185/4938-4757-9781.6]     Exhibit B-1 - Page 2

Exhibit 10.19
CERTAIN INFORMATION IDENTIFIED BY “[***]” HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.
managers, and outside consultants and contractors. Landlord shall receive an hourly rate reasonable for such production.
    3.6.    Lender's Certificate. Tenant shall cause Tenant's Architect to provide to Landlord's lender(s), within ten (10) days after request of Landlord and completion of the Tenant Work, a certificate, in form and substance reasonably satisfactory to such lender(s), certifying that, as of the date of the certificate, Tenant Work and its use fully comply with all Laws in effect at the time of completion.
4.    Tenant Work.
    4.1.    Tenant Work Defined. All tenant improvement work required by the Issued for Construction Documents (including, without limitation, any approved changes, additions or alterations pursuant to Section 7 below) is referred to in this Workletter as "Tenant Work" (and all improvements so required and resulting therefrom may sometimes in the Lease, or otherwise, be referred to as “Tenant Improvements”).
    4.2.    Tenant to Construct. Tenant shall construct all Tenant Work pursuant to this Workletter, and except to the extent modified by or inconsistent with express provisions of this Workletter, pursuant with the provisions of the terms and conditions of Article Nine of the Lease, governing Tenant Alterations (except to the extent modified by this Workletter) and all such Tenant Work shall be considered "Tenant Alterations" for purposes of the Lease.
    4.3.    Construction Contract. All contracts and subcontracts for Tenant Work shall be subject to the approval of Landlord, which shall not be unreasonably withheld, conditioned or delayed.
    4.4.    Contractor. Tenant shall select one or more contractors ("Contractor") and one or more subcontractors (“Subcontractors”) to perform the Tenant Work. The Contractor will be approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Landlord hereby approves [***] as a Contractor.
    4.5.    Division of Landlord Work and Tenant Work. Tenant Work is defined in Section 4.1. above and Landlord Work, if any, is defined in Section 2.
    4.6.    Access & Services. Landlord shall provide without charge to Tenant, the Contractor, its subcontractors, Tenant’s Architect, Tenant’s Engineers, Tenant’s consultants and their respective employees normal Building security, access to and use of the loading dock, utilities and HVAC, toilet facilities, freight elevators or other normal Building services, to the extent they are compatible with construction in progress, during the design and construction period for Tenant Work, so long as the Contractor, subcontractors, Tenant's Architect, Tenant's Engineers and Tenant’s consultants perform their work during Standard Operating Hours at times arranged in advance with and approved by the manager of the Building or Project. Notwithstanding the foregoing agreement not to charge Tenant for such expenses, Tenant understands and agrees that such expenses, whether incurred for Tenant or other tenants in the Building are part of Operating Expenses. To the extent Tenant's move-in, and any of the foregoing activities do not occur during Standard Operating Hours, Tenant shall pay for Landlord's actual out of pocket expenses incurred as reasonably calculated by Landlord in providing such after hours services (including, without limitation, elevator). All stocking of Tenant’s construction materials for Tenant Work shall be as provided in Section 8.7 below.
5.    Tenant's Expense; Allowance.

    Tenant shall pay for all Tenant Work, including, without limitation, the costs of design thereof, whether or not all such costs are included in the “Permanent Improvement Costs” (defined below). Subject to the terms and conditions of this Workletter, Tenant shall apply the “Allowance” (defined below) to payment of the Permanent Improvement Costs. The term “Permanent Improvement Costs” shall mean the actual and reasonable costs of construction of that Tenant Work which constitutes permanent improvements to the Premises, actual and reasonable costs of design, planning, management, engineering and permitting thereof, costs incurred by Landlord for Landlord’s architects and engineers pursuant to Section 3.1, and Landlord’s construction administration fee (defined in Section 8.12 below), and shall exclude costs of “Tenant’s FF& E” (defined below). For purposes of this Workletter, “Tenant’s FF& E” shall mean furniture, furnishings, telephone systems, computer systems, equipment, any other personal property or fixtures, and installation thereof. Provided Tenant is not in Default of the Lease, Landlord shall provide Tenant a tenant improvement allowance (“Allowance”) in the amount of Seventy Dollars ($70.00) per square foot of the Rentable Area of the Premises. In addition, provided Tenant is not in Default of the Lease, Landlord shall provide Tenant an allowance to be applied to the cost of any power upgrades to the Premises (“Power Allowance”) in the amount of  Five Dollars ($5.00) per square foot of the Rentable Area of the Premises. The Allowance shall be used solely to reimburse Tenant for the Permanent Improvement Costs, and the Power Allowance shall be used solely to reimburse Tenant for costs to upgrade the power available to the Premises. If no later than December 31, 2027, Tenant does not utilize one hundred percent (100%) of the Allowance for Permanent Improvement Costs and submit full and complete application(s) for disbursement thereof pursuant to Section 6 below, Tenant shall have no right to the unused portion of the Allowance; provided, however, that if and to the extent that any of the Allowance remains unused and available, Tenant may, upon written application to Landlord on or prior to December 31, 2027, use up to a maximum of Ten Dollars ($10.00) per square foot of the Rentable Area of
[2041-03185/4938-4757-9781.6]     Exhibit B-1 - Page 3

Exhibit 10.19
CERTAIN INFORMATION IDENTIFIED BY “[***]” HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.
the Premises as a credit against rent coming due under the Lease. If no later than the last day of the initial Term, Tenant does not utilize one hundred percent (100%) of the Power Allowance for costs incurred by Tenant to upgrade the power available to the Premises and submit full and complete application(s) for disbursement thereof pursuant to Section 6 below, Tenant shall have no right to the unused portion of the Power Allowance. The Power Allowance shall be disbursed in the same manner as the Allowance, as described in Section 6 below.

6.    Application and Disbursement of the Allowance.
    6.1.    Tenant shall prepare a budget for all Tenant Work, including the Permanent Improvement Costs and all other costs of the Tenant Work ("Budget"), which Budget shall be subject to the reasonable approval of Landlord. Such Budget shall be supported by a stipulated sum or guaranteed maximum price construction contract and such other documentation as Landlord may require to evidence the total costs. Further, prior to any disbursement of the Allowance by Landlord, Tenant shall pay and disburse its own funds for all that portion of the Permanent Improvement Costs equal to the sum of (i) the Permanent Improvement Costs in excess of the Allowance; plus (ii) the amount of “Landlord’s Retention” (defined below). “Landlord’s Retention” shall mean an amount equal to ten percent (10%) of the Allowance, which Landlord shall retain out of the Allowance and shall not be obligated to disburse unless and until after Tenant has completed the Tenant Work and complied with Section 6.4 below. No disbursement of the Allowance shall be made unless Tenant has provided Landlord with (a) bills and invoices covering all labor and material expended and used, (b) an affidavit from Tenant stating that all of such bills and invoices have either been paid in full by Tenant or are due and owing, and all such costs qualify as Permanent Improvement Costs, (c) contractors affidavit covering all labor and materials expended and used, (d) Tenant, contractors and architectural completion affidavits (as applicable), and (e) valid mechanics' lien releases and waivers pertaining to any completed portion of the Tenant Work which shall be conditional or unconditional, as applicable, all as provided pursuant to Section 6.2 and 6.4 below.

    6.2.    Upon Tenant's full compliance with the provisions of Section 6, and if Landlord determines that there are no applicable or claimed stop notices (or any other statutory or equitable liens of anyone performing any of Tenant Work or providing materials for Tenant Work) or actions thereon, Landlord shall disburse the applicable portion of the Allowance as follows:
        (a)    In the event of conditional releases, to the respective contractor, subcontractor, vendor, or other person who has provided labor and/or services in connection with the Tenant Work, upon the following terms and conditions: (i) such costs are included in the Budget or a change order, are Permanent Improvement Costs, are covered by the Allowance, and Tenant has completed and delivered to Landlord a written request for payment, in form reasonably approved by Landlord, setting forth the exact name of the contractor, subcontractor or vendor to whom payment is to be made and the date and amount of the bill or invoice, (ii) the request for payment is accompanied by the documentation set forth in Section 6.1; and (iii) Landlord, or Landlord's appointed agent, has inspected and approved the work for which Tenant seeks payment, which shall not be unreasonably withheld, conditioned or delayed; or
        (b)    In the event of unconditional releases, directly to Tenant upon the following terms and conditions: (i) Tenant seeks reimbursement for costs of Tenant Work which have been paid by Tenant, are included in the Budget or change order, are Permanent Improvement Costs, and are covered by the Allowance; (ii) Tenant has completed and delivered to Landlord a request for payment, in form reasonably approved by Landlord, setting forth the name of the contractor, subcontractor or vendor paid and the date of payment, (iii) the request for payment is accompanied by the documentation set forth in Section 6.1.; and (iv) Landlord, or Landlord's appointed agent, has inspected and approved the work for which Tenant seeks reimbursement, which shall not be unreasonably withheld, conditioned or delayed.
    6.3.    Tenant shall provide Landlord with the aforementioned documents by the 15th of the month and payment shall be made by the 30th day of the month following the month in which such documentation is provided.
    6.4.    Prior to Landlord disbursing the Landlord’s Retention to Tenant, Tenant shall submit to Landlord the following items within thirty (30) days after completion of the Tenant Work: (i) “As Built” drawings and specifications pursuant to Section 3.5 above, (ii) all unconditional lien releases from all general contractor(s) and subcontractor(s) performing work, (iii) a “Certificate of Completion” prepared by Tenant’s Architect, and (iv) a final budget with supporting documentation detailing all costs associated with the Permanent Improvement Costs.
7.    Changes, Additions or Alterations.
    If Tenant desires to make any non-de minimis change, addition or alteration or desires to make any change, addition or alteration to any of the Building Systems after approval of the Issued for Construction Documents, Tenant shall prepare and submit to Landlord plans and specifications with respect to such change, addition or alteration. Any such change, addition or alteration shall be subject to Landlord's approval in accordance with the provisions of Section 3.2 of this Workletter. Tenant shall be responsible for any submission to and plan check and permit requirements of the applicable governmental authorities.
[2041-03185/4938-4757-9781.6]     Exhibit B-1 - Page 4

Exhibit 10.19
CERTAIN INFORMATION IDENTIFIED BY “[***]” HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

8.    Miscellaneous.
    8.1.    Scope. Except as otherwise set forth in the Lease, this Workletter shall not apply to any space added to the Premises by Lease option or otherwise.
    8.2.    Electrical: The Building electrical system allows a Tenant improvement design as follows:
(a)    Lighting: A maximum of 1.5 watts of connected load per square foot of Useable Area within the Premises for all lighting.
(b)    Power: A maximum of 4 watts of connected load per square foot of Useable Area within the Premises for all outlets and non-lighting requirements.
    8.3.    Tenant Work shall include (at Tenant's expense) for all of the Premises:

(a)    Building approved lighting sensor controls as necessary to meet applicable Laws;
(b)    Building Standard fluorescent fixtures in all Building office areas;
(c)    Building Standard meters for each of electricity and chilled water used by Tenant shall be connected to the Building’s system and shall be tested and certified prior to Tenant’s occupancy of the Premises by a State certified testing company;
(d)    Building Standard ceiling systems (including tile and grid) and;
(e)    Building Standard air conditioning distribution and Building Standard air terminal units.
    8.4.    Sprinklers. Subject to any terms, conditions and limitations set forth herein, Landlord shall provide an operative sprinkler system consisting of mains, laterals, and heads "AS IS" on the date of delivery of the Premises to Tenant. Tenant shall pay for piping distribution, drops and relocation of, or additional, sprinkler system heads and Building firehose or firehose valve cabinets, if Tenant's Plans and/or any applicable Laws necessitate such.
    8.5.    Floor Loading. Floor loading capacity is 100 lbs. per square foot (80 lbs. live load plus 20 lbs. for partitions, ceiling and doors). Tenant may exceed floor loading capacity with Landlord's consent, at Landlord's sole discretion and must, at Tenant's sole cost and expense, reinforce the floor as required for such excess loading.
    8.6.    Work Stoppages. If any work on the Real Property other than Tenant Work is delayed, stopped or otherwise affected by construction of Tenant Work, Tenant shall immediately take those actions necessary or desirable to eliminate such delay, stoppage or effect on work on the Real Property other than Tenant Work.
    8.7.    Life-safety. It is agreed that Tenant (or Contractor) shall employ the services of [***], Landlord's approved Building fire and life-safety subcontractor for all fire and life-safety work at the Building.
    8.8.    Locks. Tenant agrees to purchase from Landlord or its agent all cylinders and keys used in locks used in the Premises.
    8.9.    Authorized Representatives. Tenant has designated [***] to act as Tenant's representative with respect to the matters set forth in this Workletter. In the event that and for so long as more than one individual is so designated, notices or requests from Landlord shall be sufficiently given or delivered if given or delivered to either individual, each individual is hereby authorized to act individually and alone, and each shall have full authority and responsibility to act on behalf of Tenant as required in this Workletter. Tenant may add or delete authorized representatives upon five (5) business days notice to Landlord.
    8.10.    Access to Premises. After Landlord has recovered possession of the Premises from any prior Tenant and following the mutual execution and delivery of this Lease, prior to delivery of possession to Tenant, Tenant and its architects, engineers, consultants, and contractors shall have access at reasonable times (which shall include weekends and evenings) and upon advance notice and coordination with the Building management, to the Premises for the purpose of constructing Tenant Work. Such access shall be without payment of Monthly Base Rent or Rent Adjustments, but such access and all acts and omissions in connection with it are subject to and governed by all other provisions of the Lease, including Tenant's indemnification obligations, insurance obligations, obligations under Article Seven and the provisions of Section 9.02 of the Lease.

    8.11.    Fee. Landlord shall receive a fee equal to one and one-half percent (1.5%) of the cost of the Tenant Work. Such fee is in addition to Tenant’s reimbursement of costs incurred by Landlord pursuant to other provisions hereof, including, without limitation, for Landlord's architects and engineers to review Tenant's Plans.

[2041-03185/4938-4757-9781.6]     Exhibit B-1 - Page 5

Exhibit 10.19
CERTAIN INFORMATION IDENTIFIED BY “[***]” HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.
9.    Force and Effect. The terms and conditions of this Workletter shall be construed to be a part of the Lease and shall be deemed incorporated in the Lease by this reference. Should any inconsistency arise between this Workletter and the Lease as to the specific matters which are the subject of this Workletter, the terms and conditions of this Workletter shall control.
[2041-03185/4938-4757-9781.6]     Exhibit B-1 - Page 6

Exhibit 10.19
CERTAIN INFORMATION IDENTIFIED BY “[***]” HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.
SCHEDULE B-1
APPROVED SPACE PLAN

[2041-03185/4938-4757-9781.6]     Exhibit B-1 - Page 7

Exhibit 10.19
CERTAIN INFORMATION IDENTIFIED BY “[***]” HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.
EXHIBIT C
SITE PLAN

[2041-03185/4938-4757-9781.6]     Exhibit C - Page 1

EXHIBIT D
PERMITTED HAZARDOUS MATERIAL

Permitted Hazardous Material shall mean the substances listed below in the quantity which is the lesser of (a) the amount reasonably necessary for Tenant's day to day operations in the Premises permitted by this Lease and by Environmental Law, or (b) the quantity limit specified below.

Type            Manufacturer        Quantity        Place of Storage

Insignificant amounts of substances            insignificant amounts        office
typically found or used in general office
applications, to the extent the Premises
is used for general office purposes

[TENANT: If you request permission to possess and use Hazardous Material in the Premises prior to execution of the Lease, please list here. If none are listed upon execution of the Lease, there is no Permitted Hazardous Material except as specified above for general office use.]

PERMITTED HAZARDOUS MATERIAL

This Exhibit D is attached to and made a part of that certain Lease between Orchard Commons, LLC, a Florida limited liability company (“Landlord”), and SI-BONE, INC., a Delaware corporation (“Tenant”), for the Premises located at 88 West Plumeria Drive, San Jose, California.

Pursuant to Section 7.02(a) of the Lease, and subject to the conditions and limitations set forth in Section 7.02 and elsewhere in the Lease, Tenant shall be permitted to use, generate, handle, store and transport to and from the Premises only the following Hazardous Material (collectively, the “Permitted Hazardous Material”) in connection with Tenant’s permitted use described in Section 1.01(15) of the Lease:

1. Manufacturing, Machining and R&D Materials

(a) Water-based cutting fluids used in machining operations.
(b) Titanium, aluminum and stainless-steel materials, including raw stock and incidental shavings, turnings and machining byproducts generated in connection with Tenant’s light manufacturing and machine shop operations.
(c) 3D-printer resins used in prototyping and product development.

The foregoing materials shall be maintained only in commercially reasonable quantities typical for a medical device laboratory, light manufacturing and machine shop operation occupying approximately 50,485 rentable square feet.

2. Cleaning and Process Chemicals
(a) Isopropyl alcohol (rubbing alcohol), stored in approved containers and maintained in a locked, fire-rated cabinet.
(b) Detergents and soaps used for routine cleaning.
(c) Phosphoric acid solutions used in cleaning processes.
(d) Alkaline liquid cleaning agents.
(e) Citric acid solutions used for passivation processes.

Such materials shall be stored and handled in compliance with all Environmental Laws and applicable fire code requirements and shall not exceed commercially reasonable quantities customary for Tenant’s operations.

3. Drainage and Disposal Restrictions

Notwithstanding the foregoing:
(a) Tenant shall comply strictly with Section 7.02(d) of the Lease concerning the ABS sewer piping at the Project.
(b) No esters, ketones, solvent-based petroleum cleaning agents, or other substances prohibited under Section 7.02(d) shall be discharged into the plumbing or sanitary sewer system.
(c) Only ordinary domestic sewage may be discharged into the drains without Landlord’s prior written consent. (d) Any disposal of diluted cleaning agents or process solutions shall occur only to the extent permitted under applicable Environmental Laws and municipal wastewater discharge regulations.

4. General Conditions
The Permitted Hazardous Material listed above:
(i) Shall be used solely in connection with Tenant’s permitted use under the Lease.
(ii) Shall not be stored more than quantities customary for Tenant’s operations.
(iii) Shall not include any underground storage tanks.
[2041-03185/4938-4757-9781.6]     Exhibit D - Page 1

(iv) Shall be handled, stored, transported and disposed of in full compliance with Environmental Laws and all other applicable Laws.
(v) Shall remain subject to all indemnification, testing, remediation and other provisions of Section 7.02 of the Lease.
[2041-03185/4938-4757-9781.6]     Exhibit D - Page 2

EXHIBIT E

FAIR MARKET RENTAL RATE
1.    Definition of Fair Market Rental Rate. "Fair Market Rental Rate" shall mean the Monthly Base Rent equal to the monthly base rental per rentable square foot which a tenant would pay and which a willing landlord would accept for space comparable to the Premises in the Building and in other buildings of class A standards in north San Jose, California (the “Applicable Market”) for the period for which such rental is to be paid and for a lease on terms substantially similar to those of the Lease (including, without limitation, those applicable to Taxes, Operating Expenses and exclusions, but also considering so-called net and triple net leases, and leases utilizing operating expense stops or base years, and making appropriate adjustment between such leases and this Lease, as described below), based on prevailing market conditions in the Applicable Market at the time such determination is made ("Comparable Transactions"). Without limiting the generality of the foregoing, Comparable Transactions shall be for a term similar to the term of tenancy and for space comparable in use, floor levels, view and orientation, square footage and location within the Building and in the Applicable Market as the transaction for which Fair Market Rental Rate is being determined; however, leases of unusual or odd shaped spaces shall not be considered. In any determination of Fair Market Rental Rate, the stated or contract monthly net or base rental in Comparable Transactions shall be appropriately adjusted to take into account the different terms and conditions prevailing in such transactions and those present in the Lease, including, without limitation: (a) the extent to which average annual expenses and taxes per rentable square foot payable by tenants in Comparable Transactions vary from those payable by Tenant under the Lease, and so, for example, if the Lease provides for payment of Rent Adjustments and/or certain Operating Expenses on the basis of increases over a base year, then the rate of Monthly Base Rent under the Lease shall be based upon a step-up to change the calendar year which serves as the base year for calculation of the base for such Operating Expenses for the Option Term to be the full calendar year in which the Option Term commences, and such step-up shall be considered in the determination of the Fair Market Rental Rate; (b) tenant improvements, value of existing tenant improvements, the concessions, if any, being given by landlords in Comparable Transactions, such as parking charge abatement, free rent or rental abatement applicable after substantial completion of any tenant improvements (and no adjustment shall be made for any free or abated rent during any construction periods), loans at below-market interest rates, moving allowances, space planning allowances, lease takeover payments and work allowances, as compared to any tenant improvement, refurbishment or repainting allowance given to Tenant under the Lease for the space for which Fair Market Rental Rate is being determined; (c) the brokerage commissions, fees and bonuses payable by landlords in Comparable Transactions (whether to tenant's agent, such landlord or any person or entity affiliated with such landlord), as compared to any such amounts payable by Landlord to the broker(s) identified with respect to the transaction for which Fair Market Rental Rate is being determined; (d) the time value of money; (e) any material difference between the definition of rentable area and the ratio of project rentable to useable square feet in Comparable Transactions, as compared to such figures applicable to the space for which Fair Market Rental Rate is being determined; and (f) the extent to which charges for parking by tenants in Comparable Transactions vary from those payable by Tenant under the Lease.
2.    Sealed Estimates.  In the event the Lease requires Fair Market Rental Rate to be determined in accordance with this Exhibit, Landlord and Tenant shall meet within ten (10) business days thereafter and each simultaneously submit to the other in a sealed envelope its good faith estimate of Fair Market Rental Rate (the "Estimates"). If the higher Estimate is not more than one hundred five percent (105%) of the lower Estimate, then Fair Market Rental Rate shall be the average of the two Estimates. If such simultaneous submission of Estimates does not occur within such ten (10) business day period, then either party may by notice to the other designate any reasonable time within five (5) business days thereafter and any reasonable place at or near the Building for such meeting to take place. In the event only one party submits an Estimate at that meeting, such Estimate shall be Fair Market Rental. In the event neither party submits an Estimate at that meeting, the transaction for which Fair Market Rental Rate is being determined shall be deemed cancelled and of no further force or effect.
3.    Selection of Arbitrators.  If the higher Estimate is more than one hundred five percent (105%) of the lower Estimate, then either Landlord or Tenant may, by written notice to the other within five (5) business days after delivery of Estimates at the meeting, require that the disagreement be resolved by arbitration. In the event neither party gives such notice, the transaction for which Fair Market Rental Rate is being determined shall be deemed cancelled and of no further force or effect. Within five (5) business days after such notice, the parties shall select as arbitrators three (3) mutually acceptable independent MAI appraisers with experience in real estate activities, including at least five (5) years experience in appraising comparable space in north San Jose, California ("Qualified Appraisers"). If the parties cannot timely agree on such arbitrators, then within the following five (5) business days, each shall select and inform the other party of one (1) Qualified Appraiser and within a third period of five (5) business days, the two appraisers (or if only one (1) has been duly selected, such single appraiser) shall select as arbitrators a panel of three additional Qualified Appraisers, which three arbitrators shall proceed to determine Fair Market Rental Rate pursuant to Section 4 of this Exhibit. Both Landlord and Tenant shall be entitled to present evidence supporting their respective positions to the panel of three arbitrators.
[2041-03185/4938-4757-9781.6]     Exhibit E - Page 1

4.    Arbitration Procedure.  Once a panel of arbitrators has been selected as provided above, then as soon thereafter as practicable each arbitrator shall select one of the two Estimates as the one which, in its opinion, is closer to Fair Market Rental Rate. Upon an Estimate's selection by two (2) of the arbitrators, it shall be the applicable Fair Market Rental Rate and such selection shall be binding upon Landlord and Tenant. If the arbitrators collectively determine that expert advice is reasonably necessary to assist them in determining Fair Market Rental Rate, then they may retain one or more qualified persons, including but not limited to legal counsel, brokers, architects or engineers, to provide such expert advice. The party whose Estimate is not chosen by the arbitrators shall pay the costs of the arbitrators and any experts retained by the arbitrators. Any fees of any counsel or expert engaged directly by Landlord or Tenant, however, shall be borne by the party retaining such counsel or expert.
5.    Rent Pending Determination of Fair Market Rental Rate. In the event that the determination of Fair Market Rental Rate has not been concluded prior to commencement of the applicable rental period for the applicable space for which the Fair Market Rental Rate is being determined, Tenant shall pay Landlord Monthly Base Rent and Rent Adjustment Deposits as would apply under Landlord’s Estimate pursuant to Section 2 of this Exhibit until the Fair Market Rental Rate is determined. In the event that the Fair Market Rental Rate subsequently determined is different from the amount paid for the applicable period, then within thirty (30) days after such determination, Tenant shall pay Landlord any greater amounts due and Landlord shall credit Tenant (against the next Monthly Base Rent installments due) for any reduction in the amounts due.

[2041-03185/4938-4757-9781.6]     Exhibit E - Page 2

EXHIBIT F

FORM OF LETTER OF CREDIT
                    FOR INTERNAL IDENTIFICATION PURPOSES ONLY
                    Our No. __________    Other __________
                    Applicant ___________________________

TO:    Metropolitan Life Insurance Company
[Address]
Attention: Director, EIM
IRREVOCABLE LETTER OF CREDIT NO. ___________
    We hereby establish this irrevocable Letter of Credit in favor of the aforesaid addressee (“Beneficiary”) for drawings up to United States $__________ effective immediately. This Letter of Credit is issued, presentable and payable at our office at [issuing bank’s address in City specified by Landlord] and expires with our close of business on ___________, 20__.
    The term “Beneficiary” includes any successor by operation of law of the named Beneficiary including, without limitation, any liquidator, rehabilitator, receiver or conservator.
    We hereby undertake to promptly honor your sight draft(s) drawn on us, indicating our Credit No. ________, for all or any part of this Credit if presented at our office specified in paragraph one on or before the expiry date or any automatically extended expiry date.
    Except as expressly stated herein, this undertaking is not subject to any agreement, condition or qualification. The obligation of [issuing bank] under this Letter of Credit is the individual obligation of [issuing bank], and is in no way contingent upon reimbursement with respect thereto.
    It is a condition of this Letter of Credit that it is deemed to be automatically extended without amendment for one year from the expiry date hereof, or any future expiration date, unless at least thirty (30) days prior to an expiration date we notify you by registered mail that we elect not to consider this Letter of Credit renewed for any such additional period.
    This Letter of Credit is transferable by the Beneficiary and by any successive transferees at no charge or cost to Beneficiary or any transferee. Transfers of this Letter of Credit are subject to receipt of Beneficiary's (and subsequently, transferee’s) instructions in the form attached hereto as Schedule 1 accompanied by the original Letter of Credit and amendments(s) if any.
    This Letter of Credit is subject to and governed by the Laws of the State of New York and the 2007 revision of the Uniform Customs and Practice for Documentary Credits of the International Chamber of Commerce (Publication 600) and, in the event of any conflict, the Laws of the State of New York will control. If this Credit expires during an interruption of business as described in article 36 of said Publication 600, the bank hereby specifically agrees to effect payment if this Credit is drawn against within 30 days after the resumption of business.
                        Very truly yours,
                        _________________________
                            [issuing bank]

[2041-03185/4938-4757-9781.6]     Exhibit F - Page 1
ACTIVE\316412\774361\81728160.v10-2/20/26

Schedule 1 to Letter of Credit
[Bank – then current issuer of Letter of Credit]
c/o _________________________
____________________________
____________________________
Attention:____________________
Re: Irrevocable Letter of Credit No. ________________
Ladies & Gentlemen:
    The undersigned acknowledges receipt of your advice No. _________________ of a credit issued in our favor, the terms of which are satisfactory. We now irrevocably transfer the said credit and all amendments and extensions thereof, if any, to:
__________________________
[Name of Transferee]
__________________________
[Address]
    You are to inform the transferee of this transfer and such transferee shall have sole rights as beneficiary under the credit, including any amendments, extension or increases thereof, without notice to or further assent from us.
    This transfer is at no charge or cost to Beneficiary or the transferee.
                            Yours very truly,
                            Beneficiary
                            By:_______________________
Acknowledged and agreed by Bank [then current issuer of Letter of Credit]:
                            _____________________
                            (Bank – then current issuer of Letter of Credit)

[2041-03185/4938-4757-9781.6]     Exhibit F - Page 2
ACTIVE\316412\774361\81728160.v10-2/20/26

RIDER 1
COMMENCEMENT DATE AGREEMENT

ORCHARD COMMONS, LLC, a Florida limited liability company ("Landlord"), and SI-BONE, INC., a Delaware corporation ("Tenant"), have entered into a certain Lease dated as of , 20__ (the "Lease").
WHEREAS, Landlord and Tenant wish to confirm and memorialize the Commencement Date and Expiration Date of the Lease as provided for in Section 2.02(b) of the Lease;
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein and in the Lease, Landlord and Tenant agree as follows:
1.    Unless otherwise defined herein, all capitalized terms shall have the same meaning ascribed to them in the Lease.
2.    The Commencement Date (as defined in the Lease) of the Lease is .
3.    The Expiration Date (as defined in the Lease) of the Lease is .
4.    Tenant hereby confirms the following:
(a)    That it has accepted possession of the Premises pursuant to the terms of the Lease; and
(b)    That the Lease is in full force and effect.
5.    Except as expressly modified hereby, all terms and provisions of the Lease are hereby ratified and confirmed and shall remain in full force and effect and binding on the parties hereto.
6.    The Lease and this Commencement Date Agreement contain all of the terms, covenants, conditions and agreements between the Landlord and the Tenant relating to the subject matter herein. No prior other agreements or understandings pertaining to such matters are valid or of any force and effect.
IN WITNESS WHEREOF, Landlord and Tenant have executed this Commencement Date Agreement and such execution and delivery have been duly authorized.
TENANT:                        LANDLORD:

SI-BONE, INC.,
a Delaware corporation

By ________________________________
Name: _____________________________
Its __________________________________
(Chairman of Board, President or Vice President)

By ________________________________
Name: _____________________________
Its __________________________________
(Secretary, Assistant Secretary, CFO or Assistant Treasurer)

ORCHARD COMMONS, LLC,
a Florida limited liability company

By:     MLIA SBAF Manager LLC,
    a Delaware limited liability company,
    its manager

        By:     MetLife Investment Management, LLC,
    a Delaware limited liability company,
    its sole member

            By:____________________________
            Name: ______________________
            Title: Authorized Signatory and ___________

[2041-03185/4938-4757-9781.6]     Rider 1 - Page 1
ACTIVE\316412\774361\81728160.v10-2/20/26

RIDER 2
ADDITIONAL PROVISIONS
This Rider 2 ("Rider") is attached to and a part of a certain Lease by ORCHARD COMMONS, LLC, a Florida limited liability company, as Landlord, and SI-BONE, INC., a Delaware corporation, as Tenant, for the Premises as described therein (the "Lease").
SECTION 1.    DEFINED TERMS; FORCE AND EFFECT.
Capitalized terms used in this Rider shall have the same meanings set forth in the Lease except as otherwise specified herein and except for terms capitalized in the ordinary course of punctuation. This Rider is part of the Lease. Should any inconsistency arise between this Rider and any other provision of the Lease as to the specific matters which are the subject of this Rider, the terms and conditions of this Rider shall control.
SECTION 2.    CONDITION OF PREMISES; DELIVERY; CONSTRUCTION PERIOD; COMMENCEMENT DATE; TERM
2.1.    Projected Delivery Date; Delivery Date; Commencement Date: Tenant’s Obligations During Construction Period; Term.
(a)    Landlord shall tender to Tenant possession of the Premises within five (5) business days after the Lease has been executed by both Tenant and Landlord (the “Projected Delivery Date”). On the date Landlord actually tenders to Tenant possession of the Premises (the “Delivery Date”), all the terms and conditions of the Lease shall apply, and Tenant shall observe and perform all terms and conditions of the Lease, including all that are specified to apply during the Term (for example only, Tenant’s insurance and indemnification obligations), except that during the period (the “Construction Period”) from the Delivery Date until the Commencement Date (defined below), in recognition of Tenant’s construction and installations in, and preparation of, the Premises for the use and occupancy permitted by this Lease: (i) Tenant shall not be obligated to pay Monthly Base Rent, Rent Adjustment Deposits or Rent Adjustments; and (ii) Landlord shall not be obligated to provide services or utilities except if and to the extent expressly provided in Section 4 of the Workletter. The Term of this Lease shall be as shown in Section 1.01(5) of the Basic Lease Provisions and the Commencement Date of the Term shall be the date which is the earlier to occur of (i) Tenant’s commencement of its business operations in the Premises (and its machine shop and warehouse functions) in the Premises, provided that Tenant’s change of address to the Premises shall not, by such action itself, be deemed commencement of its business operations, or (ii) the Projected Commencement Date.
Tenant shall notify Landlord in writing within twelve (12) months after Tenant takes possession of the Premises of any defects in the roof or any base Building electrical, mechanical (including the HVAC Unit (defined below)), fire and life safety and plumbing systems located in or serving the Premises (“Defects”). Except for Defects stated in such notice, Tenant shall be conclusively deemed to have accepted the Premises "AS IS" in the condition existing on the date Tenant first takes possession, and to have waived all claims relating to the condition of the Premises. Landlord shall proceed diligently to correct the Defects, at Landlord’s sole cost, stated in such notice unless Landlord disputes the existence of any such Defects. In the event of any dispute as to the existence of any such defects, the reasonable decision of Landlord shall be final and binding on the parties.  No agreement of Landlord to alter, remodel, decorate, clean or improve the Premises or the Real Property and no representation regarding the condition of the Premises or the Real Property has been made by or on behalf of Landlord to Tenant, except as may be specifically stated in this Lease.
Landlord shall provide Tenant with an inspection report on the heating, ventilation and air conditioning system(s) located in or serving the Premises (collectively the “HVAC Unit(s)”) on or before the Commencement Date. Notwithstanding anything in this Lease to the contrary, in the event the inspection report shows the HVAC Unit(s) are no longer operable, in need of substantial repairs (including without limitation, repairs or replacements of compressors, belts, motors, crank cases), or are flagged to be replaced during the initial Term of this Lease, Landlord, at its sole cost and expense, shall replace such HVAC Unit(s).
Prior to the Commencement Date, Landlord agrees to replace, at Landlord’s sole cost, the HVAC unit identified as AC-2A (Carrier - 50AJB025-N-611FF) with a substantially comparable unit. Prior to replacing such unit, Landlord shall deliver a bid (“Landlord’s HVAC Bid”) with the cost to replace the unit to Tenant, and Tenant shall have the option either to have (i) Landlord proceed to replace the unit in accordance with Landlord’s HVAC Bid at Landlord’s sole cost, or (ii) Tenant’s contractor replace the HVAC unit with HVAC unit of equal or greater tonnage of Tenant’s choosing. If Tenant elects to have its own contractor replace the HVAC unit, then Landlord shall pay to Tenant the cost to replace the HVAC unit up to the amount of Landlord’s HVAC Bid within 30 days after Tenant’s request for payment together with an invoice for the cost of the work.
(b)    Upon request by Landlord, Tenant and Landlord shall enter into an agreement (the form of which is attached to this Lease as Rider 1) confirming the Commencement Date and the Expiration Date. If Tenant fails to enter into such agreement within ten (10) business days after
[2041-03185/4938-4757-9781.6]     Rider 2 - Page 1

Landlord’s request enclosing the proposed agreement or make objections thereto, then the Commencement Date and the Expiration Date shall be the dates designated by Landlord in such agreement.
2.2    Failure to Deliver Possession.
(a)    If Landlord shall be unable to give possession of the Premises on the Projected Delivery Date by reason of the following: (i) the holding over or retention of possession of any tenant, tenants or occupants, or (ii) the Landlord Work, if any, is not Substantially Complete, or (iii) for any other reason, then Landlord shall not be subject to any liability for the failure to give possession on said date; however, the Commencement Date shall be delayed day for day. No such failure to deliver possession on the originally scheduled Projected Delivery Date shall affect the validity of this Lease or the obligations of the Tenant hereunder. If Rider 2 or the Workletter requires that any Landlord Work or Tenant Work or both be Substantially Complete as an element of determining when the Delivery Date or Commencement Date occurs, then such work shall be deemed Substantially Complete if the delay in achieving actual Substantial Completion shall be due to any Tenant Delay and/or default on the part of Tenant.
(b)    Notwithstanding any of the foregoing provisions of Subsection (a) above to the contrary, if Landlord has not tendered possession of the Premises on or before the Sunset Date (defined below), then, as Tenant’s sole and exclusive remedy, Tenant shall have the option to terminate this Lease exercisable by giving written notice to Landlord within three (3) business days after the Sunset Date. If Tenant does not timely give notice of its election to terminate this Lease as aforesaid and delivery of possession does not occur on or before the date which is thirty (30) days following the Sunset Date, then Tenant shall again have such option to terminate this Lease in the manner described above and such date shall constitute the new Sunset Date; it being the intention of the parties that Tenant shall have a recurring termination option after each such thirty (30) day period following the initial Sunset Date if Landlord has not tendered possession by the end of each such thirty (30) day period. As used in this Lease, "Sunset Date" means the initial Sunset Date which is sixty (60) days after the Projected Delivery Date and any succeeding new Sunset Dates (at thirty (30) day intervals after the initial Sunset Date), and each such Sunset Date, as applicable, shall be extended by the number of days of delay due to Force Majeure plus the number of days of Tenant Delay, if any. On or before the Sunset Date, if such date includes any period of Force Majeure or Tenant Delay, Landlord shall give Tenant written notice of the resulting calendar date which is the Sunset Date.
SECTION 3    OPTION TO EXTEND.
(a)    Landlord hereby grants Tenant a single option to extend the Term of the Lease for an additional period of five (5) years (such period may be referred to as the "Option Term"), as to the entire Premises as it then exists, upon and subject to the terms and conditions of this Section (the "Option To Extend"), and provided that at the time of exercise of such option (and each Option, if more than one Option is granted): Tenant must be conducting regular, active, ongoing business in, and be in occupancy (and occupancy by a subtenant, licensee or other party permitted or suffered by Tenant shall not satisfy such condition other than by a Permitted Transferee) of at least seventy-five percent (75%) of the Premises.
(b)    Tenant's election (the "Election Notice") to exercise the Option To Extend must be given to Landlord in writing no earlier than the date which is fifteen (15) months prior to the Expiration Date and no later than the date which is nine (9) months prior to the Expiration Date. If Tenant either fails or elects not to exercise the Option to Extend by not timely giving its Election Notice, then the Option to Extend shall be null and void, including, if more than one Option is granted, the then applicable Option to Extend and all further Options to Extend.
(c)    The Option Term (and each Option Term, if more than one Option is granted) shall commence immediately after the expiration of the preceding Term of the Lease. Tenant's leasing of the Premises during the Option Term shall be upon and subject to the same terms and conditions contained in the Lease except that (i) Tenant shall pay the "Option Term Rent", defined and determined in the manner set forth in the immediately following Subsection; (ii) the Security Deposit shall be increased to an amount that is the same percentage or proportion of Option Term Rent as the prior amount of Security Deposit was in relation to Rent for the Term prior to the Option Term, but in no event shall the Security Deposit be decreased; and (iii) Tenant shall accept the Premises in its "as is" condition without any obligation of Landlord to repaint, remodel, repair, improve or alter the Premises or to provide Tenant any allowance therefor, except to the extent tenants leasing space in Comparable Transactions receive an allowance pursuant to the definition of Fair Market Rental Rate defined in Exhibit E hereto, provided, however, Landlord by notice given to Tenant within thirty (30) days after final determination of the Fair Market Rental Rate, may elect to provide, in lieu of such allowance for alterations to the Premises, a rent credit equal to the amount of the allowance that would have otherwise been given, credited toward the rents applicable only to the Premises and due starting after such rent obligation commences. If Tenant timely and properly exercises the Option To Extend, references in the Lease to the Term shall be deemed to mean the preceding Term as extended by the Option Term unless the context clearly requires otherwise.
[2041-03185/4938-4757-9781.6]     Rider 2 - Page 2

(d)    The Option Term Rent shall mean the sum of the Monthly Base Rent at the Fair Market Rental Rate (as defined in Exhibit E) plus Rent Adjustments and/or certain Operating Expenses (if applicable, based upon a step-up to change the base year or base amount for calculation of Operating Expenses in connection with determination of the Fair Market Rental Rate) plus other charges pursuant to the Lease payable to Landlord. The determination of Fair Market Rental Rate and Option Term Rent shall be made by Landlord, in the good faith exercise of Landlord's business judgment. Within forty-five (45) days after Tenant's exercise of the Option To Extend, Landlord shall notify Tenant of Landlord's determination of the Fair Market Rental Rate and Option Term Rent for the Premises. Tenant may, within fifteen (15) days after receipt thereof, deliver to Landlord a written notice either: (i) accepting Landlord's determination, in which case the extension shall be effective and binding (subject to Subsection (f) below) at the accepted rate; or (ii) setting forth Tenant's good faith estimate, in which case Landlord and Tenant will promptly confer and attempt to agree upon the Fair Market Rental Rate and Option Term Rent. Tenant's failure to timely deliver such notice within such fifteen (15) day period shall be deemed its cancellation of the Option. In the event Tenant has delivered notice setting forth Tenant’s different estimate, but no agreement in writing between Tenant and Landlord on Fair Market Rental Rate and Option Term Rent is reached within thirty (30) days after Landlord's receipt of Tenant's estimate, the Fair Market Rental Rate shall be determined in accordance with the terms of Exhibit E. To the extent that Tenant pays directly the utility or service provider for utilities or services which Tenant is to obtain directly pursuant to the Lease, Tenant shall continue to pay such amounts, but such amounts shall not be counted as part of the Preceding Rent or the Fair Market Rental Rate as used herein.
(e)    Promptly after final determination of the Fair Market Rental Rate, Landlord shall prepare a memorandum confirming the specific dates, amounts and terms of the extension for the Option Term in accordance with the terms and conditions of this Option to Extend, in the form of an amendment to the Lease, and Tenant shall execute such amendment within ten (10) business days after Landlord and Tenant agree to the form of the proposed amendment and Landlord shall execute it promptly after Tenant. Notwithstanding any of the foregoing to the contrary, the failure of Landlord to prepare such amendment or of either party to execute an amendment shall not affect the validity and effectiveness of the extension for the Option Term in accordance with the terms and conditions of this Option to Extend.
(f)    Upon the occurrence of any of the following events, Landlord shall have the option, exercisable at any time prior to commencement of the Option Term, to terminate all of the provisions of this Section with respect to the Option to Extend, whereupon any prior or subsequent exercise of this Option to Extend shall be of no force or effect:
(i)Tenant's failure to timely exercise or timely to perform the Option to Extend in strict accordance with the provisions of this Section.
(ii)The existence at the time Tenant exercises the Option to Extend or at the commencement of the Option Term of a Default on the part of Tenant under the Lease or of any state of facts which with the passage of time or the giving of notice, or both, would constitute such a Default.
(iii)Tenant's third Default under the Lease prior to the commencement of the Option Term, notwithstanding that all such Defaults may subsequently be cured.
(g)    Without limiting the generality of any provision of the Lease, time shall be of the essence with respect to all of the provisions of this Section.
(h)    This Option to Extend is personal to SI-BONE, INC., a Delaware corporation, and may not be used by, and shall not be transferable or assignable (voluntarily or involuntarily) to any person or entity (other than a Permitted Transferee which is an assignee of the Lease and which has satisfied the requirements of Sections 10.01 and 10.05 of this Lease).
SECTION 4    OFFER RIGHT.
    (a)    Landlord hereby grants Tenant a one-time right to lease the Offer Space (defined below) if and to the extent such space is Available (defined below) during the period beginning on the date of execution of this Lease and expiring eighteen (18) months prior to the Expiration Date of the Term (the "Offer Period"), upon and subject to the terms and conditions of this Section (the "Offer Right"), and provided that at the time of exercise of such right: Tenant or a Permitted Transferee must be conducting regular, active, ongoing business in, and be in occupancy (and occupancy by a subtenant, licensee or other party permitted or suffered by Tenant shall not satisfy such condition) of the entire Premises.

    (b)    “Offer Space” shall mean the leaseable space comprising approximately 28,531 rentable square feet on the ground floor of the Building that is contiguous to the Premises. The term "Available" shall mean that the space in question is either: (1) vacant and free and clear of all “Prior Rights” (defined below); or (2) space as to which Landlord has received a proposal, or Landlord is making a proposal, for a lease or rights of any nature applicable in the future when such space would be free and clear of all Prior Rights. The term “Prior Rights” shall mean rights of other parties, including without limitation, a lease, lease option, or option or other right of extension, renewal, expansion, refusal, negotiation or other right, either: (i) pursuant to any lease or written agreement which is entered into on or before the beginning of
[2041-03185/4938-4757-9781.6]     Rider 2 - Page 3

the Offer Period; or (ii) pursuant to any extensions or renewal of any of the foregoing, whether or not set forth in such lease or written agreement, and Landlord shall be free at any time to enter such extension or renewal; or (iii) pursuant to any amendment or modification of any of the foregoing, and Landlord shall be free at any time to enter such amendment or modification.

    (c)    Nothing herein shall be deemed to limit or prevent Landlord from marketing, discussing or negotiating with any other party for a lease of, or rights of any nature as to, any part of the Offer Space, but during the Offer Period before Landlord makes any written proposal to any other party (other than a party with Prior Rights) for any Offer Space which becomes Available (including giving a written response to any proposal or offer received from another party), or contemporaneously with making any such proposal, and in any event within thirty (30) days after such space becomes vacant and free and clear of all “Prior Rights”, Landlord shall give Tenant written notice ("Landlord's Notice"), which notice identifies the space Available, its rentable area, Landlord’s estimate of the projected date such space will be vacant and deliverable to Tenant, Landlord’s estimate of the applicable Fair Market Rental Rate, as defined in Exhibit E hereto (“Landlord’s Estimate”), and if applicable, base year or base amount (if different from that for the rest of the Premises) with respect to Operating Expenses. For the period of ten (10) business days after Landlord gives Landlord's Notice (the "Election Notice Period"), Tenant shall have the right to give Landlord irrevocable written notice (“Election Notice”) of Tenant’s election to lease all (and not less than all) the Offer Space identified in Landlord’s Notice.
    (d)    In the event Tenant duly and timely delivers its Election Notice to Landlord, such exercise shall thereby create and constitute a binding lease of the Offer Space by and to Tenant, subject to suspension or termination of such right pursuant to Subsection (h) below, upon and subject to the same terms and conditions contained in the Lease except as follows: (i) Tenant shall accept the Offer Space in its then “AS IS” condition, but broom clean and free of all tenants or occupants, without any obligation of Landlord to repaint, remodel, improve or alter such space for Tenant’s occupancy or to provide Tenant any allowance therefor except to the extent tenants leasing space in Comparable Transactions receive an allowance pursuant to the definition of Fair Market Rental Rate, provided, however, Landlord, by notice given to Tenant within thirty (30) days after receipt of Tenant’s Election Notice, may elect to provide, in lieu of such allowance for alterations to the Offer Space, a rent credit equal to the amount of the allowance that would have otherwise been given, credited toward the rents applicable only to the Offer Space and due starting after such rent obligation commences; (ii) Landlord shall deliver the Offer Space to Tenant no later than thirty (30) days after the later of the date on which Landlord regains possession of such space or the date on which Landlord receives Tenant’s Election Notice; (iii) upon such delivery, the Offer Space shall be part of the Premises under the Lease, such that the term “Premises” in the Lease thereafter shall mean both the space leased immediately prior to such delivery and the Offer Space, and shall be leased for the remaining term of the Lease (including any extension pursuant to the Option to Extend); (iv) starting on such delivery date, with respect to the Offer Space Tenant shall pay Monthly Base Rent equal to the Fair Market Rental Rate, with Fair Market Rental Rate defined and determined as set forth herein and in Exhibit E; (v) starting on such delivery date, with respect to the Offer Space Tenant shall additionally pay Tenant’s Share of Operating Expenses or increases in Operating Expenses, as applicable under the Lease, with Tenant’s Share recalculated to reflect addition of the Offer Space, or with a separate Tenant’s Share for the Offer Space if the Lease provides for a base year or base amount for calculation of Operating Expenses and if the base year or base amount for the Offer Space is different from that for the rest of the Premises; (vi) starting on such delivery date, Tenant shall additionally pay other charges payable by Tenant for utilities and otherwise with respect to the Offer Space; (vii) the number of unreserved parking spaces available to Tenant shall increase at the rate of 3.5 spaces per one thousand (1,000) square feet of Rentable Area of the Premises; and (vii) the Security Deposit shall be increased to an amount that is the same percentage or proportion of Rent (after including Rent for the Offer Space) as the prior amount of Security Deposit was in relation to prior Rent.
    (e)    Landlord’s Estimate set forth in Landlord’s Notice shall be conclusive and binding as the Monthly Base Rent payable for the Offer Space in Landlord’s Notice unless Tenant notifies Landlord in Tenant’s Election Notice that Tenant elects to lease the subject Offer Space but disputes Landlord’s Estimate and specifies in detail the reasons therefor and states Tenant’s good faith estimate of the Fair Market Rental Rate. If the dispute is not resolved within ten (10) business days after Landlord receives Tenant’s Election Notice as described above, then the Fair Market Rental Rate shall be determined in accordance with the terms of Exhibit E.
    (f)    Promptly after final determination of the Fair Market Rental Rate, Landlord shall prepare a memorandum confirming the specific dates, amounts and terms of the lease of the subject Offer Space in accordance with the terms and conditions of this Offer Right, in the form of an amendment to the Lease. Tenant shall execute such amendment within ten (10) business days after receipt of the proposed amendment and Landlord shall execute it promptly after Tenant. Notwithstanding any of the foregoing to the contrary, the failure of Landlord to prepare such amendment or of either party to execute an amendment shall not affect the validity and effectiveness of the lease of the Offer Space in accordance with the terms and conditions of this Offer Right.
    (g)    If Tenant either fails or elects not to exercise its Offer Right as to the Offer Space covered by Landlord's Notice by not giving its Election Notice within the Election Notice Period, then Tenant's Offer Right shall terminate, and be null and void, as to the subject space identified in the applicable Landlord’s Notice (but not as to any Offer Space subject to this Offer Right which has not become Available and
[2041-03185/4938-4757-9781.6]     Rider 2 - Page 4

been included in a Landlord’s Notice), and at any time thereafter Landlord shall be free to lease and/or otherwise grant options or rights to the subject space on any terms and conditions whatsoever free and clear of the Offer Right.
    (h)    During any period that Tenant does not occupy at least seventy-five percent (75%) of the Premises or that there is an uncured Default by Tenant under the Lease, or any state of facts which with the passage of time or the giving of notice, or both, would constitute such a default, the Offer Right shall not apply and shall be ineffective and suspended, and Landlord shall not be obligated to give a Landlord’s Notice as to any space which becomes Available during such suspension period, and Landlord shall not be obligated to negotiate (or enter any amendment) with respect to any Offer Space which was the subject of a pending Landlord’s Notice for which an amendment has not been fully executed, and during such suspension period Landlord shall be free to lease and/or otherwise grant options or rights to such space on any terms and conditions whatsoever free and clear of the Offer Right. The Offer Right shall terminate upon any of the following: (1) the termination of the Lease upon the occurrence of a Tenant default or otherwise; (2) Landlord's recovery of possession of the Premises upon the occurrence of a Tenant default or otherwise; (3) rejection of the Lease in any bankruptcy proceeding; or (4) the failure of Tenant timely to exercise, give any notices, perform or agree, within any applicable time period specified above, with respect to any Offer Space which was the subject of any Landlord’s Notice.

    (i)    The Offer Right is personal to SI-BONE, INC., a Delaware corporation, and may not be used by, and shall not be transferable or assignable (voluntarily or involuntarily) to any person or entity (other than a Permitted Transferee which is an assignee of the Lease and which has satisfied the requirements of Sections 10.01 and 10.05 of this Lease).
SECTION 5    TENANT SIGNAGE & EXTERIOR SIGNAGE
    (a)    Signage Generally. Except as expressly provided herein, Tenant shall not install any signage within the Project, the Building or the Premises (if visible from the exterior of the Premises) without obtaining the prior written approval of Landlord, and Tenant shall be responsible for procurement, installation, maintenance and removal of any such signage installed by Tenant, and all necessary repairs and restoration to the Premises and the Building, and all costs in connection therewith. Any such signage shall comply with Landlord's current Building signage standards, any applicable recorded covenants, conditions and restrictions, and all Laws, and shall be consistent with class A standards.
    (b)    Exterior Sign Right.
    (1)    Grant of Right.  Only for so long as: (i) Tenant leases the entire Premises; and (ii) Tenant is not a bank, investment bank, stock broker, insurance company or other financial institution, and Tenant’s business does not in material part include any of the foregoing businesses (collectively, the “Exterior Sign Conditions”), Tenant shall have the right to place a single sign on the exterior of the Building facing Plumeria Drive (the “Exterior Building Sign”) and Tenant shall have the right to place its name on the monument sign facing Plumeria Drive for the Building (the “Monument Sign”) subject to the terms, covenants and conditions set forth in this Subsection (b). The Exterior Building Sign and the Monument Sign shall be referred to herein collectively as the "Exterior Sign Right". Nothing contained herein shall prohibit or limit Landlord in granting any other exterior signage rights to others.
    (2)    General Conditions & Requirements.  The Exterior Sign Right is subject to the following conditions and requirements: (i) the Exterior Building Sign shall not cover or obstruct any window area, (ii) Tenant shall obtain all necessary approvals for the Exterior Building Sign and the Monument Sign under, and shall comply with, all applicable laws, rules and regulations of applicable governmental authorities (including, without limitation, any applicable airport or Federal Aviation Administration authorities) and all recorded covenants, conditions and/or restrictions which apply to the Building; (iii) the size, type, style, materials and colors of the sign, method of installation and specific location of the sign, and the contractor for and all work in connection with the sign, contemplated by this Exterior Sign Right shall be subject to Landlord’s prior written approval in its reasonable discretion; (iv) the name on the Exterior Building Sign and the Monument Sign shall be subject to the prior written approval of Landlord in its reasonable discretion but Landlord hereby approves “SI-BONE” or any reasonable derivation thereof; (v) the Exterior Building Sign and the Monument Sign shall be consistent with the design of the Building; (vi) the Exterior Building Sign and the Monument Sign shall be procured, installed, operated, maintained and repaired in safe and good condition, and in class A appearance, by Tenant, at its sole cost and expense, and Tenant shall maintain the areas on which the sign is mounted watertight and shall not adversely affect the good appearance of the areas on which the sign is mounted; (vii) to the extent permitted by law, Tenant assumes all risk of defacement, damage, theft, loss and destruction of Tenant’s Exterior Building Sign and Monument Sign due to any cause, including but not limited to, casualty, vandalism or any act or neglect of any other tenant, guest or occupant of the Project or any member of the public, and Landlord shall not be liable for any of the foregoing or obligated to carry insurance covering any of the foregoing; (viii) if lighting is approved, Tenant shall, at its sole cost and expense, arrange for electrical service and electrical connections for lighting the sign, including separate meter or submeter for electricity use in connection with the Exterior Building Sign; and (ix) prior to commencement of any work, Tenant shall deliver to Landlord certificates of insurance evidencing that Tenant's contractors, agents, workmen, engineers or other persons installing the Building Sign have in effect valid workers’ compensation, public liability and builder's risk insurance in amounts and with such companies and in such forms as Landlord considers necessary or appropriate for its protection. Tenant agrees that Landlord shall have the right, at Landlord’s
[2041-03185/4938-4757-9781.6]     Rider 2 - Page 5

sole cost, to temporarily remove and replace the Exterior Building Sign and/or the Monument Sign in connection with and during the course of any repairs, changes, alterations, modifications, renovations or additions to the Building.
    (3)    Expiration or Termination; Removal & Restoration.  If Tenant fails to meet and comply with the Exterior Sign Conditions set forth above, then in any such event, the Exterior Sign Right shall terminate. Upon the expiration or termination of the Exterior Sign Right, but in no event later than the expiration of the Term or earlier termination of the Lease, Tenant shall, at its sole cost and expense, remove such sign and shall repair and restore the area in which the sign was located to its condition prior to installation of such sign. Tenant shall complete all removal, repair and restoration with respect to the Exterior Building Sign and the Monument Sign no later than thirty (30) days after such expiration or termination, and in the event that Tenant’s Exterior Sign Right shall terminate as provided in the first sentence of this Subsection (3) and Landlord shall require Tenant to remove such sign, Tenant shall, within thirty (30) days after written notice from Landlord, and at Tenant’s sole cost and expense, remove such sign and shall repair and restore the area in which the sign was located to its condition prior to installation of such sign. In the event that Tenant fails timely to remove and restore as provided above, Landlord may, but shall not be obligated to, remove the Exterior Building Sign and/or the Monument Sign and restore the affected area at Tenant's sole cost and expense.
    (4)    Advance Notice; No Liens.  Tenant shall keep the Building and Project free of all liens with respect to all work and materials performed and provided in connection with such sign, and Tenant shall give Landlord at least ten (10) days prior written notice of the intended commencement of work in connection with the Exterior Building Sign and the Monument Sign.
    (5)    Right Personal.  The Exterior Sign Right and the Monument Sign Right are personal to SI-BONE, INC., a Delaware corporation and may not be used by, and shall not be transferable or assignable (voluntarily or involuntarily) to any person or entity (other than (i) a Permitted Transferee which is an assignee of the Lease and which has satisfied the requirements of Sections 10.01 and 10.05 of this Lease, or (ii an assignee of the Lease or a subtenant leasing at least seventy-five percent (75%) of the Premises).
SECTION 6    LETTER OF CREDIT
    (a)    If Tenant elects pursuant to Section 5(c) of the Lease, Tenant may, at Tenant’s sole cost and expense, provide Landlord with the “Letter of Credit” as a substitute for the cash Security Deposit otherwise required under this Lease, and for the full and faithful performance by Tenant of each and every term, provision, covenant, and condition of this Lease (if Tenant substitutes the Letter of Credit for the Security Deposit, references herein to the “Security” shall mean the Letter of Credit). If Tenant fails timely to perform any of the terms, provisions, covenants and conditions of this Lease or any other document executed by Tenant in connection with this Lease, including, but not limited to, the payment of Rent or the repair of damage to the Premises caused by Tenant (excluding normal wear and tear), then Landlord may use, apply, or retain the whole or any part of the Security for the payment of any Rent not paid when due, for the cost of repairing such damage, for the cost of cleaning the Premises, for the payment of any other sum which Landlord may expend or may be required to expend by reason of Tenant's failure to perform, and otherwise for compensation of Landlord for any other loss or damage to Landlord occasioned by Tenant's failure to perform, including, but not limited to, any loss of future Rent and any damage or deficiency in the reletting of the Premises (whether such loss, damages or deficiency accrue before or after summary proceedings or other reentry by Landlord) and the amount of the unpaid past Rent, future Rent loss, and all other losses, costs and damages, that Landlord would be entitled to recover if Landlord were to pursue recovery under Section 11.02(b) or (c) of this Lease or California Civil Code Section 1951.2 or 1951.4 (and any supplements, amendments, replacements and substitutions thereof and therefor from time to time). If Landlord so uses, applies or retains all or part of the Security, Tenant shall within five (5) business days after demand pay or deliver to Landlord in immediately available funds the sum necessary to replace the amount used, applied or retained, except as specified in (d) below. If Tenant has fully and faithfully performed and observed all of Tenant's obligations under the terms, provisions, covenants and conditions of this Lease, the Security (except any amount retained for application by Landlord as provided herein) shall be returned or paid over to Tenant no later than sixty (60) days after the latest of: (i) the Termination Date; (ii) the removal of Tenant from the Premises; or (iii) the surrender of the Premises by Tenant to Landlord in accordance with this Lease. Provided, however, in no event shall any such return be construed as an admission by Landlord that Tenant has performed all of its obligations hereunder.
    (b)    The Security, whether in the form of cash, Letter of Credit and/or Letter of Credit Proceeds (defined below), shall not be deemed an advance rent deposit or an advance payment of any kind, or a measure of Landlord’s damages with respect to Tenant’s failure to perform, nor shall any action or inaction of Landlord with respect to it or its use or application be a waiver of, or bar or defense to, enforcement of any right or remedy of Landlord. Landlord shall not be required to keep the Security separate from its general funds and shall not have any fiduciary duties or other duties (except as set forth in this Section) concerning the Security. Tenant shall not be entitled to any interest on the Security. In the event of any sale, lease or transfer of Landlord's interest in the Building, Landlord shall have the right to transfer the Security, or balance thereof, to the vendee, transferee or lessee and any such transfer shall release Landlord from all liability for the return of the Security. Tenant thereafter shall look solely to such vendee, transferee or lessee for the return or payment of the Security. Tenant shall not assign or
[2041-03185/4938-4757-9781.6]     Rider 2 - Page 6

encumber or attempt to assign or encumber the Security or any interest in it and Landlord shall not be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance, and regardless of one or more assignments of this Lease, Landlord may return the Security to the original Tenant without liability to any assignee. Tenant hereby waives any and all rights of Tenant under the provisions of Section 1950.7 of the California Civil Code, and any and all rights of Tenant under all provisions of law, now or hereafter enacted, regarding security deposits.

    (c)    If Tenant fails timely to perform any obligation under this Section 6, such breach shall constitute a Default by Tenant under this Lease without any right to or requirement of any further notice or cure period under any other Article of this Lease, except such notice and cure period expressly provided under this Article Five.
    (d)    As used herein, “Letter of Credit” shall mean an unconditional, irrevocable sight draft letter of credit issued, presentable and payable at the office of a major national bank a location acceptable to Landlord, in its reasonable discretion, which major national bank shall also be satisfactory to Landlord in its reasonable discretion (the “Bank”), naming Landlord as beneficiary, in an amount equal to ONE HUNDRED SIXTY-THREE THOUSAND SIXTY-SIX and 55/100 DOLLARS ($163,066.55). Landlord hereby approves First Citizens Bank or Silicon Valley Bank as a Bank. The Letter of Credit shall provide: (i) that Landlord may make partial and multiple draws thereunder, up to the face amount thereof, and that Landlord may draw upon the Letter of Credit up to the full amount thereof, as determined by Landlord, and the Bank will pay to Landlord the amount of such draw upon receipt by the Bank of a sight draft signed by Landlord without requirement for any additional documents or statements by Landlord; and (ii) that, in the event of assignment or other transfer of either Landlord’s interest in this Lease or of any interest in Landlord (including, without limitation, consolidations, mergers, reorganizations or other entity changes), the Letter of Credit shall be freely transferable by Landlord, without charge and without recourse, to the assignee or transferee of such interest and the Bank shall confirm the same to Landlord and such assignee or transferee. The Letter of Credit shall be in the form attached as Exhibit F hereto or in another form and substance acceptable to Landlord, in its reasonable discretion. Landlord may (but shall not be required to) draw upon the Letter of Credit and use the proceeds therefrom (the “Letter of Credit Proceeds”) or any portion thereof in any manner Landlord is permitted to use the Security under this Article Five. In the event Landlord draws upon the Letter of Credit and elects not to terminate the Lease, but to use the Letter of Credit Proceeds, then within five (5) business days after Landlord gives Tenant written notice specifying the amount of the Letter of Credit Proceeds so utilized by Landlord, Tenant shall immediately deliver to Landlord an amendment to the Letter of Credit or a replacement Letter of Credit in an amount equal to one hundred percent (100%) of the then-required amount of the Letter of Credit. Tenant’s failure to deliver such amendment or replacement of the Letter of Credit to Landlord within five (5) business days after Landlord’s notice shall constitute a Default by Tenant under this Lease. The Letter of Credit shall have an initial term of no longer than one (1) year, shall be “evergreen”, and shall be extended, reissued or replaced by Tenant, in each case at least thirty (30) days prior to its expiration in a manner that fully complies with the requirements of this Section 6, so that in all events the Letter of Credit required hereunder shall be in full force and effect continuously until the date (the “L/C Expiration Date”) for return of the Security described in Subsection (a) above. No more often than once per year, Landlord shall have the right to require Tenant to deliver to Landlord, on fifteen (15) days prior notice, a replacement Letter of Credit on the same terms and conditions set forth in this Article Five, in the event that Landlord determines, in its good faith judgment, that the issuing Bank is no longer satisfactory to remain as the issuer of the Letter of Credit because the Bank’s financial condition has materially decreased. Any advice from the issuer that it intends to withdraw or not extend the Letter of Credit prior to any scheduled annual expiration or the L/C Expiration Date shall entitle the Landlord to immediately draw upon the Letter of Credit.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]
[2041-03185/4938-4757-9781.6]     Rider 2 - Page 7

RIDER 3
LANDLORD’S SUSTAINABILITY POLICIES
    THIS RIDER 3 (“Landlord’s Sustainability Policies”) is hereby incorporated into and made a part of that certain Lease dated as of January __, 2026 (the “Lease”) by and between Orchard Commons, LLC, a Florida limited liability company (“Landlord”), and SI-BONE, INC., a Delaware corporation (“Tenant”).
1.Green Standard Initiative
Landlord and Tenant shall each promote and improve the environmental performance of the Premises and the Building and agree to cooperate with the other to abide by Landlord’s Sustainability Policies. Tenant acknowledges that Landlord may elect, in Landlord’s sole discretion, to implement commercially reasonable energy, water and waste, efficiency, and environmentally sustainable practices (collectively, the “Green Standard Initiative”) and, in furtherance of the same, may pursue a third party or government mandated rating or certification systems for environmental sustainability and/or health and wellness (“Green Rating”) at Landlord’s sole cost. Tenant agrees that, throughout the Term of the Lease, Tenant shall cooperate with Landlord and comply with the Green Rating and any rules and regulations adopted by Landlord for the Building to promote sustainability, energy efficiency, resource efficiency, recycling and/or environmental health and wellness standards for the Building as the same may be changed, modified or replaced from time to time upon notice to Tenant. No Tenant Work shall be required to obtain any such certification, except as required by Laws.
As and when requested by Tenant during the Term (as the same may be further extended), Landlord shall provide Tenant (in the format requested by Tenant and reasonably necessary or desirable to comply with applicable laws or requirements) with data concerning transportation means, energy consumption, water consumption, and the operation of the Building and Building Systems. Such data may include, without limitation, operating hours, the types of equipment used at the Building, cleaning product materials (both chemical and paper products), as applicable, and energy use and cost. Upon Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, Tenant may disclose such information to any applicable governmental authority or agency or state energy commission or to its lenders, its constituents, consultants and advisors and prospective purchasers, investors and lenders; however, Landlord’s consent shall not be required if Tenant’s disclosure is legally required.
2.Direct Billing; Reporting Requirements; Submeters
If Tenant is billed directly by a public utility with respect to Tenant’s energy usage at the Premises, then, upon request, Tenant shall provide monthly energy utility usage for the Premises to Landlord for the period of time requested by Landlord or, at Landlord’s option, provide any written authorization or other documentation required for Landlord to request information regarding Tenant's energy usage with respect to the Premises directly from the applicable utility company. Tenant will comply with all reporting requirements related to energy consumption and emissions enacted pursuant to applicable federal and local Laws and regulations. In the event the Premises are not separately metered or submetered, Landlord shall have the right at its sole cost and expense, to install submeters to monitor energy consumption in the Premises.
3.Recycling
Tenant shall place all refuse and recyclables, including without limitation paper, plastics, cardboard, glass and metals, in receptacles in the Premises or in the receptacles (if any) provided by Landlord for the Building.
4.Alternative Energy System
Landlord shall have the express right, without Tenant’s consent, to install or to permit an Affiliate or other third party to install, on-site power generation, and if applicable, energy storage (i.e., solar, photovoltaic, battery storage or small wind systems, including, without limitation, a solar electric generating system on the roof) (the “Alternative Energy System”), at or on the Building or on the Land and the right to enter into a lease or license for the roof of the Building or the Land whereby such lessee or licensee shall have the right to install an Alternative Energy System on the roof of the Building or on the Land. Tenant agrees to cooperate with Landlord in connection with the installation and on-going operation of any on-site Alternative Energy System. Tenant acknowledges and agrees that Tenant shall have no right to receive the benefit of any renewable energy credits or similar credits resulting from on-site energy generation or the Alternative Energy System, including tax credits, rebates, benefits, reductions, offsets, and allowances resulting from the environmental or related attributes of the Alternative Energy System or the sale of

Rider 3 - Page 1
[2041-03185/4938-4757-9781.6]

electricity generated by the Alternative Energy System. Landlord shall be deemed to be the sole and exclusive owner of the energy generated by the Alternative Energy System and Landlord may retain or assign such renewable energy credits in Landlord’s sole discretion. Landlord shall have the right, at Landlord’s option, to sell any energy generated from such on-site Alternative Energy System to the Building for use by tenants of the Building at market utility rates for such power and/or to sell any such energy to any utility provider or to third parties using Renewable Energy Certificates or other similar tradable renewable certificate and any proceeds received by Landlord from the sale of such energy shall belong exclusively to Landlord or its Affiliate, as applicable.
5.Sustainable Products
Tenant agrees that environmentally responsible purchasing and chemical use are necessary to provide sound environmental stewardship, protect human health, and control Operating Expenses. Tenant shall use environmentally responsible and sustainable cleaning products, materials and finishes in the construction of and maintenance of the Premises, including, without limitation, paper hand towels (if used) shall contain a minimum of 40% post-consumer recycled content, or Green Seal GS-09 and/or Chlorine Free Products Association (CFPA) Certification.
6.Construction Materials and Practices
All of Tenant’s construction methods and procedures (including without limitation, material purchases, and disposal of waste) must comply with the requirements of the Green Standard Initiatives and shall not adversely affect any current or future Green Rating. Landlord may, upon reasonable prior notice to Tenant, adopt construction rules and regulations for implementing and complying with the Green Rating and Landlord’s Sustainability Practices. Tenant shall cooperate with Landlord and its consultants to maximize lighting transmission and reducing electrical loads in its Premises, including, without limitation, requiring the use of occupancy sensors, plug load management and office equipment with power saving settings. All new electrical equipment purchased for use within the Premises shall be ENERGY STAR® certified or equivalent and all new plumbing fixtures shall consist of WaterSense® products or use low-flow aerators. If an ENERGY STAR® certified product is not available, Tenant will purchase the most energy efficient item possible that meets their requirements. No Tenant Work shall be required to obtain any such certification except as required by Laws.
7.Tenant’s Green Initiatives.
Landlord seeks to align its green lease goals with Tenant and encourages Tenant to design its space pursuant to the standards outlined by the EPA’s ENERGY STAR® Tenant SpaceTM program and contact Landlord with opportunities to collaborate efforts and/or potentially share costs of sustainability projects. If Tenant has a proposal for a project to upgrade the energy and water conservation equipment and systems or otherwise improve the environmental performance of the Building/and or the Premises, Tenant should contact the property management team for the Building with such proposals. Notwithstanding the foregoing, nothing in this Section 7 shall require Landlord to undertake any sustainability initiative proposed by Tenant.

Rider 3 - Page 2
[2041-03185/4938-4757-9781.6]